Exhibit 2.1

Execution Copy

STOCK PURCHASE AGREEMENT

dated as of May 9, 2006

between

SPIRIT FINANCE ACQUISITIONS, LLC

and

SKO GROUP HOLDING CORP.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is dated as of May 9, 2006 (this “Agreement”) between Spirit Finance Acquisitions, LLC, a Delaware limited liability company (the “Purchaser”), and SKO Group Holding Corp., a Delaware corporation (the “Seller”).

WITNESSETH:

WHEREAS, prior to the date hereof, ShopKo Stores, Inc., a Wisconsin corporation (the “Company”) was engaged in the business of operating multi-department stores under the “ShopKo” name (the “ShopKo Business”) and general merchandise stores under the “Pamida” name (the “Pamida Business”);

WHEREAS, prior to the date hereof, the Seller and the Company have entered into the Restructuring Agreements pursuant to which (collectively, the “Restructuring Transactions”) (i) all of the ShopKo Business, assets (other than the ShopKo Real Property) and liabilities have been transferred to and assumed by ShopKo Stores Operating Co., LLC (“ShopKo OpCo”) and (ii) all of the Pamida Business, assets (other than the Pamida Real Property) and liabilities have been transferred to Pamida Stores Operating Co., LLC (“Pamida OpCo” and, together with ShopKo OpCo, the “OpCos”);

WHEREAS, the Seller owns all of the issued and outstanding shares of Common Stock, $0.01 par value per share (the “Shares”), of the Company; and

WHEREAS, the Seller desires to sell all of the Shares to the Purchaser, and the Purchaser desires to purchase the Shares from the Seller, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and indemnities contained herein, as well as in the Restructuring Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                                 Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.

“Acquisition” has the meaning set forth in Section 2.1.

“Action” means any claim, action, suit, inquiry, hearing, proceeding or other investigation.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Audited Financial Statements” mean the Consolidated Financial Statements of the Company and Subsidiaries as of January 29, 2006 and for the year then ended, audited by Deloitte & Touche LLP, as independent auditors, including Consolidated Statements of Operations, Cash Flows and Shareholders’ Equity for the year ended January 29, 2006 and the Consolidated Balance Sheet as of January 29, 2006.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or pursuant to any Law.

“Bad Boy Guaranty” means the Guaranty of Recourse Obligations, dated as of January 28, 2006, by each of Seller and Sun Capital Partners IV, LP in favor of Barclays.

“Barclays” means Barclays Capital Real Estate, Inc.

“Barclays Loan” means that certain Loan Agreement, dated as of January 27, 2006, by and between the Borrowers referred to therein and Barclays, as Lender.

“Barclays Payoff Amount” has the meaning set forth in Section 2.4.

“Bond Litigation Indemnity” means the Indemnity, dated as of January 28, 2006, by each of the Seller and Sun Capital Partners IV, LP in favor of Barclays.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

“Cap” has the meaning set forth in Section 11.6(b).

“Citigroup” means Citigroup Global Markets Realty.

“Claim Notice” has the meaning set forth in Section 11.4(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the recitals hereto.

“Company Material Adverse Effect” has the meaning set forth in Section 4.1.

“Composite Mark” shall mean any trademark, service mark, brand name, certification mark, trade name or other indication of origin that includes, in addition to other terms or symbols, a Seller Mark.

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“Confidentiality Agreement” has the meaning set forth in Section 7.1.

“Contract” means any written agreement, contract, commitment or arrangement.

“Deposit Amount” has the meaning set forth in Section 2.3.

“EBITDAR” shall mean, with respect to any Person, for any period, an amount equal to (without duplication):  (i) the consolidated net income of such Person for such period, plus (ii) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest, deferred compensation and charges associated with impairment of goodwill pursuant to FASB 142) for such period (to the extent deducted in the computation of consolidated net income of such Person), all in accordance with GAAP, plus (iii) interest expense for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (iv) the provision for taxes for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (v) any base rental amounts payable by such Person under any leases then in effect to which the Person is a party, utilizing the base rental amounts in effect at the time of the EBITDAR calculation (collectively, “EBITDAR Rent”) (to the extent such EBITDAR Rent deducted in the computation of consolidated net income of such Person), plus (vi) non-recurring items and unusual items. In calculating the EBITDAR Ratio with respect to periods prior to December 28, 2005, Seller may use pro forma adjusted financial statements with customary adjustments made to reflect the acquisition of the Company by Seller and a pro forma capital structure.

“EBITDAR Ratio” shall be the ratio of EBITDAR to interest and operating lease expenses.

“Environmental Condition” means (a) the presence or Release of a Hazardous Substance for which there is an obligation of the Company under Environmental Law to engage in removal or remediation, or for which a Governmental Authority with jurisdiction over such matter has required remedial action by the Company under Environmental Law, or which otherwise gives rise to an obligation or liability under Environmental Law, or (b) a violation of Environmental Law by the Company other than the presence or Release of a Hazardous Substance, as described in clause (a).

“Environmental Indemnity” means the Environmental Indemnity, dated as of January 27, 2006, by each of the Seller and Sun Capital Partners IV, LP in favor of Barclays.

“Environmental Laws” means all applicable federal, state and local, civil and criminal laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders in effect as of or prior to the Closing Date and relating to pollution or protection of human health or occupational safety, the environment or natural resources, including laws relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, or disposal of Hazardous Substances. “Environmental Laws” includes the Comprehensive Environmental Response,

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Compensation, and Liability Act (42 U.S.C. Section  9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act (49 U.S.C. Section  1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section  6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section  1251 et seq.), the Clean Air Act (42 U.S. C. Section  7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section  2601 et seq.), the Oil Pollution Act (33 U.S.C. Section  2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section  11001 et seq.).

“Environmental Liabilities” means all liabilities of the Company which (a) arise under or relate to any Environmental Condition or Environmental Laws, and (b) are attributable to actions occurring or conditions existing on or prior to the Closing Date, regardless of when discovered.

“Escrow Agent” has the meaning set forth in Section 2.3.

“Escrow Account” has the meaning set forth in Section 2.3.

“Escrow Agreement” means the Escrow Agreement dated the date hereof among the Purchaser, the Seller and the Escrow Agent pursuant to which the Escrow Agent shall hold and disburse the Deposit Amount and any interest earned thereon.

“Financing” has the meaning set forth in Section 5.6.

“First American” means First American Title Insurance Company.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local or municipal government or foreign, international, multinational or other government, including any department, branch, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

“Hazardous Substance” means (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos or asbestos-containing material, polychlorinated biphenyls, lead based paint or urea formaldehyde foam insulation, (b) any chemicals, materials, substances or wastes which are currently defined or regulated as “hazardous substances,” “hazardous materials,” “hazardous constituents,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,”  “toxic pollutants,” “toxic air pollutants,” “pollutants” or “contaminants” or words of similar meaning and regulatory effect under any Environmental Law, and (c) any other chemicals, materials, wastes or substances, the exposure to or treatment, storage, transportation, disposal or Release of which is prohibited, limited or regulated by any Environmental Law.

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“Indemnitee” means any Person that is seeking indemnification from an Indemnitor pursuant to the provisions of this Agreement.

“Indemnitor” means any party hereto from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.

“Indenture” means the Indenture, dated as of March 12, 1992, between the Company and Indenture Trustee, with respect to the Senior Notes, as amended by the First Supplemental Indenture dated as of May 22, 1998 and the Second Supplemental Indenture dated as of August 16, 2005 and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Knowledge of the Seller”, “Seller’s Knowledge” and words of similar import mean, the actual awareness by the persons identified on Section 1.1(a) of the Seller Disclosure Schedule, as of the date hereof, of the fact or matter, or the awareness such persons could reasonably be expected to have regarding such fact or matter, in the course of conducting a reasonable inquiry concerning the existence of such fact or matter.

“Law” means any constitution, statute, law, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination of every duly constituted Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 4.8(b).

“Leases” has the meaning set forth in Section 4.8(b).

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance.

“Losses” has the meaning set forth in Section 11.2.

“Master Leases” means, collectively, the ShopKo Master Lease and the Pamida Master Lease.

“Non-Compliance Liabilities” has the meaning set forth in Section 11.2.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity.

“Owned Real Property” has the meaning set forth in Section 4.8(a).

“Pamida Business” has the meaning set forth in the recitals hereto.

“Pamida Master Lease” has the meaning set forth in Section 9.1(c).

“Pamida OpCo” has the meaning set forth in the recitals hereto.

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“Pamida Real Property” has the meaning set forth in Section 4.8(a).

“Permitted Liens” means (a) the Lien of any real estate Taxes, water and sewer charges, not yet due and payable; (b) those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title commitments and in the title policies to be issued by First American to Purchaser; (c) the Master Leases, (d) those conditions shown on the Express Map (surveys), and (e) applicable zoning in effect for the Real Property Assets in effect as of the date hereof.

“Person” means any individual, corporation, general or limited partnership, limited liability company, trust, association, Governmental Entity or other legal entity.

“Post-Closing Period” means a Tax period that begins after the Closing Date and the portion of any Straddle Period that begins after the Closing Date.

“Pre-Closing Period” means a Tax period that ends on or before the Closing Date and the portion of any Straddle Period that ends on the Closing Date.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Purchaser Disclosure Schedule” has the meaning set forth in the preamble to Article V.

“Purchaser Material Adverse Effect” has the meaning set forth in Section 5.1.

“Real Property Assets” has the meaning set forth in Section 4.8(b).

“Release of Hazardous Substance” means the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, as “environment” is defined by CERCLA.

“Releases” has the meaning set forth in Section 2.4(b).

“Restructuring Agreements” means the following agreements:  (a) the Contribution Agreement, dated as of May 5, 2006, by and between the Company and ShopKo OpCo, (b) the Contribution Agreement, dated as of May 5, 2006, by and among Pamida, Inc., P.M. Place Stores Company and Pamida OpCo, (c) the Merger, Distribution and Contribution Agreement, dated as of May 5, 2006, by and among the Company, the Seller, ShopKo Holding Company, Inc., Pamida Realco, LLC, P.M. Place Stores Company, Pamida, Inc. and Pamida Holding Company, Inc., and (d) the Master Reorganization Agreement, dated as of May 5, 2006, by and among the Seller, the Company and each of the other parties to the agreements set forth in clauses (a), (b) and (c).

“Restructuring Transactions “ has the meaning set forth in the recitals hereto.

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“SEC” has the meaning set forth in Section 4.5.

“SEC Documents” has the meaning set forth in Section 4.5.

“Seller” has the meaning set forth in the preamble hereto.

“Seller Disclosure Schedule” has the meaning set forth in the preamble to Article III.

“Seller Disclosure Schedule Supplement” has the meaning set forth in Section 6.5.

“Seller Marks” shall mean all trademarks, service marks, brand names, certification marks, trade names, corporate names, or other indicia of origin owned by Seller, ShopKo OpCo, Pamida OpCo or any of their respective Affiliates, or incorporating or based on the terms “ShopKo”, “Pamida” or the “ShopKo” or “Pamida” logos, or any other similar term or symbol.

“Seller Material Adverse Effect” has the meaning set forth in Section 3.1.

“Senior Notes” means the 9.25% Senior Notes due 2022 issued by the Company pursuant to the Indenture.

“Shares” has the meaning set forth in the recitals hereto.

“ShopKo Business” has the meaning set forth in the recitals hereto.

“ShopKo Loan Commitment” means those certain Letters, dated April 10, 2006 and May 4, 2006 from Barclays and Citigroup to Purchaser, concerning the commitment by Barclays and Citigroup to provide financing to Purchaser in connection with the transactions contemplated hereby and by the Master Leases in an aggregate amount equal to $650 million.

“ShopKo Master Lease” has the meaning set forth in Section 9.1(c).

“ShopKo OpCo” has the meaning set forth in the recitals hereto.

“ShopKo Real Property” has the meaning set forth in Section 4.8(a).

“Short Taxable Year” has the meaning set forth in Section 8.4(a).

“Straddle Period” shall mean a Tax period that begins on or before, and ends after, the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries), owns, directly or indirectly, an amount of the capital stock or other equity interests

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having the power to (a) elect a majority of the board of directors or other governing body of such legal entity, (b) direct the business and policies of such legal entity, or (c) entitle the owner thereof to share in a majority of the profits or capital of such legal entity.

“Subsidiary Shares” has the meaning set forth in Section 4.2.

“Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, production, greenmail, escheat, service, service use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium and other taxes, assessments, tariffs, customs, duties, fees, levies or other governmental charges, together with any interest, additions and penalties with respect thereto.

“Tax Controversy” has the meaning set forth in Section 8.4(j).

“Tax Returns” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 11.4(a).

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration and stock transfer taxes and fees and any similar taxes.

“Wachovia” means Wachovia Bank, National Association.

“Wachovia Loan” means that certain Loan and Security Agreement, dated December 28, 2005, by and among the Company, Seller and certain related entities and certain of their respective subsidiaries, Wachovia, as Administrative Agent, Madeleine L.L.C., as Revolving Loan B Agent and the financial institutions party thereto from time to time, as lenders, as the same may be amended, modified, supplemented, renewed, refinanced or replaced from time to time.

“Wachovia Release” means that certain Release to the Wachovia Loan, to be dated as of the Closing Date, pursuant to which (a) the Company shall be released as a borrower and from all liability thereunder, and (b) the Liens with respect to the Shares and any assets of the Company shall be released.

1.2                                 Construction. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:  (a) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (b) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits, Schedules, Annexes and other attachments, without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of, and Exhibits,

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Schedules, Annexes and other attachments to, this Agreement; (c) a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears; (d) the words “herein”, “hereof”, “hereunder”, “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (e) the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”; and (f) all accounting terms used and not defined herein have the respective meanings given to them under GAAP.

ARTICLE II

PURCHASE AND SALE

2.1                                 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller shall sell the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Seller. The purchase price for the Shares shall be eight hundred fifteen million three hundred thirty-five thousand dollars ($815,335,000) in cash (the “Purchase Price”). The Purchase Price shall be paid as provided in Section 2.4. The purchase and sale of the Shares is referred to herein as the “Acquisition”.

2.2                                 Closing Date. The closing of the Acquisition (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY, at 10:00 a.m. on the third Business Day after satisfaction (or waiver as provided herein) of the conditions set forth in Article IX (other than those conditions that by their nature will be satisfied at the Closing), or such other time, date or place as shall be agreed in writing by the parties. The date on which the Closing occurs is referred to herein as the “Closing Date.”

2.3                                 Signing Deposit. Upon execution of this Agreement, the Purchaser shall pay an amount equal to $12.5 million (the “Deposit Amount”) by wire transfer in immediately available funds to an interest bearing account (the “Escrow Account”) maintained by Citibank, N.A., Agency & Trust, as escrow agent (the “Escrow Agent”) pursuant to the terms of the Escrow Agreement. Purchaser shall be treated as the owner of such account for tax purposes and shall be entitled to receive all interest earned on such account. The Deposit Amount shall be released from escrow under the conditions set forth in Sections 2.4 or 10.2 hereof, as the case may be.

2.4                                 Transactions to be Effected at the Closing.

(a)                                  At the Closing, the Purchaser (i) shall deliver to the Seller the Purchase Price, less (x) the Deposit Amount, less (y) the amount then due and owing under the Barclays Loan, as set forth in the payoff letter issued by Barclays Bank PLC (the “Barclays Payoff Amount”), (ii) shall cause the Escrow Agent to pay to the Seller from the Escrow Account the Deposit Amount (less any interest earned thereon which shall be paid to Purchaser), and (iii) shall pay to Barclays Bank PLC the Barclays Payoff

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Amount, in each case in immediately available funds by wire transfer to an account or accounts designated in writing by the Seller and Barclays, as applicable, prior to the Closing.

(b)                                 At the Closing, the Seller shall deliver to the Purchaser certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly executed by Seller and (y) to the extent requested pursuant to Section 6.4 hereof and obtained, releases, substantially in the form of Exhibit A hereto (the “Releases”) from those directors and executive officers of the Company listed in Section 2.4(b) of the Seller Disclosure Schedule.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER AND THE SHARES

The Seller represents and warrants to the Purchaser that, except as set forth in the Schedules delivered by the Seller to the Purchaser on the date hereof (collectively, the “Seller Disclosure Schedule”), each statement contained in this Article III is true and correct as of the date hereof.

3.1                                 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, except for any such failure that would not, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the Acquisition and the other transactions contemplated hereby (a “Seller Material Adverse Effect”).

3.2                                 Authority and Enforceability. The Seller has the requisite power and authority to execute and deliver this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery hereof by the Purchaser, constitutes the valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and the availability of injunctive relief and other equitable remedies.

3.3                                 No Conflicts; Consents.

(a)                                  The execution and delivery by the Seller of this Agreement do not, and the consummation by the Seller of the Acquisition and the other transactions

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contemplated hereby will not, (i) violate the provisions of the certificate of incorporation or bylaws of the Seller, (ii) violate any Contract to which the Seller is a party, or (iii) violate any Law or Order of any Governmental Entity applicable to the Seller, except, in the case of clauses (ii) and (iii), where such violation would not have a Seller Material Adverse Effect.

(b)                                 No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made by or with respect to the Seller in connection with the execution and delivery of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, except for such Authorizations, Orders, registrations, declarations, filings and notices the failure to obtain which would not have a Seller Material Adverse Effect.

3.4                                 The Shares. The Seller is the sole record and beneficial owner of the Shares and, at Closing (upon the delivery by Wachovia of the Wachovia Release) will have good and valid title to the Shares, free and clear of all Liens. The Shares constitute all of the issued and outstanding Shares of Common Stock of the Company. Assuming the Purchaser has the requisite power and authority to execute and deliver this Agreement, upon delivery to the Purchaser at the Closing of certificates representing such Shares, duly endorsed by the Seller for transfer to the Purchaser or accompanied by duly endorsed stock powers, and upon the Seller’s receipt of the Purchase Price, good and valid title to such Shares will pass to the Purchaser, free and clear of any Liens, other than those arising from acts of the Purchaser or its Affiliates. Other than this Agreement, such Shares are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Shares.

3.5                                 Brokers. Except for fees and commissions which will be paid by the Seller, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

The Seller represents and warrants to the Purchaser that, except as set forth in the Seller Disclosure Schedule, each statement contained in this Article IV is true and correct as of the date hereof.

4.1                                 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate,

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have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole (a “Company Material Adverse Effect”); provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Company Material Adverse Effect”:  (a) any change affecting general national, international or regional political, economic, financial or capital market conditions, including changes in interest or exchange rates; (b) any change generally affecting the industries in which the Company and its Subsidiaries operate; (c) any change in Law or GAAP, or any interpretation thereof, (d) acts of war, sabotage or terrorism, or any escalation or worsening thereof; except for those acts resulting in physical damage to the Real Property Assets that materially and adversely affect the value of the Real Property Assets, taken as a whole, after application of any insurance proceeds confirmed by insurers to be payable in respect thereof; (e) any change relating to the execution of this Agreement or the announcement of the transactions contemplated hereby; (f) any breach by the Purchaser of any provision of this Agreement; and (g) any action taken by the Seller or the Company or any of their respective Affiliates at the Purchaser’s request.

4.2                                 Subsidiaries of the Company. Each Subsidiary of the Company is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. Section 4.2 of the Seller Disclosure Schedule contains a true and complete list of the Subsidiaries of the Company and sets forth, with respect to each such Subsidiary, the jurisdiction of formation, the authorized and outstanding capital stock or equity interests of such Subsidiary (the “Subsidiary Shares”) and the owner of record of such outstanding capital stock or equity interests. The owner of record of the Subsidiary Shares will have, at the Closing, good and valid title to the Subsidiary Shares free and clear of all Liens.

4.3                                 Capitalization. The authorized capital stock of the Company consists solely of 1,000 shares of Common Stock, par value $0.01 per share. The Shares and the Subsidiary Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Other than the Shares and the Subsidiary Shares, neither the Company nor any of its Subsidiaries has outstanding any shares of capital stock or equity interests and there are no outstanding options, warrants or other securities or subscription, preemptive or other rights convertible into or exchangeable or exercisable for any shares of capital stock or other equity or voting interests of the Company or any of its Subsidiaries and there are no “phantom stock” rights, stock appreciation rights or other similar rights with respect to the Company or any of its Subsidiaries. There are no Contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, obligating the Company or any such Subsidiary to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, additional shares of capital stock of, or other equity or voting interests in, or

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options, warrants or other securities or subscription, preemptive or other rights convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or any “phantom stock” right, stock appreciation right or other similar right with respect to the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to enter into any such Contract. Except for the Barclays Loan (which shall be paid off contemporaneously with the Closing), the Wachovia Loan (as to which the Company shall have received the Wachovia Release contemporaneously with the Closing), and the Senior Notes (which have been duly assigned to ShopKo OpCo in connection with the Restructuring Transactions prior to the date hereof but as to which the Company has not been released), there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries.

4.4                                 No Conflicts; Consents.

(a)                                  The execution and delivery by the Seller of this Agreement do not, and the consummation by the Seller of the Acquisition and the other transactions contemplated hereby will not (i) violate the provisions of the certificate of incorporation or by-laws of the Company or any Subsidiary thereof, (ii) violate any Contract to which the Company or any Subsidiary is a party, (iii)  violate any Law or Order applicable to the Company or any Subsidiary, (iv) violate any license, permit, franchise order or approval to which the Company, any of its Subsidiaries or the Real Property Assets is subject, or (v) result in the imposition or creation of any Lien or other encumbrance on any portion of the Real Property Assets (other than the Liens created by the Master Leases), except in the case of clauses (ii), (iii) and (iv), where such violation would not have a Company Material Adverse Effect.

(b)                                 No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, except for such Authorizations, Orders, registrations, declarations, filings and notices the failure of which to obtain would not have a Company Material Adverse Effect.

4.5                                 Financial Statements.

(a)                                  The audited consolidated balance sheet of the Company as of January 29, 2005; and the audited consolidated statements of income and cash flows for the years ended January 29, 2005 and January 31, 2004 (including any notes and schedules thereto) included in the Company’s reports filed by it with the U.S. Securities and Exchange Commission (the “SEC”) (collectively, including any exhibits and schedules thereto, and all documents incorporated by reference therein, the “SEC Documents”) (i) complied, as of their respective dates, as to form, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as in effect on the dates of filing and effectiveness thereof, (ii) were prepared in accordance with GAAP as in effect on the dates of such

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financial statements, applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC, including being subject to normal year-end adjustments which were not, and are not expected to be, material in amount) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods therein indicated.

(b)                                 The Audited Financial Statements, when delivered to the Purchaser, will have been prepared in accordance with GAAP applied on a consistent basis and in accordance with the rules and regulations of the SEC throughout the periods involved (except as may be indicated in the notes to the Audited Financial Statements) and on that basis fairly present in all material respects the financial condition and results of operations of the Company as of the respective dates thereof and for the periods indicated. As of the date of the Audited Financial Statements, the Company has no material liabilities or obligations that are of nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a balance sheet of the Company prepared in accordance with GAAP or in the notes thereto, that are not so reflected or reserved against in the Audited Financial Statements.

4.6                                 Taxes.

(a)                                  Except as set forth in Section 4.6(a) of the Seller Disclosure Schedule, all Tax Returns required to have been filed by the Company and its Subsidiaries have been filed, and each such Tax Return reflects the proper liability for Taxes with respect thereto. All Taxes due from or with respect to the Company and its Subsidiaries have been paid by the Company and its Subsidiaries.

(b)                                 There is no suit, audit or similar proceeding pending or, to the Seller’s Knowledge, threatened against the Company or any of its Subsidiaries in respect of any Taxes. All Tax bills or Tax assessments received by or with respect to the Company or any of its Subsidiaries have been paid (to the extent the Taxes reflected thereon are due and owing). All deficiencies for Taxes that have been asserted against the Company or any of its Subsidiaries with respect to Taxes that are due and owing, have been paid or settled. No claim is currently being made by an authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable or that are being contested in good faith (as set forth in Section 4.6(b) of the Seller Disclosure Schedule).

(c)                                  Each of the Company and its Subsidiaries has collected or withheld and timely paid all Taxes required to have been collected or withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or to any third party.

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(d)                                 Except as set forth in Section 4.6(d) of the Seller Disclosure Schedule, neither the Company nor any of its Subsidiaries has outstanding any waiver of any statute of limitations in respect of Taxes or Tax Returns or any agreement with respect to an extension of time with respect to a Tax assessment or deficiency nor are there any outstanding requests for any extension of time within which to pay any Taxes not yet paid.

(e)                                  Neither the Company nor any Subsidiary thereof is a party to any Tax allocation, or tax sharing agreement to which a Person other than the Company or any Subsidiary is a party, except for any such agreement to be terminated on the date before the Closing Date pursuant to Section 8.4(e). Neither the Company nor any Subsidiary thereof is a party to any agreement that was entered into outside the ordinary course of business and includes a provision whereby the Company or any Subsidiary specifically agrees to be liable for the Taxes of another Person.

(f)                                    [intentionally omitted].

(g)                                 Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that is properly treated as a partnership for federal income tax purposes.

(h)                                 The Company and its Subsidiaries have made all payments of estimated federal income taxes required to have been made by them under Section 6655 of the Code and all payments of estimated Taxes required to have been made by them under comparable provisions of state, local and foreign law.

(i)                                     Except as set forth in Section 4.6(i) of the Seller Disclosure Schedule, no power of attorney has been granted by the Company or any of its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

(j)                                     Neither the Company nor any of its Subsidiaries have incurred or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code.

(k)                                  Except as set forth in Section 4.6(k) of the Seller Disclosure Schedule, no Tax Returns of the Company or any of its Subsidiaries have been examined or are currently under examination by the Internal Revenue Service or by any other taxing authority where written notice of such examination has been provided to Seller, the Company or a Subsidiary with respect to which the applicable statute of limitations (including all extensions and tolling periods) has not yet run.

(l)                                     Neither the Company nor any of its Subsidiaries (i) has agreed to and nor is required (other than as may be required as a result of the Acquisition) to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise which will require recognition of income after the Closing Date; (ii) has made a transfer of intangible property as a result of which Section 367(d) or 482 of the Code will require the recognition of additional income for any period after the date

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hereof; and (iii) owns stock in a “passive foreign investment company” within the meaning of 1297(a) of the Code.

(m)                               Neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within two years of the date of this Agreement.

(n)                                 Neither the Company nor any of its Subsidiaries has engaged in operations or activities that are subject to reporting obligations under Section 999 of the Code.

(o)                                 No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Acquisition contemplated by this Agreement.

(p)                                 By reason of Section 280G(b)(5)(A)(i) of the Code, neither the Company nor any of its Subsidiaries are obligated to make any payments that would constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code.

(q)                                 No consent has been filed under Section 341(f) of the Code with respect to the Company or any of its Subsidiaries.

4.7                                 Compliance with Law. Other than with respect to the Real Property Assets, each of the Company and its Subsidiaries is in compliance with all Laws and Orders to which the business of the Company or such Subsidiary is subject, except where such failure to comply would not have a Company Material Adverse Effect. Seller has not received any written notice to the effect that any Real Property Asset is in violation of any Law, which violation would result in a Company Material Adverse Effect.

4.8                                 Real Property.

(a)                                  Owned Real Property. Section 4.8(a)(i) of the Seller Disclosure Schedule contains a list of all real property owned by the Company or any of its Subsidiaries (together with all improvements located therein and all appurtenances related thereto, the “Owned Real Property”, including all Owned Real Property owned by ShopKo Parent SPE, LLC and its Subsidiaries the “ShopKo Real Property” and all Owned Real Property owned by Pamida Parent SPE, LLC and its Subsidiaries the “Pamida Real Property”). Except as set forth in Section 4.8(a)(ii) of the Seller Disclosure Schedule, the Company or one of its Subsidiaries has fee title to each parcel of Owned Real Property free and clear of all Liens, except Permitted Liens. Except as set forth in Section 4.8(a)(iii) of the Seller Disclosure Schedule, none of the Owned Real Property is the subject of any condemnation or eminent domain proceeding and, to the Seller’s Knowledge, there is no such proceeding threatened by any Governmental Entity. Other than as set forth in Section 4.8(a)(iv) of the Seller Disclosure Schedule, there are no (A) contracts or other agreements to which the Company is a party granting, or proposing to grant, to any party or parties the right to use or occupy any portion of the Real Property

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Assets and (B) no management agreements that affect the ShopKo Real Property or the Pamida Real Property. Except as set forth in Section 4.8(a)(v) of the Seller Disclosure Schedule, there are no outstanding options or rights of first refusal to purchase the ShopKo Real Property or the Pamida Real Property (or any portions thereof or interests therein).

(b)                                 Leased Real Property. Section 4.8(b) of the Seller Disclosure Schedule contains a list of all leases and subleases of real property under which the Company or any of its Subsidiaries is a ground lessee (collectively, the “Leases”), and identifies those Leases which will be transferred and assigned to an Affiliate of Seller contemporaneously with the Closing. The real property demised under any lease or sublease to the Company or any of its Subsidiaries is referred to herein as the “Leased Real Property” and, together with the Owned Real Property, the “Real Property Assets.”  The Seller has made available to the Purchaser a true and complete copy of each Lease. Each such Lease is in full force and effect. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any Lease, except where such default would not have a Company Material Adverse Effect. No event has occurred which, with or without notice or lapse of time or both, would cause a breach or default by the Company or any of its Subsidiaries under any of the Leases and, to the Seller’s Knowledge, there is no breach or anticipated breach by any other party to such Leases. The representations and warranties contained in this Section 4.8 are the Seller’s sole representations and warranties with respect to real property and interests therein.

4.9                                 Absence of Certain Changes or Events. Since October 29, 2005, there has been no Company Material Adverse Effect.

4.10                           Litigation. Except as set forth in Section 4.10 of the Seller Disclosure Schedule, there is no Action pending or, to the Knowledge of the Seller, threatened against the Company or any of its Subsidiaries that (a) challenges or seeks to enjoin, alter or delay the consummation of the Acquisition or the other transactions contemplated hereby, or (b) could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Seller, there is no fact, event or circumstance that may give rise to or serve as a basis for the commencement of any such Action against the Company or any of the Real Property Assets that could reasonably be expected to have a Company Material Adverse Effect.

4.11                           Restructuring Agreements. Prior to the date hereof, the Seller has provided to the Purchaser true and complete copies of the Restructuring Agreements pursuant to which the Restructuring Transactions have been completed. The Restructuring Agreements are valid and binding and in full force and effect and neither the Company nor any other party thereto is in violation thereof. The Restructuring Agreements validly assign, sell and transfer all of the liabilities and all of the assets of the Company and the Subsidiaries that are capable of assignment to the OpCos, except for the Real Property Assets. There are no material contracts to which the Company was a party immediately prior to completion of the Restructuring Transactions, that have not

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been so assigned to the OpCos, except (i) for those whose failure to be so assigned could not reasonably be expected to result in a Company Material Adverse Effect and (ii) as set forth in Section 4.11 of the Seller Disclosure Schedule.

4.12                           Ownership. Neither the Company nor any of its Subsidiaries owns any stock or other equity interest in any corporation or other entity (other than the Company’s or a Subsidiary’s ownership of all the outstanding stock or equity interests of its Subsidiaries) nor pledged or assigned any stock or other equity interests.

4.13                           Tangible Personal Property. On the Closing Date, the cumulative fair market value of the tangible personal property (as determined for purposes of Section 856 of the Code) of the Company and its Subsidiaries will not exceed $20,000,000. For these purposes, all tangible personal property associated with (i) the Premises (as such term is defined in the Master Leases) or (ii) Real Property Assets, platted outparcels and ground leases identified on Section 6.1(a)(iii) of the Seller Disclosure Schedule will be disregarded.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that except as set forth in the Schedules delivered by the Purchaser to the Seller on the date hereof (collectively, the “Purchaser Disclosure Schedule”), each statement contained in this Article V is true and correct as of the date hereof.

5.1                                 Organization and Good Standing. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to consummate the Acquisition and the other transactions contemplated hereby (a “Purchaser Material Adverse Effect”).

5.2                                 Authority and Enforceability. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to

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creditors’ rights generally, and the availability of injunctive relief and other equitable remedies.

5.3                                 No Conflicts; Consents.

(a)                                  The execution and delivery by the Purchaser of this Agreement do not, and the consummation by the Purchaser of the Acquisition and the other transactions contemplated hereby will not, (i) violate the provisions of the certificate of formation or limited liability company agreement of the Purchaser, (ii) violate any Contract to which the Purchaser is a party, or (iii)  violate any Law or Order of any Governmental Entity applicable to the Purchaser, except where such violation would not have a Purchaser Material Adverse Effect.

(b)                                 No Authorization, Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, except for such Authorizations, Orders, registrations, declarations, filings and notices the failure of which to obtain would not have a Purchaser Material Adverse Effect.

5.4                                 Litigation. There is no Action pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any Affiliate thereof which (a) challenges or seeks to enjoin, alter or delay the consummation of the Acquisition or the other transactions contemplated hereby or (b) could reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. To the knowledge of Purchaser, there is no fact, event or circumstance that may give rise to or serve as a basis for the commencement of any such Action against the Purchaser.

5.5                                 Purchase for Investment. The Shares purchased by the Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Purchaser shall not offer to sell or otherwise dispose of, or sell or otherwise dispose of, any Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

5.6                                 Availability of Funds. The Purchaser has delivered to the Seller, prior to the date hereof, the fully executed ShopKo Loan Commitment. The financing contemplated by the ShopKo Loan Commitment (the “Financing”), together with the cash available to Purchaser, are sufficient to enable Purchaser to consummate the Acquisition. The ShopKo Loan Commitment is in full force and effect as of the date hereof, and the obligations of Barclays and Citigroup thereunder are not subject to any condition other than those set forth therein. The Purchaser knows of no fact or circumstance that would cause the Financing to be ineffective with respect to it, and has no reason, as of the date hereof, to believe that any of the conditions to the Financing contemplated by the ShopKo Loan Commitment within Purchaser’s control will not be satisfied or that the Financing will not be made available to Purchaser on the Closing Date.

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5.7                                 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any Affiliate of the Purchaser.

5.8                                 Due Diligence; No Knowledge of Misrepresentations or Omissions. The Purchaser acknowledges that (a) it has had the opportunity to conduct due diligence with respect to each of the Real Property Assets, including, without limitation, through the engagement by Purchaser or its lenders, of third party vendors to assess the value of the Real Property Assets and to prepare Property Condition Reports with respect thereto, and to visit with the Company and meet with its officers and other representatives and (b) to Purchaser’s knowledge, all materials and information requested by the Purchaser have been made available to its reasonable satisfaction. The Purchaser has no knowledge that any of the representations and warranties of the Seller made in this Agreement are not true and correct in all material respects, and has no knowledge of any material errors in, or material omissions from, the Seller Disclosure Schedule.

5.9                                 No Other Representations. The Purchaser acknowledges and agrees that the Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of the Seller explicitly set forth in this Agreement or in any certificate contemplated hereby and delivered by the Seller in connection herewith. Without limiting the generality of the foregoing, the Seller makes no representation or warranty to the Purchaser with respect to:  (a) any projections, estimates, forecasts or budgets heretofore delivered to or made available to the Purchaser, or (b) except as expressly covered by a representation or warranty contained in Article III or IV, any other information or documents (financial or otherwise) made available to the Purchaser, any Affiliate thereof or their respective counsel, accountants or advisers, including in certain “data rooms”, management presentations, offering memoranda or in any other form in contemplation of the Acquisition and the other transactions contemplated hereby. With respect to any projection, estimate, forecast or budget delivered by or on behalf of Seller, the Purchaser acknowledges that:  (x) there are uncertainties inherent in attempting to make such projections, estimates, forecasts or budgets; (y) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it; and (z) it shall have no claim against the Seller with respect thereto.

5.10                           Initial “At –Risk” Investment. The Purchaser represents that, immediately following the Closing, the amount of indebtedness of the Company and its Subsidiaries (including the amount of any indebtedness to which any asset of the Company or any of its Subsidiaries is subject) will not exceed 80% of the Purchase Price.

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ARTICLE VI

COVENANTS OF THE SELLER

6.1                                 Conduct of Business. Except as set forth in Section 6.1 of the Seller Disclosure Schedule or otherwise contemplated by this Agreement, during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Closing Date, except with the written consent of the Purchaser (which shall not be unreasonably withheld or delayed), the Seller shall use commercially reasonable efforts to cause the Company and each of its Subsidiaries to maintain its corporate or limited liability company existence and, other than the ownership and leasing of the Real Property Assets to one or more Affiliates of Seller and the ownership and operation of those Real Property Assets, platted outparcels and ground leases identified on Section 6.1(a)(iii) of the Seller Disclosure Schedule by certain Affiliates of Seller, not to carry on any business operations. Without limiting the generality of the foregoing, except for matters set forth on Section 6.1 of the Seller Disclosure Schedule or otherwise contemplated by this Agreement, without the written consent of the Purchaser (which shall not unreasonably be withheld or delayed), the Seller shall not permit the Company or any Subsidiary thereof to:

(a)                                  transfer, or enter into any agreement or proposal to transfer, any Real Property Assets, except pursuant to the Restructuring Agreements or Contracts in effect on the date hereof as set forth in Section 6.1(a)(i) of the Seller Disclosure Schedule; provided that the Company or any Subsidiary thereof may (i) transfer and assign any platted outparcels to any Affiliate, (ii) transfer and assign to Affiliates of Seller those Leases identified for transfer in Section 4.8(b) of the Seller Disclosure Schedule, and (iii) transfer to an Affiliate of Seller those Real Property Assets, platted outparcels and ground leases set forth in Section 6.1(a)(iii) of the Seller Disclosure Schedule;

(b)                                 incur, guarantee or assume any indebtedness for borrowed money;

(c)                                  mortgage, pledge or subject to Liens, other than Permitted Liens, any of its Real Property Assets;

(d)                                 amend its certificate of incorporation, by-laws, certificate of formation or limited liability company agreement, as applicable;

(e)                                  issue any shares of its capital stock, or rights of any kind to acquire any shares of, any capital stock of any class of the Company or any of its Subsidiaries (whether through the issuance or granting of stock options or otherwise);

(f)                                    [intentionally omitted]

(g)                                 acquire any non-real estate assets;

(h)                                 take any adverse action with respect to the Leases;

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(i)                                     buy any common stock of the Purchaser or its affiliates without the prior written consent of Purchaser; or

(j)                                     agree to do any of the foregoing.

6.2                                 Exclusivity. During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Closing Date and except with respect to this Agreement and the transactions contemplated or permitted hereby, the Seller agrees that it will not, and it will cause the Company and its and their respective directors, officers, employees, Affiliates and other agents and representatives (including any investment banking, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) (each, an “Agent”) not to: (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution, equity investment or similar transaction involving, or any purchase of all or any portion of the Real Estate Assets or any equity securities of, the Company or any Company Subsidiary (any such proposal or offer being hereinafter referred to as a “Proposal”); (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any Person relating to a Proposal; (c) otherwise cooperate in any effort or attempt to make, implement or accept a Proposal; or (d) enter into a Contract with any Person relating to a Proposal.

6.3                                 Access to Information. The Seller shall cause the Company and its Subsidiaries to afford to the Purchaser and its accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours prior to the Closing, to the properties of the Company and its Subsidiaries; provided, however, that (a) such access does not disrupt the normal operations of the Company or any Subsidiary thereof, (b) the Purchaser shall not conduct any invasive sampling or testing with respect to the properties of any Person, and (c) such exchanges comply with applicable Law.

6.4                                 Resignations and Releases. The Seller shall use commercially reasonable efforts (which efforts shall not include the payment of any monies) to obtain, and cause to be delivered to the Purchaser at Closing, duly signed resignations, effective as of the Closing, of all directors of their position as a director (and, if requested by the Purchaser in writing at least ten Business Days prior to Closing, of officers of their position as an officer) of the Company and each Subsidiary thereof, and (y) the Releases.

6.5                                 Transfer of Cash and Cash Equivalents. On or prior to the Closing Date, the Seller shall (a) sweep, or cause to be swept, to accounts of ShopKo OpCo or Pamida OpCo funds in the bank accounts of the Company and its Subsidiaries (except for such amounts necessary to pay any outstanding checks for any accounts not able to be transferred prior to the Closing Date) and (b) transfer, or cause to be transferred, to ShopKo OpCo or Pamida OpCo all cash and cash equivalents of the Company and its Subsidiaries.

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6.6                                 Notification. During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Closing Date, the Seller shall, and shall use its best efforts to cause the Company to, promptly notify the Purchaser in writing if the Seller or the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Seller’s or the Company’s representations and warranties. Should any such fact or condition require a change in any Schedule, if the respective Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Seller, or the Company, as applicable, shall promptly deliver to the Purchaser a supplement to such Schedule specifying such change (each such amendment or supplement, a “Seller Disclosure Schedule Supplement.”  During the same period, the Seller will, and will use its best efforts to cause the Company to, promptly notify the Purchaser of the occurrence of any breach of any covenant of the Seller or the Company or the occurrence of any fact, circumstance or event that may make the satisfaction of any condition in this Article VI hereof impossible or unlikely. If, notwithstanding any such notification and the delivery by Seller of Seller Disclosure Schedule Supplement, Purchaser elects to consummate the Acquisition, then Purchaser shall not be permitted to seek, and Purchaser hereby expressly waives, indemnification under Article XI hereof in respect of any breach giving rise to such notification and such Seller Disclosure Schedule Supplement.

ARTICLE VII

COVENANTS OF THE PURCHASER

7.1                                 Confidentiality. The Purchaser acknowledges that the information being provided to it in connection with the consummation of the Acquisition is subject to the terms of a confidentiality agreement dated as of January 25, 2006 by and between the Purchaser and the Seller (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon the Closing, the Confidentiality Agreement shall terminate with respect to information relating to the Company, its Subsidiaries, the Real Property Assets and the terms of the Acquisition; provided, however, that the Purchaser agrees that it will fully cooperate with the Seller in its efforts to obtain confidential treatment of such information in the Master Leases as it may reasonably identify, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The Purchaser acknowledges that all other information provided to it by the Seller or its representative concerning the Seller or any of its Affiliates (other than the Company and its Subsidiaries) shall remain subject to the terms and conditions of the Confidentiality Agreement pursuant to its terms after the Closing Date.

7.2                                 Financing. The Purchaser shall not take any action between the date hereof and the Closing Date that could make the Financing unavailable for any reason, shall keep the Seller reasonably apprised as to the status of the Financing, and shall promptly notify the Seller if it becomes aware of any fact or circumstance that could make the Financing unavailable for any reason.

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7.3                                 Change of Corporate Name; Use of Seller Marks. The Purchaser acknowledges that, immediately prior to the Closing, the Seller shall change the name of the Company and certain of its Subsidiaries that contain the name “ShopKo” or “Pamida” to one distinctly different in sound and appearance. The Purchaser shall not use any Seller Marks or Composite Marks after the Closing.

7.4                                 Non-Solicitation. The Purchaser agrees, for a period of two years from the earlier of the Closing Date or the date on which this Agreement is terminated, that it shall not solicit for employment or otherwise attempt to recruit or hire any salaried employee of the Seller, the Company or any of their respective Subsidiaries.

ARTICLE VIII

COVENANTS OF THE PURCHASER AND THE SELLER

8.1                                 Commercially Reasonable Efforts.

(a)                                              Upon the terms and subject to the conditions hereof, each of the Purchaser and the Seller shall use its commercially reasonable efforts to (a) take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the Acquisition as promptly as practicable, and (b) obtain in a timely manner all necessary waivers, consents and approvals and effect all necessary registrations and filings except as set forth in Section 8.4.

(b)                                             The Seller and the Purchaser shall, as promptly as practicable and before the expiration of any relevant legal deadline, file with any applicable Governmental Entity, any filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any applicable Law. Each of the Seller and the Purchaser shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under applicable Law. The Purchaser shall be responsible for all filing fees payable in connection with such filings.

8.2                                 Consents. The Purchaser acknowledges that certain consents and waivers with respect to the Acquisition may be required from parties to Contracts to which the Seller, the Company or any of its Subsidiaries is a party and that such consents and waivers have not been obtained. The Purchaser agrees that no representation, warranty or covenant of the Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (a) the failure to obtain any such consent or waiver, (b) any termination of a Contract as a result thereof or (c) any Action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such termination; it being understood, however, that the Purchaser may have rights in connection with the occurrence of any of the events in clauses (a) through (c) above under the Restructuring Agreements and nothing in this Agreement is intended to deprive or deny Purchaser any such rights, should they exist under such agreements. After the Closing, the Company will, and will cause each of its

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Subsidiaries to, use its commercially reasonable efforts (at Seller’s sole cost and expense, to the extent costs to third parties are incurred) to cooperate with the efforts of Seller, ShopKo OpCo and Pamida OpCo to obtain, in writing, any consents to the Acquisition and to the other transactions contemplated by this Agreement, including the Restructuring Transactions, that may be required from third parties; provided, however, in no event will the Company, its Subsidiaries or the Purchaser be required to maintain any licenses or keep in effect any agreements following the Closing Date.

8.3                                 Public Announcements. Neither the Purchaser nor the Seller nor any of their respective Affiliates shall, without the approval of the other party, such approval not to be unreasonably withheld, issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or stock market, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood and agreed by the parties that Purchaser or its affiliate may issue a press release and file a Form 8-K with the SEC announcing the signing of this Agreement and an additional press release and Form 8-K announcing the completion of the Closing; provided, however, that each party may make internal announcements to its employees that are consistent with the parties’ prior public disclosures regarding the Acquisition and the other transactions contemplated hereby.

8.4                                 Tax Matters.

(a)                                  Closing of Tax Year. Purchaser and Seller agree that they intend that, as a result of the Acquisition, the taxable year for federal and state (in those states that conform to federal treatment or otherwise provide for the termination of the taxable year at such time) income tax purposes of the Company will terminate at the close of the Closing Date (the “Short Taxable Year”).

(b)                                 Preparation and Filing of Tax Returns and Liability for Taxes.

(i)                                     Seller shall timely prepare or cause to be prepared and timely file, at Seller’s sole cost and expense, all Tax Returns of the Company and its Subsidiaries (and any entities as to which the Company or any of its Subsidiaries has become a successor prior to the Closing Date) with respect to (A) Tax periods ending on or prior to the Closing Date, including, but not limited to, the Short Taxable Year, and (B) all Straddle Periods, whether or not such Tax Return is due prior to the Closing Date. Where a Tax Return described in this Section 8.4(b)(i) is due more than 30 days following the Closing Date, the Seller shall permit Purchaser and its designated representative to review a draft of such Tax Return at least 15 days prior to the date such Tax Return is to be filed and shall consider in good faith any comments of Purchaser on such draft received by Seller within 10 days of its provision of such draft Tax Return to Purchaser. Where a Tax Return described in this Section 8.4(b)(i) is due 30 or fewer days following the Closing Date, the Seller shall make reasonable efforts to provide Purchaser and its designated representative with a meaningful opportunity to review a

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draft of such Tax Return (which in no event shall require that Seller provide a draft of such Tax Return to Purchaser more than 15 days prior to filing or consider comments received from Purchaser more than 10 days after such draft Tax Return has been provided to Purchaser) and shall consider in good faith any timely comments of Purchaser on such draft. Purchaser shall cause an appropriate officer of the Company or any of its Subsidiaries, as the case may be, to execute the Tax Returns prepared by Seller pursuant to this Section 8.4(b)(i); provided, however, that Purchaser shall not be required to cause such execution to the extent that the Tax Return prepared by Seller includes, and no Tax Return prepared by Seller pursuant to this Section 8.4(b)(i) shall be permitted to include, a position with respect to the Company or any of its Subsidiaries that is not supported by applicable Tax law. Seller agrees to reimburse Purchaser for all third party costs, up to an aggregate amount of $10,000 of reimbursement pursuant to this sentence, incurred by Purchaser in reviewing, prior to the filing thereof, of draft Tax Returns provided by Seller pursuant to this Section 8.4(b)(i). Purchaser shall, and following the Closing Date shall cause the Company and its Subsidiaries to, provide Seller with such cooperation as Seller may reasonably request in connection with obtaining an extension of the time for filing any Tax Return described in this Section 8.4(b).

(ii)                                  Except as set forth in this Section 8.4(b)(ii), and in Section 8.4(d) regarding Transfer Taxes of the Company or any of its Subsidiaries, Purchaser and Seller agree that Seller will be liable for and will timely pay all Taxes due with respect to: (A) Tax periods ending on or prior to the Closing Date, including but not limited to the Short Taxable Year, and (B) the portion of the Straddle Period allocated to Seller pursuant to the provisions of Section 8.4(g), whether such Taxes are due as a result of filing a Tax Return, the settlement of a Tax Controversy or otherwise, and that Purchaser will be liable for and will timely pay all Taxes of the Company or any of its Subsidiaries due with respect to: (A) Tax periods beginning and ending after the Closing Date and (B) the portion of the Straddle Period allocated to Purchaser pursuant to the provisions of Section 8.4(g), whether such Taxes are due as a result of filing a Tax Return, the settlement of a Tax Controversy or otherwise; provided, however, if either party makes a payment of Taxes that are the obligation of the other party pursuant to the provisions of this Section 8.4(b)(ii), the party on whose behalf the payment was made shall reimburse the paying party within 5 Business Days of receipt of notice that such Taxes have been paid. Where Seller arranges for the filing of a Tax Return for a Tax period ending on or prior to the Closing Date pursuant to Section 8.4(b)(i), Seller shall, except as otherwise provided in this Section 8.4(b)(ii), pay the Tax liability shown on such Tax Return. Where Seller arranges for the filing of a Tax Return for a Straddle Period, Seller shall take reasonable steps to inform Purchaser of its share (as determined under this Section 8.4) of the Tax liability reflected on such Tax Return, and shall provide Purchaser with a detailed calculation of how such share was determined, at least three Business Days prior to such filing, and both Seller and Purchaser will pay their respective shares, as determined under this Section 8.4 of such Tax liability. Purchaser, and not Seller, shall be responsible under this Section 8.4 for and pay all Taxes of the Company, its Subsidiaries and any consolidated, combined, unitary or similar Tax group that includes the Company or any of its Subsidiaries resulting from (i) any Section 481(a) adjustment (or any corresponding or similar adjustment under foreign, state or local tax law) required

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as a result of the Acquisition, (ii) any action taken by the Company or any of its Subsidiaries simultaneous with (if initiated by Purchaser or its Affiliates) or after the Closing on the Closing Date that is outside the ordinary course of business other than such an action which Seller has consented to in a writing that refers to Section 11.2 hereof or (iii) any breach by Purchaser of its covenants and agreements set forth in this Agreement.

(c)                                  Cooperation With Respect to Tax Matters.

(i)                                     Seller and Purchaser each agree, following the Closing, to provide the other party (and in the case of Purchaser, to cause its Affiliates, the Company and the Company’s Subsidiaries to provide Seller) with such cooperation and information, as and to the extent reasonably requested, in connection with the preparation, execution or filing of any Tax Return, including any amended Tax Return and any claim for refund, the determination of a liability for Taxes or of a right to a refund, in connection with the conduct of any Tax Controversy, litigation or other proceeding with respect to Taxes or in connection with any audit, suit or similar proceeding described in Section 8.4(j)(v) hereof or relating to, or that may give rise to an indemnity obligation under, Section 11.6(f) or Section 11.6(g) hereof. Nothing in this Section 8.4(c)(i) shall limit Seller’s control rights as provided for in this Section 8.4.

(ii)                                  Seller and Purchaser each agree that they shall, and Purchaser agrees that following the Closing it shall cause the Company and its Subsidiaries to, (A) retain all books and records as are within their possession immediately following the Closing with respect to Taxes of the Company and its Subsidiaries relating to any Tax period beginning before the Closing Date until the earlier of (1) the expiration of the statute of limitations (taking into account applicable extensions) with respect to such Tax period or (2) the eighth anniversary of the Closing Date; provided, however, that (a) upon written notice from the other party prior to what would otherwise have been the end of such retention period to the effect that such statute of limitations (taking into account applicable extensions), will not have expired on or prior to the date when the retention period would otherwise have expired, such retention period shall be extended (subject to further extension as set forth in this proviso) until the earlier to occur of (I) the expiration of the statute of limitations with respect to such Tax period (taking into account applicable extensions) and (II) the second anniversary of the date on which such this retention period would otherwise have expired and (b) a transfer of such books and records to another Person shall not be prohibited hereunder provided that such other party agrees, for the benefit of the non-transferring party to this Agreement, to comply with the provisions of this Section 8.4(c)(ii) with respect to such books and records, and (B) give the other party hereto reasonable access to such books and records.

(d)                                 Payment of Transfer Taxes and Related Expenses . The Purchaser and Seller shall share equally and pay at Closing all Transfer Taxes imposed with respect to the transfers provided for in this Agreement up to an aggregate amount of such Transfer Taxes equal to $1.1 million and Seller shall be responsible for any excess

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Transfer Taxes imposed with respect to the transfers provided for in this Agreement. The Seller, shall be responsible for timely preparing and filing all necessary Tax Returns and documentation with respect to such Transfer Taxes. The Purchaser shall provide the Seller with such cooperation as the Seller may reasonably request in connection with the preparation, execution and filing of such Tax Returns and documentation. The Seller shall make reasonable efforts to provide Purchaser with a meaningful opportunity to review such Tax Returns prior to filing and shall make such reasonable changes to such Tax Returns as are timely requested by Purchaser. The cost and expense associated with the preparation and filing of the Tax Returns with respect to Transfer Taxes imposed with respect to the transfers provided by this Agreement shall be shared equally by Purchaser and Seller. Where either Purchaser or Seller has paid more than its share of such cost and expense, the other party shall reimburse such party within 5 Business Days of receipt of notice of such excess payment.

(e)                                  Termination of Tax Sharing Agreements. The Seller shall cause all Tax sharing or Tax allocation agreements binding the Company or any Subsidiary to be terminated no later than the day prior to the Closing Date.

(f)                                    Refunds. If Purchaser or its Affiliates (including, following the Closing Date, the Company or any of its Subsidiaries) receive, whether through direct receipt of payment or through a credit or offset against Tax liability for which Seller does not have an indemnification obligation under Article XI hereof, any Tax refund that is attributable, under the principles of Section 8.4(g) hereof, to a Pre-Closing Period, Purchaser shall, within five (5) Business Days of such receipt, credit or offset, pay to Seller the amount of such refund, credit or offset, but in the case of a credit or offset, only to the extent the Purchaser or an Affiliate of Purchaser (including, following the Closing Date, the Company or any of its Subsidiaries) has been able to use such credit or offset to reduce its actual tax liability.

(g)                                 Allocation of Taxes for Straddle Periods. Taxes imposed with respect to a Tax period shall be treated as allocable to such Tax period. Taxes imposed with respect to a Straddle Period shall be allocated between the portion of such Straddle Period that constitutes a Pre-Closing Period and the portion that constitutes a Post-Closing Period based on an interim closing of the books; provided, however, that in the case of real property and ad valorem Taxes the portion of such Taxes for a Straddle Period that are allocable to the portion of such Straddle Period that constitutes a Pre-Closing Period shall equal the product of (i) the amount of such taxes for the Straddle Period and (ii) a fraction, the numerator of which is the number of days in the portion of such Straddle Period that is a Pre-Closing Period and the numerator of which is the total number of days in such Straddle Period. A payment of Tax (including estimated or similar Taxes) with respect to a specified Tax period that results in a Tax refund or an offset or credit will be treated as attributable to such Tax Period. Where such Tax Period is a Straddle Period, the Tax liability for such Straddle Period shall be allocated between the Pre-Closing Period and Post-Closing Period portions in accordance with this Section 8.4(g) and the amount of Taxes treated as paid (prior to the application of such refund, offset or credit) with respect to the Pre-Closing Period included in such Straddle Period

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shall equal the excess of (i) the sum of (x) the amounts of Taxes (including estimated or similar Taxes) with respect to such Straddle Period paid on or prior to the Closing Date and (y) the amounts paid by Seller hereunder with respect to Taxes for such Straddle Period under this Agreement over (ii) amounts previously received by Purchaser in respect of Tax refunds for such Straddle Period under Section 8.4(f) hereof. Determinations of the Tax periods or portions thereof to which Taxes are attributable or with respect to which Taxes are imposed under this Section 8.4(g) shall be made on a basis consistent with the provisions of Section 8.4(l) hereof.

(h)                                 Carrybacks. Neither Seller nor Purchaser shall permit the Company or any of its Subsidiaries to carry any Tax item back from a Tax period beginning after the Closing Date to a Tax period ending on or prior to the Closing Date, without prior written notice to the other party and such other party’s consent with such consent not to be unreasonably withheld. Neither Seller nor Purchaser shall permit the Company or any of its Subsidiaries to carry any Tax item back from a Tax period ending on or prior to the Closing Date to an earlier Tax period without prior written notice to the other party.

(i)                                     No Section 338 Election. Purchaser agrees that it shall not make, or permit to be made, an election under Section 338 of the Code, or any corresponding or similar election under foreign, state or local law, with respect to the transactions provided for in this Agreement.

(j)                                     Tax Controversy. The Purchaser shall notify the Seller in writing promptly upon learning of any audit, inquiry, examination or administrative or judicial proceeding (a “Tax Controversy”) that could result in a determination of Tax liability for which Seller may have an indemnification obligation hereunder. The Seller shall notify the Purchaser in writing promptly upon learning of any Tax Controversy regarding Taxes related to the Company or any of its Subsidiaries. The failure to promptly provide notice shall not relieve the party to which such notice was not promptly provided of any liability it may have hereunder, except to the extent that the party to which such notice was not promptly provided demonstrates actual prejudice as a result of such failure.

(i)                                     In the case of any Tax Controversy that could result in a determination with respect to Taxes for which Seller may have an indemnification obligation hereunder, the Seller shall have the right, at the Seller’s sole cost and expense, to control the conduct of such Tax Controversy. The Seller shall keep the Purchaser reasonably informed of the progress of any such Tax Controversy and, if it appears in the sole discretion of the Purchaser, that such Tax Controversy may reasonably be expected to adversely affect the Company or any of its Subsidiaries or the successors thereto, the Purchaser also may participate in such Tax Controversy (although Seller shall continue to control such Tax Controversy). If the Seller does not assume the defense of any such Tax Controversy, of which it has received notice from Purchaser, the Purchaser may defend and settle the same in such manner as it may reasonably deem appropriate, at the Seller’s sole cost and expense, but shall be required to keep Seller reasonably informed of the progress of such Tax Controversy and Seller shall have the right to assume control of

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such Tax Controversy at any time upon the provision of written notice of such to Purchaser.

(ii)                                  In the event that a potential Tax adjustment as to which the Seller may have an indemnification obligation hereunder is present in the same proceeding as a separate potential adjustment involving a different issue for which the Company or any of its Subsidiaries may be liable and for which Seller will not have any indemnification obligation under this Agreement, the Seller shall have the right, at its sole cost and expense, to control the Tax Controversy with respect to the former potential adjustment and the Purchaser shall have the right, at its sole cost and expense, to control the Tax Controversy with respect to the latter potential adjustment.

(iii)                               Except as otherwise provided in Section 8.4(j)(i), where Purchaser is permitted to participate in, defend or control a Tax Controversy under this Section 8.4(j), it shall do so at its own cost and expense and it shall not be permitted to take a position in such proceeding that is inconsistent with the positions taken on the Tax Returns filed by or with respect to the Company and its Subsidiaries for a Tax period beginning on or prior to the Closing Date. Where inconsistent positions have been taken by the Company and its Subsidiaries in Tax Returns with respect to Tax periods beginning on or prior to the Closing Date, only the more recent of such positions shall be taken into account for purposes of this Section 8.4(j)(iii).

(iv)                              The Purchaser shall provide and, if applicable, cause its Affiliates (including, following the Closing Date, the Company and its Subsidiaries) to provide such powers of attorney as are reasonably necessary to permit the Seller to exercise the rights provided to it under this Section 8.4.

(v)                                 Except where this Section 8.4 otherwise provides Seller with control over such proceeding, in the case of any audit, suit or similar proceeding relating to Purchaser or any of its Affiliates, including Spirit Finance Corporation and, following the Closing Date, the Company and its Affiliates, that may establish that there has been a breach of a representation or warranty set forth in Section 4.6(f) hereof or the covenant set forth in Section 8.4(n) hereof or that may affect the determination of the amount of accumulated earnings and profits (as determined for federal income tax purposes) of the Company and its Subsidiaries as of the Closing to which Purchaser or Spirit Finance Corporation succeeded as a result of the Acquisition, Purchaser shall provide Seller with prompt notice thereof and shall permit, and cause its Affiliates, including the Company and the Company’s Subsidiaries, to permit, Seller to jointly control the related portions of such audit, suit or similar proceeding.

(k)                                  Amended Tax Returns. Seller shall have the right, at Seller’s sole cost and expense, to file amended Tax Returns for the Company or any of its Subsidiaries relating to Tax periods ending on or before the Closing Date, and such claims for Tax refunds as are attributable to Tax periods ending on or prior to the Closing Date. Purchaser shall cause the Company and its Subsidiaries to execute and file such amended Tax Returns and refund claims, provided, however, that Purchaser shall not be required to cause such execution to the extent such amended Tax Return or refund claim takes, and

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no such amended Tax Return or refund claim shall be permitted to take, a position with respect to the Company or any of its Subsidiaries that is not supported by applicable Tax law. Seller shall provide Purchaser with a draft of any amended Tax Return or refund claim to be filed pursuant to this Section 8.4(k) at least 15 days prior to the date on which such amended Tax Return or refund claim is to be filed and shall consider in good faith any comments received from Purchaser on such amended Tax Return or refund claim within 10 days of the provision of such amended Tax Return or refund claim to Purchaser.

(l)                                     Intended Tax Treatment. Seller and Purchaser agree that they shall, and Purchaser agrees that it shall cause its Affiliates, the Company and its Subsidiaries to, treat the Master Leases for federal income tax purposes and, to the extent permitted by applicable law, state tax purposes, as entered into on the day following the Closing Date (thus, for the avoidance of doubt, the parties agree to treat, and Purchaser agrees to cause its Affiliates and the Company and its Subsidiaries to treat, the “next day rule” of Treasury Regulations Section 1.1502-76(b) and any corresponding state tax rule as applying with respect to the entering into of the Master Leases). Seller and Purchaser agree that they shall, and Purchaser agrees that it shall cause its Affiliates and the Company and its Subsidiaries to, treat, as a result of the “next day rule” of Treasury Regulations Section 1.1502-76(b) (or any corresponding state tax rule) or otherwise, any liquidation of the Company or its Subsidiaries that is deemed to occur for federal or state tax purposes as a result of the Acquisition as occurring after the Company has ceased to be a member of the consolidated, combined, unitary or similar Tax group of which Seller is a member. Purchaser and Seller agree not to take positions on their Tax Returns inconsistent with the treatment described in this Section 8.4(l) and Purchaser agrees that it shall cause its Affiliates not to take positions on their Tax Returns inconsistent with the treatment described in this Section 8.4(l).

(m)                               Further Assurances. Following the Closing, each of the Purchaser and the Seller shall execute such documents and other instruments and take such further actions as may reasonably be required in furtherance of the Acquisition and the other transactions contemplated hereby.

(n)                                 Bring-down of Tax Basis Information. Within 5 Business Days following the date of this Agreement, the Seller will provide Purchaser with the accurate adjusted tax bases, as of April 29, 2006, for federal and state income tax purposes of the Company and its Subsidiaries in their assets to be held as of the Closing and an accurate list setting forth all elections of the Company or its Subsidiaries with respect to tax depreciation and tax amortization that applied as of April 29, 2006 to the Company or its Subsidiaries with respect to the assets to be held as of the Closing. Within 5 Business Days following the date of this Agreement, the Seller will provide Purchaser with a written statement updating the information described in the preceding sentence to accurately reflect what such information would have been as of May 27, 2006 (as determined assuming that there will be no changes in the assets to be held by the Company or its Subsidiaries as of the Closing, that the Acquisition does not occur and that the Tax elections identified pursuant to the first sentence of this Section 8.4(n) will

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not change). Within 45 days following the Closing Date, the Seller will provide Purchaser with a written statement updating the information described in the first sentence of this Section 8.4(n) to make it accurate as of immediately prior to the Closing (based upon allocating depreciation or amortization for the fiscal month that includes the Closing Date on a pro rata basis). The updated information provided for in this Section 8.4(n) will include information regarding alternative minimum tax depreciable lives, conventions and accumulated depreciation and will be in an excel spreadsheet format.

(o)                                 Delivery of Final Earnings and Profits Report. Seller will, by October 15, 2006, cause a “big four” accounting firm or another firm mutually agreed upon by Purchaser and Seller to deliver to Purchaser a federal tax earnings and profits report with respect to the Company that incorporates the items described in clauses (a) and (b) of clause (i) of the second sentence of Section 11.6(g) hereof with respect to the tax periods ending December 28, 2005, January 28, 2006 and the Closing Date and will provide Purchaser such other documentation as may be reasonably requested by Purchaser to assist Purchaser in reviewing the report. If such report is not in final form at the time provided, Seller shall cause such report to be provided to Purchaser when it is in final form, in no event later than December 15, 2006.

ARTICLE IX

CONDITIONS TO CLOSING

9.1                                 Conditions to Obligations of the Purchaser and the Seller. The obligations of the Purchaser and the Seller to consummate the Acquisition are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)                                  All Authorizations and Orders of, declarations and filings with, and notices to any Governmental Entity required to permit the consummation of the Acquisition, if any, shall have been obtained or made.

(b)                                 No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Acquisition or any of the other transactions contemplated hereby shall be in effect, and no Law shall have been enacted or shall be deemed applicable to the Acquisition or any of the other transactions contemplated hereby which makes the consummation of the Acquisition or any such transaction illegal.

(c)                                  The Master Lease by and between ShopKo Parent SPE, LLC, as landlord and ShopKo OpCo as tenant, (the “ShopKo Master Lease”) and the Master Lease, by and between Pamida Parent SPE, LLC, as landlord and Pamida OpCo as tenant (the “Pamida Master Lease”), each in substantially the form of Exhibit B hereto, shall have been duly executed and delivered by the parties thereto.

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9.2                                 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the Acquisition is subject to the satisfaction (or waiver by the Purchaser in its sole discretion) of the following further conditions:

(a)                                  Each of the representations and warranties of the Seller set forth in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (in each case, without taking into account any Seller Disclosure Schedule Supplement, other than to Section 4.8(a)(i) of the Seller Disclosure Schedule, which may be modified to reflect the transfer of Real Property Assets in accordance with Section 6.1 hereof ), except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and the Purchaser shall have received a certificate signed on behalf of the Seller by an officer of the Seller to such effect.

(b)                                 The Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing Date; and Purchaser shall have received a certificate signed on behalf of the Seller by an officer of the Seller to such effect.

(c)                                  Purchaser shall have received (i) copies of the existing title insurance policies issued by First American on January 27, 2006, insuring good and marketable fee simple title to the ShopKo Real Property and the Pamida Real Property and insuring an aggregate value of $700 million, together with updated commitments issued by First American to provide such additional endorsements to such existing title policies as Purchaser may reasonably request, and (ii) in Purchaser’s discretion, one or more title policies or commitments issued by First American insuring good and marketable leasehold title to the Leased Real Properties, subject only to Permitted Liens.

(d)                                 There shall not have occurred any event, whether by casualty, condemnation or otherwise, that materially and adversely affects the value of the Real Property Assets (after application of any and all insurance proceeds confirmed by insurers to be payable in respect thereof), taken as a whole.

(e)                                  There shall not have occurred any material adverse change in the condition (financial or otherwise), earnings, business or operations of ShopKo OpCo or Pamida OpCo.

(f)                                    The Seller shall have delivered to Purchaser the Audited Financial Statements, which shall contain an unqualified audit opinion, and the EBITDAR Ratio, calculated on a trailing 12 month basis as of January 29, 2006, shall be at least 1.50 to 1.

(g)                                 The Purchaser shall have received an opinion from Morgan, Lewis & Bockius LLP with respect to the matters set forth in Exhibit C, subject to customary exceptions and qualifications.

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(h)                                 If the Purchaser shall not have received the Audited Financial Statements on or before May 31, 2006, then there shall not have occurred a material disruption of, or material adverse change in, the current financial, banking or capital market conditions such that the lenders under the ShopKo Loan Commitment refuse, on that basis, to fund the loan.

(i)                                     The Seller shall have caused Wachovia to deliver the Wachovia Release.

(j)                                     The Seller or its Subsidiaries shall have entered into an Indenture supplement, assigning the Senior Notes to Shopko OpCo.

9.3                                 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the Acquisition is subject to the satisfaction (or waiver by the Seller in its sole discretion) of the following further conditions:

(a)                                  Each of the representations and warranties of the Purchaser set forth in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and the Seller shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect.

(b)                                 The Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of an officer of the Purchaser to such effect.

(c)                                  The Seller and Sun Capital Partners IV, LP shall have been released from the Bad Boy Guaranty, the Bond Litigation Indemnity and the Environmental Indemnity, and shall have received the return of all reserves, or letters of credit posted in lieu of reserves, in connection with the Barclays Loan.

ARTICLE X

TERMINATION

10.1                           Termination.

(a)                                  This Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing:

(i)                                     by mutual written consent of the Purchaser and the Seller;

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(ii)                                  by the Purchaser or the Seller if the Closing does not occur on or before May 31, 2006, unless the Audited Financial Statements have not been delivered to Purchaser on or before such date, in which event this Agreement may be terminated by the Purchaser or the Seller if the Closing does not occur on or before the earlier of (x) five business days following the delivery of the Audited Financial Statements or (y) June 30; 2006; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(a)(ii) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(iii)                               by the Purchaser or the Seller if any of the conditions set forth in Section 9.1 have not been satisfied and have become incapable of fulfillment and shall not have been waived by the parties;

(iv)                              by the Purchaser if any of the conditions set forth in Section 9.2 have not been satisfied and have become incapable of fulfillment and shall not have been waived by the Purchaser;

(v)                                 by the Seller if any of the conditions set forth in Section 9.3 have not been satisfied and have become incapable of fulfillment and shall not have been waived by the Seller; or

(vi)                              by the Purchaser or the Seller if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which Order or other action is final and non-appealable.

(b)                                 The party seeking to terminate this Agreement pursuant to Section 10.1(a)(ii), (iii), (iv), (v) or (vi) shall give written notice of such termination to the other party hereto.

10.2                           Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Purchaser or the Seller or their respective officers, directors, stockholders or Affiliates hereunder or in respect hereof; provided, however, that the provisions of Sections 7.1 and 8.3, this Section 10.2 and Article XII shall remain in full force and effect and survive any termination of this Agreement; and, provided further, that the Deposit Amount shall be released and (x) returned to the Purchaser in the event this Agreement is terminated pursuant to Section 10.1(a)(i), (ii) (other than for the Purchaser’s breach as provided therein), (iii), (iv) or (vi) and (y) paid to the Seller in the event this Agreement is terminated pursuant to Section 10.1(a)(v) for any reason (other than the failure to satisfy Section 9.3(c)). The parties acknowledge that payment to Seller of the Deposit Amount is intended as liquidated damages if the transactions contemplated by this Agreement are not consummated by the Closing Date due to a breach by the Purchaser (provided all of the conditions of Closing set forth in Sections 9.1 and 9.2 are satisfied or waived). The parties acknowledge that payment of the Deposit Amount shall be Seller’s sole and exclusive remedy (and Seller expressly

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waives any right to make any claim or to seek indemnification from the Purchaser or any of its Affiliates) with respect to any breach by the Purchaser resulting from the Purchaser’s failure to consummate the transactions contemplated by this Agreement on or before the Closing Date, provided that all of the conditions to Closing set forth in Section 9.1 and 9.2 are satisfied or waived.

ARTICLE XI

INDEMNIFICATION

11.1                           Survival. The representations and warranties of the parties hereto contained in this Agreement and any certificate or other document provided hereunder or thereunder will terminate at the Closing, except that the representations and warranties made in Articles III, IV and V shall survive in full force and effect until the date that is 18 months after the Closing Date (with the exception of the representations contained in Sections 4.6 (Taxes), 4.13 (Tangible Personal Property) and 5.10 (Initial “At-Risk Investment”), which shall survive until the expiration of the applicable statute of limitations period (including applicable extensions), and in Sections 3.1 (Organization and Good Standing), 3.2 (Authority and Enforceability), 3.4 (The Shares), 4.1 (Organization and Good Standing), 4.2 (Subsidiaries of the Company), 4.3 (Capitalization) and 4.12 (Ownership), each of which shall survive indefinitely); provided, however, that any representation or warranty that would otherwise terminate in accordance with this sentence will continue to survive if a Claim Notice shall have been timely given under this Article XI on or prior to such termination date until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI, but only with respect to matters described in such Claim Notice. The covenants and agreements which by their terms do not contemplate performance after the Closing shall terminate as of, and not survive, the Closing. The covenants and agreements which by their terms contemplate performance after the Closing and expire upon a date certain shall survive until such date certain, the covenant set forth in Section 8.4(n) hereof shall expire on the eighth anniversary of the Closing Date (or until such later date as may be necessary to permit resolution of a timely claim for indemnification under Section 11.6(f) hereof) and those covenants and agreements set forth herein which do not expire upon a date certain (other than the covenant set forth in Section 8.4(n)) shall survive the Closing in accordance with their terms until the expiration of the applicable statute of limitations.

11.2                           Indemnification by the Seller. Subject to the limitations set forth herein, following the Closing, the Seller shall indemnify and defend the Company, its Subsidiaries, the Purchaser and their respective directors, officers, stockholders, employees, affiliates, assigns and representatives (“Purchaser Indemnified Parties”) against, and shall hold the Purchaser Indemnified Parties harmless from, (i) any loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, deficiency, damage, expense (including interest and penalties imposed or assessed by any judicial or administrative body, costs of investigation and defense and reasonably attorney’s fees) or

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Tax (collectively, “Losses”) resulting from, arising out of, or incurred by the Purchaser Indemnified Party in connection with any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, (ii) any Taxes of the Company or any of its Subsidiaries paid after the Closing Date that (a) are for a Straddle Period and for which Seller is responsible under Section 8.4(g) hereof, (b) are for a Tax period ending on or before the Closing Date or (c) are Transfer Taxes for which Seller is responsible under Section 8.4(d) hereof, other than, in the case of each of (a) through (c), any such Taxes resulting from (x) any breach by Purchaser of its covenants or agreements under this Agreement, (y) any action taken by the Company or any of its Subsidiaries simultaneous with (if initiated by Purchaser or its Affiliates) or after the Closing on the Closing Date that is outside the ordinary course of business other than such an action which Seller has consented to in a writing that refers to this Section 11.2 or (z) any adjustment arising under Section 481(a) of the Code or any corresponding or similar adjustment under foreign, state or local tax law as a result of the Acquisition, (iii) any Losses resulting from, arising out of, or incurred by the Purchaser Indemnified Parties in connection with any Environmental Liabilities, and (iv) any Losses incurred by any of the Purchaser Indemnified Parties as a result of the failure of any Real Property Asset transferred hereunder to be in compliance with applicable Law, other than Environmental Laws (collectively, “Non-Compliance Liabilities”). Notwithstanding anything contained herein to the contrary, in no event shall the Purchaser be indemnified hereunder for any matter for which the Company is actually and fully indemnified against in accordance with the terms of the Restructuring Agreements; it being understood that the Purchaser will first pursue its remedies against the Restructuring Agreements if they provide a remedy for a Loss and, only in the event the Purchaser or the Company, as the case may be, is not actually and, fully indemnified under such Agreements, would the Purchaser Indemnified Party proceed against the Seller for indemnification under this Section 11.2.

11.3                           Indemnification by the Purchaser. Subject to the limitations set forth herein, following the Closing the Purchaser shall indemnify and defend the Seller against, and shall hold the Seller harmless from, (i) any Loss resulting from, arising out of, or incurred by the Seller in connection with any breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement, (ii) any Taxes imposed on the Company, any of its Subsidiaries, Seller or any consolidated, combined, unitary or similar Tax group of which Seller or the Company or any of its Subsidiaries was a member on or prior to the Closing Date resulting from (x) any breach by Purchaser of its covenants or agreements under this Agreement, (y) any action taken by the Company or any of its Subsidiaries simultaneous with (if initiated by Purchaser or its Affiliates) or after the Closing on the Closing Date that is outside the ordinary course of business other than such an action which Seller has consented to in a writing that refers to Section 11.2 hereof or (z) any adjustment arising under Section 481(a) of the Code or any corresponding or similar adjustment under foreign, state or local tax law as a result of the Acquisition and (iii) any Transfer Taxes for which Purchaser is responsible under Section 8.4(d) hereof.

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11.4                           Indemnification Procedure for Third Party Claims.

(a)                                  In the event that any claim or demand for which an Indemnitor may be liable to an Indemnitee hereunder is asserted by a third party (a “Third Party Claim”), the Indemnitee shall promptly notify the Indemnitor in writing of such Third Party Claim (such notice, a “Claim Notice”), but the failure to so notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by the Indemnitee’s failure to give such notice. The Claim Notice shall (i) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the breach of representation, warranty, covenant or agreement to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder. The Indemnitee shall enclose with the Claim Notice a copy of all papers served with respect to such Third Party Claim, if any, and any other documents evidencing such Third Party Claim. For purposes of this Section 11.4, any Tax Controversy will be treated as a Third Party Claim.

(b)                                 Subject to the provisions set forth in Section 8.4(j), the Indemnitor shall have 30 days from the date on which the Indemnitor received the Claim Notice to notify the Indemnitee that the Indemnitor desires to assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice (which counsel shall be reasonably acceptable to Purchaser) and at its sole cost and expense. If the Indemnitor assumes the defense of such claim in accordance herewith:  (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of such Third Party Claim, but the Indemnitor shall control the investigation, defense and settlement thereof; (ii) the Indemnitee shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitor; and (iii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim to the extent such judgment or settlement provides for equitable relief without the prior written consent of the Indemnitee. The parties shall use commercially reasonable efforts to minimize Losses from Third Party Claims, act in good faith in responding to, defending against, settling or otherwise dealing with such claims, and cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnitor has assumed the defense of such Third Party Claim, the Indemnitor will not be obligated to indemnify the Indemnitee hereunder with respect to any settlement entered into or any judgment consented to without the Indemnitor’s prior written consent.

(c)                                  Subject to the provisions of Section 8.4(j), if the Indemnitor does not assume the defense of such Third Party Claim within 30 days of receipt of the Claim Notice, the Indemnitee will be entitled to assume such defense, at its sole cost and expense (or, if the Indemnitee incurs a Loss with respect to the matter in question for which the Indemnitee is entitled to indemnification pursuant to Section 11.2 or 11.3, as

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applicable, at the expense of the Indemnitor), upon delivery of notice to such effect to the Indemnitor; provided, however, that the Indemnitor (i) shall have the right to participate in the defense of such Third Party Claim at its sole cost and expense, but the Indemnitee shall control the investigation, defense and settlement thereof; (ii) may at any time thereafter assume the defense of such Third Party Claim, in which event the Indemnitor shall bear the reasonable fees, costs and expenses of the Indemnitee’s counsel incurred prior to the assumption by the Indemnitor of the defense of such Third Party Claim; and (iii) shall not be obligated to indemnify the Indemnitee hereunder for any settlement entered into or any judgment consented to without the Indemnitor’s prior written consent.

(d)                                 Notwithstanding any provisions in this Agreement to the contrary, if there is a conflict between the provisions of this Section 11.4 and the provisions of Section 8.4(j), the provisions set forth in Section 8.4(j) shall control.

11.5                           Indemnification Procedures for Non-Third Party Claims. The Indemnitee will notify the Indemnitor in writing promptly of its discovery of any matter for which the Indemnitor may be liable to the Indemnitee hereunder that does not involve a Third Party Claim, which Claim Notice shall (a) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (b) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the breach of representation, warranty, covenant or agreement to which each such item is related and the computation of the amount to which the Indemnitee claims to be entitled hereunder. In the event that the Indemnitor does not notify the Indemnitee that it disputes such claim within 30 days from receipt of such Claim Notice, the claim specified therein shall be deemed a liability of the Indemnitor hereunder (subject to the limitations set forth in this Article XI, as applicable). The Indemnitee shall reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Indemnitee and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

11.6                           Limitations on Indemnification.

(a)                                  No party hereto shall be required to indemnify, defend or hold harmless any Person pursuant to this Article XI unless a Claim Notice is delivered pursuant to this Article XI; provided, that no claims for indemnification, other than claims under Section 11.6(f) and (g) hereof, shall be made hereunder prior to (i) the first anniversary of the Closing or (ii) the accrual of Claims equal to or exceeding $125,000, whichever occurs earlier, and, thereafter, Claims shall be made no more frequently than (x) quarterly, or (y) the accrual of Claims equal to or exceeding $125,000, whichever occurs earlier.

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(b)                                 Other than with respect to any breach of Section 4.6 or any claims for Taxes, Environmental Liabilities or Non-Compliance Liabilities, in no event shall the cumulative indemnification obligations of the Seller, on the one hand, or the Purchaser, on the other hand, under this Article XI in the aggregate exceed fifty million dollars ($50,000,000) (the “Cap”).

(c)                                  The amount of Losses payable under this Article XI by the Indemnitor shall be reduced (i) by any amounts recovered, net of actual costs and expenses of recovery, by the Indemnitee under insurance policies or from any other Person, and (ii) by any Tax benefit of the Indemnitee or any Affiliate of the Indemnitee arising from the incurrence or payment of any such indemnified amount; provided, that the full amount of the Losses shall be paid by the Indemnitor at the time of the claim for payment by the Indemnitee, and the Indemnitee shall reimburse the Indemnitor for any amounts actually recovered or realized pursuant to clause (i) or (ii) at the time of such recovery or realization.

(d)                                 No party hereto shall be obligated to indemnify any other Person with respect to (i) any breach of a representation or warranty if such breach was corrected by disclosure in the Purchaser Disclosure Schedule, the Seller Disclosure Schedule or in any Seller Disclosure Schedule Supplement, (ii) any covenant or condition waived by the party seeking indemnification on or prior to the Closing, or (iii) any indirect, special, incidental, consequential or punitive damages. Each party hereto agrees that, for so long as such party has any right of indemnification under Article XI, it shall not, and shall use its commercially reasonable efforts to ensure that its Affiliates do not, voluntarily or by discretionary action, accelerate the timing, or increase the cost of any obligation of any other party under this Article XI, except to the extent that such action is taken (x) for a reasonable legitimate purpose and not with a purpose of discovering a condition that would constitute a breach of any representation or warranty, covenant or agreement of the other party hereto or (y) in response to a discovery by such party, without violation of the immediately preceding clause (y), of meaningful evidence of a condition that constitutes a breach of any representation, warranty, covenant or agreement of any other party hereunder. Notwithstanding anything to the contrary herein, an Indemnitor shall not be obligated to indemnify an Indemnitee for any Loss to the extent arising from any such voluntary or discretionary action, other than as so excepted.

(e)                                  The Purchaser shall have no claim or right to indemnification pursuant to this Article XI or otherwise, and none of the Seller, the Company, any Subsidiary of the Company or any other Person shall have or be subject to any liability to the other party hereto or any other Person, in respect of any misstatement, omission or misrepresentation contained in any information, documents or materials furnished or made available to the Purchaser or any of its Affiliates, officers, directors, employees, agents or advisors by the Seller, the Company, the Subsidiaries of the Company or any of their respective Affiliates, officers, directors, employees, agents or advisors in certain “data rooms,” management presentations or any other form in contemplation of the transactions contemplated hereby; it being expressly understood that such information,

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documents or materials in no way affect the representations and warranties made by the Seller herein or Purchaser’s rights to indemnification hereunder.

(f)                                    Except as provided in Section 11.6(g) in connection with earnings and profits, Seller shall have no obligation to indemnify any Person under this Agreement for any Loss arising directly or indirectly as a result of the Tax attributes, including without limitation, adjusted tax basis and or carryovers, of the Company and its Subsidiaries immediately prior to, as of or following the Closing, except that, in the event that as a result of a breach of the representations or warranties set forth in Section 4.6(f) or a breach of the covenant set forth in Section 8.4(n) hereof, Purchaser or Spirit Finance Corporation unknowingly fails to satisfy, with respect to a taxable year for which such entity qualified as a “real estate investment trust” for federal income tax purposes, the distribution requirement imposed on it under Section 857(a)(1) of the Code, then Seller shall be obligated to indemnify Purchaser under this Agreement in respect of such breach in an amount equal to (and in no event in excess of) the sum of (a) the product of (I) the amount by which Purchaser or Spirit Finance Corporation failed to satisfy the distribution requirement under Section 857(a)(1) of the Code as a result of such breach and (II) ..05 and (b) the amount of the interest charge actually imposed on the Purchaser or Spirit Finance Corporation under Section 860 of the Code in respect of the deficiency dividends (as such term is defined in Section 860 of the Code) paid to remedy the failure to satisfy the distribution requirement in Section 857(a)(1) described in this sentence that resulted from the failure to distribute the amount described in clause (I), but only, in the case of this clause (b), to the extent that (i) such interest expense is attributable to the portion of the deficiency dividend attributable to a “determination” (as defined for purposes of Section 860 of the Code) that has established that a representation and warranty in Section 4.6(f) hereof was inaccurate or that there was a breach of the covenant set forth in Section 8.4(n) hereof and (ii) such interest charge does not relate to any period of time that is more than 30 days (60 days if the portion of the deficiency dividend described in clause (b) above exceeds $20 million) after the date of the “determination”, as such term is defined for purposes of Section 860 of the Code, to which such deficiency dividend relates. There will be no right to indemnity under this Section 11.6(f) unless the Purchaser’s claim for such indemnity, describing in reasonable detail the basis for such claim, is received by Seller prior to the eighth anniversary of the Closing Date. Nothing in this Section 11.6(f) shall alter the Seller’s responsibility for Taxes imposed on the Company and its Subsidiaries with respect to Pre-Closing Periods, as provided for elsewhere in this Agreement.

(g)                                 Seller agrees to indemnify Purchaser hereunder for the earnings and profits (as determined for federal income tax purposes) of the Company and its Subsidiaries as of Closing to which Purchaser or Spirit Finance Corporation succeeds (provided that such successor qualifies as a “real estate investment trust” for

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federal income tax purposes) as a result of the Acquisition, with the amount of such indemnity to equal (and in no event to exceed) in the aggregate the lesser of (I) the product of (i) the earnings and profits (as determined for federal income tax purposes) of the Company and its Subsidiaries as of the Closing to which Purchaser or Spirit Finance Corporation succeeds (provided that such successor qualifies as a “real estate investment trust” for federal income tax purposes) as a result of the Acquisition and (ii) .05 and (II) $5,100,000. In addition, Seller agrees to indemnify Purchaser for the amount of any interest charge actually imposed upon Purchaser or its Affiliates under Treasury Regulations Section 1.857-11 in connection with earnings and profits (as determined for federal income tax purposes) of the Company and its Subsidiaries as of the Closing to which Purchaser or Spirit Finance Corporation succeeds (provided that such successor qualifies as a “real estate investment trust” for federal income tax purposes) as a result of the Acquisition; but only to the extent that (x) the interest charge is imposed in respect of earnings and profits of the Company or its Subsidiaries as of the Closing attributable to (i) any inconsistency between the actual results of the Company and its Subsidiaries for the Tax periods ending December 28, 2005, January 28, 2006 and the Closing Date and those results as set forth in (a) an income tax provision calculation or draft or final federal income Tax Return for the Company for the federal Tax year ended December 28, 2005 provided by Seller to Purchaser by October 15, 2006 or (b) financial statements (including balance sheets and income statements) for the periods ending December 28, 2005, January 28, 2006 and the Closing Date provided by Seller to the Purchaser by October 15, 2006 or (ii) Seller filing, or causing the Company or its Subsidiaries to file, Tax Returns after the date hereof that are inconsistent with the items described in clauses (a) or (b) of clause (i) above and (y) such interest charge does not relate to any period of time that is more than 30 days (60 days if the amount of earnings and profits described in clause (x) above exceeds $20 million) after the date on which Purchaser or its Affiliates have determined or received notice that Purchaser or Spirit Finance Corporation succeeded to the amount of earnings and profits to which such interest charge relates. For the avoidance of doubt, it is agreed that for the purposes of clause (ii) of the preceding sentence, no filing or document entered into or created in connection with an audit, suit or similar Tax proceeding shall constitute a Tax Return. Except to the extent provided in this Section 11.6(g), in no event shall there be any indemnification by Seller under this Agreement in respect of Losses arising, directly or indirectly, as a result of the amount of the earnings and profits (as determined for federal income tax purposes) of the Company or its Subsidiaries as of any time. There will be no right to indemnity under this Section 11.6(g) unless the Purchaser’s claim for such indemnity, describing in reasonable detail the basis for such claim, is received by Seller prior to the eighth anniversary of the Closing Date.

(h)                                 In the event that Purchaser makes a claim for indemnity under Section 11.6(f) or Section 11.6(g) hereof, Seller and Purchaser shall work together in good faith to determine the amount owed by Purchaser hereunder and, if unable to reach agreement within 30 days of Seller’s receipt of such claim, shall jointly select a nationally recognized accounting firm to determine the amount owed in respect of such claim, which firm shall resolve such dispute as soon as reasonably practical. If the parties are unable to jointly select a nationally recognized accounting firm to address such dispute in the first instance, each shall select a nationally recognized accounting firm and those two firms shall jointly select a third nationally recognized accounting firm (in absence of agreement as to the selection of said third nationally recognized accounting firm, such selection shall be made by a mediation process reasonably agreed upon by the parties or in the absence of same, by a court of competent jurisdiction). The

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costs and expenses of the nationally recognized accounting firm resolving the dispute shall be borne by Seller and Purchaser in such proportion as such firm determines reflects the relative merits of the position of each such party with respect to the items in dispute. In the case of an indemnity claim under Section 11.6(g) hereof, the provisions of this Section 11.6(h) shall not be available unless the potential amount of the claim, together with all other claims that have previously been subject to this sentence exceeds $100,000. Within 5 Business Days following the resolution of the amount of an indemnity payment under this Section 11.6(h), the amount of indemnification determined under this Section 11.6(h) will be paid.

(i)                                     Any claim by the Purchaser pursuant to this Article XI with respect to Environmental Liabilities must be brought within five (5) years after the expiration of the Term (as defined in the Master Leases) of the Master Lease governing the Real Property Asset for which the claim is being made.

(j)                                     Seller shall have no liability hereunder in any way with respect to the content or conclusions of any report provided pursuant to Section 8.4(o) hereof. Nothing in this Section 11.6(j) shall limit the application of Section 11.6(g) hereof.

11.7                           Exclusive Remedy. Each party hereto acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement, the Acquisition and the other transactions contemplated hereby or thereby (other than claims of, or causes of action arising from, fraud) shall be a claim pursuant to the provisions of this Article XI (or a claim under the Restructuring Agreements, in the event a right to a claim exists thereunder). In furtherance of the foregoing, each party hereto (on behalf of itself and its Affiliates (including, in the case of the Purchaser following the Closing, the Company and its Subsidiaries)) hereby waives, from and after the Closing, any and all rights, claims and causes of action which such party may have against the other party hereto or any of its Affiliates arising under or based upon any Law or otherwise, other than pursuant to this Article XI or the provisions of the Restructuring Agreements.

11.8                           Characterization of Indemnification Payments. Except as otherwise required by applicable Law, the parties hereto shall treat any indemnification payment made hereunder as an adjustment to the Purchase Price.

11.9                           Effect of Investigation. No fact, event, misrepresentation or occurrence that, in the absence of this Section 11.9, would constitute a breach of any representation or warranty of the Seller or the Purchaser under this Agreement shall be deemed to constitute a breach by such party of its representations or warranties under this Agreement for which the Indemnitee would be entitled to be indemnified pursuant to this Article XI if the Indemnitee has knowledge of such breach as of the Closing Date; provided that the Purchaser shall be entitled to deliver to the Seller a certificate signed on behalf of the Purchaser by an officer of the Purchaser to the effect that no such knowledge of any breach(es) exists as of the Closing Date.

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ARTICLE XII

MISCELLANEOUS

12.1                           Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) sent by facsimile transmission, (c) mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) mailed by reputable international overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

If to the Purchaser, to:

Spirit Finance Acquisitions, LLC

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona  85254

Attn: Michael T. Bennett

Facsimile: (480) 606-0826

With a copy to:

Kutak Rock LLP

1801 California Street, Suite 3100

Denver, Colorado  80202

Attn: Paul E. Belitz

Facsimile: (303) 292-7799

If to the Seller, to:

SKO Group Holding Corp.

5200 Town Center Circle, Suite 470

Boca Raton, FL  33486

Attn:                    Gary Talarico and

Deryl Couch

Facsimile:  561-394-0540

With copies to:

ShopKo Stores Operating Co., LLC

700 Pilgrim Way

Green Bay, WI 54307

Attn: General Counsel

Facsimile:  920-429-7401

Morgan, Lewis & Bockius LLP

101 Park Avenue

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New York, NY  10178

Attn:  Steven Navarro

Facsimile:  212-309-6001

All such notices, requests and other communications will be deemed given, (w) if delivered personally as provided in this Section, upon delivery, (x) if delivered by facsimile transmission as provided in this Section, upon confirmed receipt, (y) if delivered by mail as provided in this Section, upon the earlier of the fifth Business Day following mailing and receipt, and (z) if delivered by overnight courier as provided in this Section, upon the earlier of the second Business Day following the date sent by such overnight courier and receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party hereto may change the address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

12.2                           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless such amendment is in writing and signed by the Purchaser and the Seller. No failure or delay by any party hereto in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.3                           Expenses. Except as otherwise provided herein, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the Acquisition is consummated.

12.4                           Successors and Assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that either party may assign this Agreement to an Affiliate of such party, provided that any such assignment shall not relieve the original party hereto of its obligations hereunder. Subject to the foregoing sentence, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.5                           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

12.6                           Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of any state or Federal court located within the County of New York in the State of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such action, suit or proceeding only in such courts. Each party

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further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

12.7                           Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart to this Agreement.

12.8                           No Third Party Beneficiaries. No provision of this Agreement is intended or shall be deemed to confer upon any Person other than the parties hereto any rights or remedies hereunder.

12.9                           Entire Agreement. This Agreement (including the Exhibits and the Schedules hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter (except for the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms). All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any matter disclosed in any Section of the Seller Disclosure Schedule or Purchaser Disclosure Schedule shall be deemed to be disclosed in all Sections thereof.

12.10                     Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.11                     Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will

46

be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

12.12                     Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by Seller were not performed in accordance with the terms hereof and that the Purchaser shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

12.13                     Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

[Signature page follows.]

47

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SPIRIT FINANCE ACQUISITIONS, LLC

By:	/s/ Christopher H. Volk
Name: Christopher H. Volk
Title: President and Chief Executive Officer

SKO GROUP HOLDING CORP.

By:	/s/ Gary Talarico
Name: Gary Talarico
Title: Vice President

Exhibit A

Form of Release

              , 2006

To the Board of Directors of [                                ].

Reference is hereby made to that certain Stock Purchase Agreement dated as of May     , 2006 (the “Agreement”), between Spirit Finance Acquisitions, LLC, a Delaware limited liability company, and SKO Group Holding Corp., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Effective upon the consummation of the Closing, (i) I hereby resign from my position as a[n] [executive officer] [member of the Board of Directors] of [each of the Company,                and                         ] (collectively, the “Companies”)] [and each committee thereof of which I am a member and (ii) I hereby release [each of the Companies] from any and all claims, actions, liabilities, obligations and damages of any kind arising out of or related to my capacity as a[n] [executive officer] [member of the Board of Directors] of [each of the Companies] and each committee thereof of which I am a member.

Respectfully yours,

Exhibit B

Form of Lease

MASTER LEASE

FINAL

MASTER LEASE

between

[List the names of the 4 ShopKo SPEs [for the ShopKo Master Lease] and the names of the
2 SPEs [for the Pamida Master Lease]]

Landlord,

and

                        ,

Tenant

Dated:                                  , 2006

Exhibits:

Exhibit A-1	List of Fee Properties

Exhibit A-2	List of Leasehold Properties

Exhibit A-3	Legal Description of Each Parcel

Exhibit A-4	List of Overleases

Exhibit B	Limited Permitted Assignment and Sublease Rents

Exhibit C	Form of Estoppel Letter

Exhibit D	Form of Sublease Non-Disturbance Agreements

Exhibit E	Form of Mortgagee Non-Disturbance Agreement

Exhibit F	Form of Landlord Agreement

Exhibit G	Form of Memorandum of Lease

Exhibit H	State Specific Provisions

Exhibit I	Required Repairs

Exhibit J	Form Income and Expense Statement for Individual Property Location

Schedules:

Schedule 6.01	Tenant’s Insurance Coverage Requirements

Schedule 12.01	Officer’s Certificate (Assignment)

Schedule 12.03	Officer’s Certificate (Subletting)

Schedule 16.01(j)	Other Lease

v

MASTER LEASE

THIS MASTER LEASE (hereinafter this “Lease”) is made and entered into as of the          day of               , 2006 (the “Effective Date”), by and between [List the names of the respective SPEs] each, a Delaware limited liability company (hereinafter, collectively, “Landlord”), and                                             , a Delaware limited liability company (hereinafter “Tenant”).

ARTICLE 1.
GRANT AND TERM

1.01         Grant of Lease. Landlord, for and in consideration of the rents reserved herein and of the covenants and agreements contained herein on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain parcels of land owned by Landlord in fee and listed on Exhibit A-1 attached hereto and made a part hereof (the “Fee Properties”) and those certain parcels of land held by Landlord as the tenant under a lease, if any, in effect as of the date hereof (each such lease, an “Overlease” and collectively, the “Overleases”), and listed on Exhibit A-2 attached hereto and made a part hereof (the “Leasehold Properties”; the Fee Properties and Leasehold Properties are each, a “Parcel” and collectively, the “Parcels” and legally described on Exhibit A-3 attached hereto and made a part hereof and the Overleases are listed on Exhibit A-4 attached hereto and made a part hereof) and all of the buildings located on each of the Parcels (each, a “Building” and collectively the “Buildings”) and with respect to each Parcel, all other improvements erected or situated on each such Parcel, including, but not limited to, to the extent they exist, parking areas; access roads; entrances and driveways; lighting facilities; grass, shrubs, trees and landscaping; retaining walls; passageways, sidewalks and curbs; culverts; retention basins and drainage facilities; directional and shopping center pylons or monuments; sewer and sewage disposal systems; water supply, electric lines; gas lines and other service and utility lines, pipes and installations of every kind (each Parcel, together with the Building and the other improvements located thereon, a “Property Location” and collectively, the “Premises”), together with all easements (including any rights under applicable construction, operating and/or reciprocal easements agreements) over adjoining real property, rights of way, hereditaments, interests in or to adjacent streets or alleys or other real property and all the benefits thereunto belonging and appertaining to any portion of the Premises.

1.02         Term of Lease. The term hereof shall commence on                                  (the “Commencement Date”), and shall expire on                                      (the “Expiration Date”), unless earlier terminated or extended as provided in this Lease (the “Term”). [20 years for ShopKo properties; 15 years for Pamida properties]

1.03         Extension Options. Landlord agrees that Tenant shall have, and it is hereby granted, two (2) successive options (the “Extension Options”) to extend the Term as to any Property Location or Property Locations, in Tenant’s sole discretion, for a period of ten (10) years each (individually, an “Extension Period”, and collectively, the “Extension Periods”), each such Extension Period to begin respectively upon the expiration of the initial Term or the prior Extension Period, as the case may be. All of the terms, covenants and provisions of this Lease shall apply to each Extension Period with respect to the Property Locations that Tenant elects to extend, except that Base Rent for each of the Extension Periods shall continue to be adjusted pursuant to the terms of Sections 1.04 and 2.01 below, payable in equal monthly installments as Monthly Base Rent (as hereinafter defined in Section 2.01). In order to exercise the Extension Options, Tenant shall give Landlord notice of such exercise (which notice shall identify the Property Locations that are to be extended) no later than one hundred twenty (120) days prior to the end of the initial Term of this Lease or the prior Extension Period, as the case may be; provided, however, that if Tenant shall fail to give the notice within the aforesaid time limit, Tenant’s right to exercise its option shall nevertheless continue during said one hundred twenty (120) day period until thirty (30) days after Landlord shall have given Tenant notice of Landlord’s election to terminate such option (“Landlord’s Notice”), and Tenant may exercise such option at any time until the expiration of said thirty (30) day period. It is the intention of the parties to avoid forfeiture of Tenant’s rights to extend the Term under any of the options set forth in this Lease through inadvertent failure to give the extension notice within the time limits prescribed. Accordingly, if Tenant shall fail to give an extension notice to Landlord for any of the Extension Periods, and if Landlord shall fail to give Landlord’s Notice to Tenant, then until the expiration of thirty (30) days following Landlord’s Notice, or until Tenant either exercises its option to extend or notifies Landlord that it does not intend to exercise said option to extend, the Term shall be extended automatically from month to month upon all the terms and conditions then in effect, except that Monthly Base Rent shall be increased in accordance with Article 8, and in no event shall the Term extend beyond the last date of the last Extension Period. Upon the failure of Tenant to exercise one or any of the options herein following Landlord’s Notice, and, in any event, upon expiration of the last of such Extension Periods, Tenant shall have no further or additional right to renew or extend this Lease.

1.04         Base Rent Reset. Notwithstanding the terms and provisions of Section 1.03, upon the commencement of each Extension Period of this Lease, the Base Rent shall be reset as determined in accordance with Section 31.24 hereof (the “FMV Reset”). The parties shall commence the process for determining fair market rent upon Tenant’s delivery to Landlord of written notice requesting such determination; provided, however, such notice shall be delivered at least three (3) months, but in no event earlier than eight (8) months, before the date for exercising the Extension Option for such Extension Period. The foregoing shall in no way affect the Base Rent adjustments under Section 2.01; provided, however, in the event the commencement of an Extension Period shall occur on an Adjustment Date, the FMV Reset shall be the only adjustment to Base Rent.

1.05         Lease Year Defined. As used in this Lease, the term “Lease Year” shall mean (a) if the Commencement Date is the first (1st) day of a calendar month, the twelve (12) month period commencing on the Commencement Date or (b) if the Commencement Date is not the first (1st) day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term, and in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term.

ARTICLE 2.
RENT

2.01         Base Rent. Throughout the Term, Tenant shall pay to Landlord an annual base rent for the Premises (the “Base Rent”), without notice or demand. The Base Rent for the first Lease Year shall be equal to [ShopKo - $66,433,139.98; Pamida - $7,958,616.75]. Subject to Section 1.04, on                            1, 2009 and every third anniversary thereafter during the Term (the “Adjustment Date”), the Base Rent shall increase by the lesser of (a) 1.25 multiplied by the product of (i) the Base Rent in effect immediately prior to the applicable Adjustment Date and (ii) the CPI Increase (as hereinafter defined in Section 31.16) or (b) 6% of the Base Rent in effect immediately prior to the applicable Adjustment Date. Base Rent shall be payable in equal monthly installments (hereinafter referred to as “Monthly Base Rent”), in advance, on the first (1st) day of the Term and on the first (1st) day of each calendar month thereafter of the Term. If the Term begins on any day except the first (1st) day of a calendar month or ends on any day except the last day of a calendar month, the Monthly Base Rent shall be prorated by multiplying the Monthly Base Rent by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) and the denominator of which is the total number of days in such month.

2.02         Manner of Payment. Upon the Effective Date, Landlord shall deliver to Tenant a confirmation of Landlord’s account information allowing Tenant to establish arrangements whereby payments of the Base Rent and all other amounts becoming due from Tenant to Landlord hereunder, are transferred by Automated Clearing House Debit initiated by Tenant from an account established by Tenant at a United States bank or other financial institution to such account as Landlord may designate. Tenant shall continue to pay all Base Rent by Automated Clearing House Debit unless otherwise designated from time to time by written notice from Landlord to Tenant.

2.03         Net Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that any Base Rent, Impositions and all other sums payable by Tenant hereunder (hereinafter collectively referred to as “Rent”) shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease or by operation of law. This is a net lease and Base Rent, Impositions, and all other items of Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, abatement, deferment, or deduction, except as otherwise specifically set forth herein or provided by law, and Tenant shall enforce any rights against Landlord in an independent action; provided, however, in no event shall Tenant be liable for any interest, principal, late fees or other expenses relating to any debt incurred by Landlord or other costs incurred by Landlord in financing or refinancing the Premises. Except as provided under bankruptcy, insolvency, reorganization or other proceeding affecting Landlord, Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (a) the exercise of any remedy, including foreclosure, under any Mortgage, (b) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or otherwise, (c) the taking of the Premises or any portion thereof (except as expressly provided herein), (d) the prohibition or restriction of Tenant’s use of the Premises under any Laws, or (e) the destruction of the Premises or any portion thereof (except as expressly provided herein).

ARTICLE 3.
IMPOSITIONS

3.01         Tenant to Pay Impositions. Tenant shall pay or cause to be paid, directly to the applicable taxing authority (except as otherwise expressly set forth in Section 30.01 hereof) in a timely manner and as hereinafter provided, all of the following items, if any, to the extent that such items arise out of the use, ownership or operation of each Property Location that accrue during the Term (each, an “Imposition” and collectively, the “Impositions”): (a) real property taxes and assessments; (b) taxes on personal property, trade fixtures and improvements located on or relating to the Premises, whether belonging to Landlord or Tenant; (c) occupancy and rent taxes; (d) levies; (e) gross receipts, excise or similar taxes (i.e., taxes customarily based upon gross income or receipts which fail to take into account deductions relating to any Property Location) imposed or levied upon, assessed against or measured by Base Rent or other Rent payable hereunder, but only to the extent that such taxes would be payable if such Property Location (together with any other Property Locations owned by Landlord and subject to this Lease) were the only properties of Landlord; (f) all excise, franchise, privilege, license, sales, value added, use and similar taxes imposed upon the Rent or other monies owed hereunder, or upon the leasehold estate of either party (other than, transfers, sales or similar taxes imposed in connection with a direct or indirect transfer of Landlord’s leasehold estate); (g) payments in lieu of each of the foregoing, whether or not expressly so designated; (h) fines, penalties and other similar or like governmental charges applicable to any of the foregoing and any interest or costs with respect thereto solely attributable to the acts of Tenant; and (i) any and all other federal, state, county and municipal governmental and quasi-governmental levies, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, and any interest or costs with respect thereto, which are due and payable or accrue at any time during the Term. Each such Imposition, or installment thereof, during the Term shall be paid before the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition) (“Installments”), Tenant may exercise the option to pay the same in such Installments and shall be responsible for the payment of such Installments only, provided that all such Installment payments relating to periods prior to the expiration of the Term are required to be made prior to the Expiration Date or early termination of this Lease. Notwithstanding anything contained in this Section 3.01 to the contrary, (i) ”Impositions” shall include all real property taxes and assessments which were assessed, levied or imposed or which accrued prior to the Term if payable during the Term, and Tenant shall promptly pay such items as and when they become due and payable, and (ii) any real property taxes and assessments which accrue during the Term but become payable after the Term shall continue to be Tenant’s obligation or responsibility to pay.

3.02         Receipt of Payment. Tenant shall furnish to Landlord, within thirty (30) days after each Imposition is due, evidence reasonably satisfactory to Landlord evidencing the payment of an Imposition. Landlord and Tenant shall notify the appropriate governmental authorities to deliver bills or invoices for Impositions directly to Tenant. Notwithstanding anything in this Lease to the contrary, if Landlord and Tenant are unable, after having made commercially reasonable efforts to do so, to cause direct billing of Impositions to Tenant’s address, and Landlord fails to promptly (but in any event within ten (10) business days after receipt thereof), deliver to Tenant any bill or invoice with respect to any Impositions that Landlord may receive and Tenant’s payment of such Impositions within twenty (20) business days after receipt of the tax bill results in the imposition of interest, penalties and/or late fees, then Landlord shall be responsible for such interest, penalties and/or late fees.

3.03         Exclusions.

(a)            Except as provided in Section 3.03(b) hereinbelow, nothing contained in this Article 3 shall require Tenant to pay foreign, state, local or federal income, inheritance, estate, succession, capital levy, capital stock, stamp, transfer (except transfers occurring as a result of Tenant exercising its right of substitution under Section 12.05 hereof), excess profit, revenue, gift or similar taxes of Landlord. For these purposes, income taxes shall include (i) taxes, however labeled, determined by reference to income, and (ii) any tax, however labeled, imposed on one or more alternative bases, where one or more of such alternative bases is based on income and the tax is in fact imposed on the income base; provided, however, that the maximum additional amount of Impositions with respect to a calendar year that Tenant may be responsible for hereunder as a result of the inclusion of “and the tax is in fact imposed on the net income base” may not exceed $50,000. Where a tax may be imposed on one or more alternative bases, one or more of which is based on income, and it is not in fact imposed on the income base, the tax actually imposed will be treated as an income tax hereunder to the extent of the amount that would have been imposed had the tax been imposed on an income base.

(b)           If, at any time during the Term, a tax or excise on Base Rent or other Rent or the right to receive rents or other tax, however described, is levied or assessed against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Base Rent or other Rent or other tax before interest or penalties accrue, and the same shall be deemed to be an Imposition levied against the Premises.

3.04         Contest. Tenant shall have the right to contest (in the case of any item involving more than $10,000, after written notice to Landlord) the amount or validity, in whole or in part, of any Imposition by appropriate legal proceedings diligently conducted in good faith, at Tenant’s sole cost and expense, provided that (a) no Default by Tenant has occurred and is continuing; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is bound as a direct party and any REAs and Overleases and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws; (c) no Property Location nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such proceedings; (d) Tenant shall promptly upon final determination thereof pay the amount of any such Imposition, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Imposition from the applicable Property Location; and (f) Tenant shall furnish such security as may be required by the appropriate governmental authorities in connection with the proceeding. Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith.

3.05          Reduction of Assessed Valuation. Subject to the provisions of Section 3.04, Tenant shall have the right to seek a reduction in the assessed valuation of each Property Location for real property tax purposes and to prosecute any action or proceeding in connection therewith.

3.06          Joinder of Landlord. Landlord shall join and reasonably cooperate in any proceedings referred to in Section 3.04 or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse (as incurred) and indemnify Landlord (promptly upon demand) for any and all costs or expenses which Landlord may sustain or incur in connection with any such proceedings.

ARTICLE 4.
USE; COMPLIANCE

4.01         Use. Tenant shall have the right to use and occupy the Premises for any retail purpose or for any other use or purpose permitted by the applicable zoning authority and otherwise by law and, as applicable, any REAs (as defined in Section 9.04) or Overleases. Tenant shall have the right to cease operations for business (“go dark”) in up to ten percent (10%) of the aggregate of the (a) rentable square footage of the Premises covered by this Lease at the time of determination, and (b) rentable square footage of the leased premises under the Other Lease at the time of determination. Notwithstanding the foregoing, (i) as to any particular Property Location, if less than fifty percent (50%) of the rentable square footage of such Property Location is not operating for business, no portion of such Property Location shall be considered “dark”, (ii) no portion of a Property Location shall be considered “dark” unless such Property Location is “dark” for more than twelve (12) consecutive months, (iii) no portion of a Property Location shall be considered dark if Tenant ceases business operations in such Property Location in connection with a casualty, condemnation or Capital Improvement (as hereinafter defined in Article 11) or Force Majeure (as hereinafter defined in Section 31.10), and (iv) Tenant shall have the right to go dark in [ShopKo – 1 distribution center; Pamida – the corporate headquarters] and such Property Location shall not count against the ten percent (10%) limitation set forth above. Tenant shall provide Landlord with written notice of a “go dark” Property Location, and an officer’s certificate of Tenant (1) certifying compliance with all of the square footage requirements set forth in the foregoing subsections (a), (b) and (i), and the other requirements or conditions set forth in the foregoing subsections (ii), (iii) and (iv), and (2) attaching a schedule of square footage calculations in support thereof (provided, however, that Tenant’s failure to deliver such officer’s certificate to Landlord shall not constitute a default hereunder). Notwithstanding the foregoing, the terms and provisions of this Lease and Tenant’s obligations hereunder (including without limitation, the payment of Base Rent and other Rent without reduction except as set forth in Articles 14 and 15, and Tenant’s maintenance obligations under Section 9.02) shall remain in full force and effect with respect to any Property Location that has gone dark.

4.02          Compliance. Tenant’s use and occupation of each of the Property Locations, and the condition thereof, shall, at Tenant’s sole cost and expense, comply fully with all Legal Requirements (defined below), and all restrictions, covenants and encumbrances of record (including any owner obligations under such Legal Requirements), with respect to the Premises, in either event, the failure with which to comply could have a Material Adverse Effect. Without in any way limiting the foregoing provisions, Tenant shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos, economic sanctions, and the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder, as it affects the Premises now or hereafter in effect. Tenant shall comply with all Legal Requirements and directives of governmental authorities and, upon receipt thereof, shall provide to Landlord copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to any actual or alleged noncompliance event, the failure of which to comply could have a Material Adverse Effect. Tenant shall also reimburse Landlord for all Costs incurred by Landlord in evaluating the effect of such an event on the Premises and this Lease (to the extent Tenant is not using reasonable efforts to comply with such event and Landlord makes a reasonable and good faith determination that such evaluation is necessary), in obtaining any necessary licenses from governmental authorities as may be necessary for Landlord to enforce its rights hereunder, and in complying with all Legal Requirements applicable to Landlord as the result of the existence of such an event, and for any penalties or fines imposed upon Landlord as a result thereof. Tenant will use commercially reasonable efforts to prevent any act or condition to exist on or about the Premises which will materially increase any insurance rate thereon except when such acts are required in the normal course of its business, and in any event, Tenant shall pay for such increase; provided, however, the foregoing provision shall not in any way prevent Tenant from having the right to use and occupy the Premises in accordance with Section 4.01 above. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties (as hereinafter defined in Section 13.03(a)) solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses (defined below) caused by, incurred or resulting from Tenant’s failure to comply with its obligations under this Section.

For purposes hereof:

“Costs” means all reasonable costs and expenses incurred by a Person (defined below), including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, and appraisal fees, as the circumstances require.

“Laws” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Legal Requirements” means the requirements of all present and future Laws (defined below) (including, without limitation, Environmental Laws (defined below) and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to the Property Locations, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Property Locations, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Property Locations.

 “Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense).

“Material Adverse Effect” means a material adverse effect on (a) any of the Property Locations, including, without limitation, the operation of any of the Property Locations and/or the value of any of the Property Locations; (b) Tenant’s ability to perform its obligations under this Lease; or (c) Landlord’s interests in any of the Property Locations or this Lease.

ARTICLE 5.
UTILITIES

5.01         Payment for Utilities. For all charges which accrue during the Term, Tenant will pay, when due, all such charges of every nature, kind or description for utilities furnished to any Property Location or chargeable against any Property Location, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to commencement of the Term, Tenant shall pay for all utilities or services at any Property Location used by it or its affiliates, agents, employees or contractors.

5.02         Utilities. Tenant shall have the right to choose and shall be responsible for contracting directly with all suppliers of utility services. In the event that any charge or fee is required by the State in which any Property Location is located or by any agency, subdivision or instrumentality thereof, or by any utility company or other entity furnishing services or utilities to such Property Location, as a condition precedent to furnishing or continuing to furnish utilities or services to such Property Location, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Article 5 shall include, but shall not be limited to, any charges or fees for present or future water or sewer capacity to serve each Property Location, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide each Property Location with adequate utility services. Tenant may elect to cause the separate metering of utilities to various portions of any Building. If Tenant makes such an election, the costs of such separate metering shall be at the sole and exclusive cost of Tenant. In the event Tenant fails to pay any such charge or fee contemplated by this Section 5.02, Landlord shall have the right, but not the obligation, to pay such charges or fees on Tenant’s behalf and Tenant shall reimburse Landlord for such utility charge upon Landlord’s demand therefor with interest accruing at the rate provided in Section 31.07. The inability of Tenant to obtain, or any stoppage of, the utility services referred to in this Article 5 resulting from any cause (other than Landlord’s gross negligence or willful wrongful acts) shall not make Landlord liable in any respect for damages of any kind to any Person, property or business, or entitle Tenant to any abatement of Rent or other relief from any of Tenant’s obligations under this Lease.

ARTICLE 6.
INSURANCE

6.01          Tenant’s Insurance.

(a)           Tenant shall obtain and maintain the following coverages for all properties at its sole cost and expense [For Pamida Only: (provided, however, upon the satisfaction of the Cross-Default Termination Tests under Section 16.01(j) the coverages for Tenant shall be as set forth on Schedule 6.01 attached hereto)]:

(i)            “All Risk” or “Special Form” Property Insurance with a $100,000,000 per occurrence limit, with no aggregate for the peril of windstorm, tornado and hail, on the Buildings and Tenant’s Personalty (as defined in Section 7.02) located on each Property Location, (1) in an amount equal to 100% of the full replacement cost, (2) containing an agreed amount endorsement waiving all co-insurance provisions; (3) providing for no deductible in excess of (a) $100,000 or (b) in the event that the Insurance Deductible Letter of Credit is in full force and effect, $500,000; and (4) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction under an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the improvements or the use of each individual Property Location shall at any time constitute legal non-conforming structures or uses. The full replacement cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Landlord by an appraiser or contractor designated and paid by Tenant and approved by Landlord, or by an engineer or appraiser in the regular employ of the insurer and at the expense of Tenant. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. For purposes of this Section 6.01(a)(i), the term “Insurance Deductible Letter of Credit” shall mean a letter of credit [combined for ShopKo and Pamida so long as they jointly procure insurance] in an amount equal to $400,000.00, naming Landlord or, at Landlord’s option, a lender of Landlord (a “Lender”) as the sole beneficiary thereof, which letter of credit shall (i) be a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Landlord in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of “AA” or better (or a comparable long term debt obligation rating) as assigned nationally-recognized statistical rating agency, (ii) be payable upon presentation of a sight draft only to the order of Landlord or its Lender at a New York City bank, (iii) have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the Term of the Mortgage, (iv) provide for multiple draws, and (v)  be transferable by Landlord, its Lender and their successors and assigns at a New York City bank.

(ii)           Commercial General Liability insurance (“Liability Insurance”) against liability for bodily injury and death, property damage, personal and advertising injury,

liquor (to the extent liquor is sold or manufactured on any Property Location), optometrist and druggist professional liability (to the extent optometric and pharmacy operations exist on any Property Location) on each Property Location, such Liability Insurance (1) to be on an “occurrence” form with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate) and to continue at not less than the aforesaid limit until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate; (2) to provide coverage for premises and operations, products and completed operations on an “if any” basis, independent contractors, blanket contractual liability for all written and oral contracts and contractual liability covering the indemnities contained in this agreement. The deductible for Liability Insurance coverage shall not exceed $250,000.

(iii)          Workers’ Compensation insurance providing statutory benefits and Employers Liability insurance with a limit of at least $1,000,000 for all persons employed by Tenant at or in connection with each Property Location;

(iv)          Business Interruption/Loss of Rents insurance (1) covering all risks required to be covered by the insurance provided for in Section (i) above; (2) in an amount equal to 100% of the projected gross income from each individual property (on an actual loss sustained basis) for a period continuing until the restoration of the individual Property Location is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the signing of this Lease and at least once each year thereafter based on Tenant’s reasonable estimate of the gross earnings including 100% of rent payables for the succeeding twenty-four (24) month period, and (3) containing an extended period of indemnity endorsement which provides that after the physical loss to the Buildings, improvements or Tenant’s Personalty has been repaired, the continued loss or income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable individual Property Location is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period;

(v)           Comprehensive Boiler and Machinery insurance, if applicable, in an amount equal to the greater of $5,000,000 or full replacement cost of the Buildings, improvements and Tenant’s Personalty on terms consistent with the “All Risk” Property insurance required under subsection (i) above;

(vi)          Flood insurance, if any portion of a Building is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazard pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), of the following types and in the following amounts (1) coverage under policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the applicable individual Property Location under the Flood Insurance Acts, subject only to customary deductibles under such policies and (2) Excess Flood Insurance in an amount equal to the greater of (x) 100% of replacement cost of the Buildings (including the improvements)

located in the applicable individual Property Location, or (y) $10,000,000 for Property Locations outside Flood Zone A or V;

(vii)         Earthquake insurance for locations with Probable Maximum Loss percentages of 20 (PML 20%) or greater, and sinkhole and mine subsidence insurance in amounts equal to one times (1x) the probable maximum loss of each individual Property Location as determined by Landlord in its sole discretion and in form and substance satisfactory to Landlord, provided that with the exceptions for limits and deductibles the Earthquake insurance shall be on terms consistent with the “All Risk” Property insurance under subsection (i) above:

(viii)        Umbrella Liability insurance in an amount not less than Seventy Five Million ($75,000,000) per occurrence on the forms of Primary Commercial General Liability, Employers Liability, Optometrist Professional Liability and Druggist Professional Liability;

(ix)           At all times during which structural construction, repairs or alterations are being made with respect to the Buildings and the other improvements (1) Owner’s Contingent or Protective Liability insurance covering claims not covered by or under the terms or provisions of the insurance provided in Section (ii) above; and (2) Builders Risk insurance on a completed value form covering against “all risks” insured against pursuant to Section (i) above shall include permission to occupy each individual Property Location, and shall contain an agreed amount endorsement waiving coinsurance provisions;

(x)            Insurance against terrorism, terrorist acts or similar acts of sabotage (“Terrorism Insurance”) with coverage amounts of not less than [Two Hundred Million and 00/100 Dollars ($200,000,000.00) - ShopKo] (the “Terrorism Insurance Required Amount”). Notwithstanding the foregoing sentence, Tenant shall not be obligated to expend more than [$150,000 - ShopKo] in any fiscal year on insurance premiums for Terrorism Insurance (the “Terrorism Insurance Cap”). If the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Tenant shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap;

(xi)           With respect to each Property Location on which Tenant maintains a tank for the storage of Hazardous Materials, storage tank liability insurance that provides for corrective action, third party liability coverage and defense costs at all times during the Term in an amount not less than those limits required to satisfy the financial responsibility requirements as determined by Title 40 the Code of Federal Regulations, but in no event less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate (“Tank Insurance”); and

(xii)          Such other insurance and in such amounts from time to time that Landlord or its Lender may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each individual property located in or around the region in which the each individual Property Location is located.

(b)           Landlord shall be named as an “additional insured” for Liability Insurance, as an “additional named insured” and as a “loss payee” for Property Insurance, as an “additional insured” for Tank Insurance, and as a “loss payee” for rental value or business interruption insurance. If any Property Location shall be subject to any Mortgage (as hereinafter defined in Section 17.01), applicable Liability Insurance shall, if required by such Mortgage, name the Mortgagee (as hereinafter defined in Section 17.01) as an additional insured and Property, Business Interruption/Loss of Rents, Boiler and Machinery, Flood, Earthquake and Terrorism insurance shall name the Mortgagee as a “loss payee” under a standard “noncontributory mortgagee” endorsement or its equivalent. In the case of Property, Boiler and Machinery, and Flood insurance, each policy shall contain a so-called New York standard non-contributing mortgagee clause in favor of any Mortgagee providing that the loss thereunder shall be payable to Landlord and Mortgagee, as their interests may appear.

(c)           All of Tenant’s insurance policies required hereunder shall be in such form and shall be issued by such responsible companies permitted to do business in the State where the applicable Property Location is located. All such companies shall have a rating of “A” or better for financial strength claims paying ability assigned by Moody’s Investors Service, Inc. (if Moody’s Investors Service, Inc. provides a rating for the insurer) and a rating of ”A” or better assigned by Standard & Poor’s Rating Group (“S&P”), provided that if any insurance required is provided by a syndicate of insurers, the insurers with respect to such insurance shall be acceptable if; (1) the first layer of coverage under such insurance shall be provided by carriers with a minimum financial strength rating from S&P of “A” or better: (2) sixty percent (60%) (seventy-five percent (75%) if there are four or fewer members in the syndicate) of the aggregate limits under such policies must be provided by carriers with a minimum financial strength rating from S&P of “A” or better and (iii) the financial strength rating from S&P for each carrier in the syndicate shall have a financial strength rating from S&P of at least “BBB”. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord, and for periods of not less than one (1) year. Evidence of insurance (in form and substance reasonably acceptable to Landlord) shall be delivered to Landlord on or before the Commencement Date. Subject to the terms of Section 30 below, if Tenant fails to obtain and maintain insurance coverages in accordance with this Article 6, then, Landlord, at Landlord’s sole option, upon fifteen (15) days prior written notice to Tenant and Tenant’s failure to cure within said period, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant, and if Landlord exercises such right and expends any funds to obtain such insurance, Tenant shall reimburse Landlord for such amounts upon demand with interest accruing at the Default Interest rate provided in Section 31.07, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord. It is understood that any such sums for which Tenant is required to reimburse Landlord shall constitute Rent under this Lease.

(d)           Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee is included therein as additional named insureds with any loss payable as provided in this Lease. Tenant shall promptly notify Landlord of the carrying of any such separate insurance and shall cause evidence of the same to be delivered as required in this Lease.

(e)           Tenant shall not violate or permit to be violated any of the conditions or provisions of any of Tenant’s insurance policies required hereunder, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing shall be willing to write and continue such insurance.

(f)            Each of Tenant’s insurance policies shall contain an agreement by the insurer that such policy shall not be cancelled or modified without at least ten (10) days’ prior written notice to Landlord and each Mortgagee, and contain clauses or endorsements to the effect that no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned. The Property Insurance shall contain a waiver of subrogation by the insurer of any right to recover the amount of any loss resulting from the acts or negligence of Landlord or its agents, employees or licensees.

(g)           Each of Landlord and Tenant hereby waives any and every claim for recovery from the other for any and all loss or damage to any Property Location or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or their respective agents or employees, which loss or damage is insured pursuant to this Lease (or is required to be insured pursuant to this Lease); provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage. Each of Landlord and Tenant hereby waive all rights of subrogation that they may have against each other.

(h)           It is expressly understood and agreed that (i) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Tenant, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and its Lender; (ii) the minimum limits of insurance coverage set forth in this Section 6.01 shall not limit the liability of Tenant for its acts or omissions as provided in this Lease; (iii) Tenant shall procure policies for all insurance for periods of not less than one year and shall provide to Landlord and any servicer or Lender of Landlord certificates of insurance or, upon Landlord’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times; and (iv) Tenant shall pay as they become due all premiums for the insurance required by this Section 6.01.

6.02         Blanket Policy. Property Insurance, at the option of Tenant, may be effected by blanket policies issued to Tenant covering the entire Premises (or any portion thereof) and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease.

ARTICLE 7.
RETURN OF PREMISES

7.01         Surrender of Possession. At the expiration or early termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to each of the Buildings to Landlord and make known to Landlord the combination of all locks of vaults then remaining in each of the Buildings, and, subject to the following paragraph, shall return each Property Location and all equipment and fixtures of Landlord therein to Landlord in good working condition (subject to Tenant’s rights contained in Article 11 and Section 9.02), reasonable wear and tear, casualty and condemnation excepted.

7.02         Trade Fixtures and Personal Property. Tenant’s merchandise, furniture, machinery, trade fixtures, non-trade fixtures, inventory and other items of personal property of every kind and description (collectively, “Tenant’s Personalty”), shall belong to Tenant throughout the Term, and Tenant shall have the right to remove Tenant’s Personalty from each Property Location and the obligation to restore any damage to the applicable Property Location caused thereby, such removal and restoration to be performed prior to the end of the Term or within twenty (20) days following termination of this Lease or Tenant’s right of possession, whichever is earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 16.04 shall apply.

7.03         Survival. All obligations of Tenant under this Article 7 shall survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 8.
HOLDING OVER

If Tenant remains in possession of any Property Location after the expiration of the Term, Tenant, at Landlord’s option and within Landlord’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rent, except that Tenant shall pay Landlord one hundred twenty-five percent (125%) of the Base Rent, then applicable to the final Lease Year of the Term for the period Tenant remains in possession of such Property Location. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates each Property Location, and shall be subject to the provisions of Article 7).

ARTICLE 9.
CONDITION AND CARE OF PREMISES

9.01         As-Is Condition. Tenant acknowledges and agrees that Tenant accepts each Property Location in “AS-IS, WHERE-IS” condition and agrees that Landlord makes no representation or warranty as to the condition thereof. Tenant further acknowledges and agrees that, prior to the Commencement Date, Tenant or an affiliate of Tenant has been in sole and exclusive possession and control of each Property Location.

9.02         Tenant’s Obligations. Subject to Tenant’s rights set forth in Article 11 below and this Section 9.02, Tenant shall maintain, or cause to be maintained, in good working order each Property Location, including the Building and any other improvements located thereon, the equipment serving the Building thereon, and the other improvements located thereon, including, without limiting the generality of the foregoing, roofs, foundations and appurtenances to the Building, all mechanical, electrical, plumbing, and heating, air-conditioning and ventilation systems located in or otherwise serving such Building, and all water, sewer and gas connections, pipes and mains which service such Building which neither any public utility company nor a public authority is obligated to repair and maintain, and shall put, keep and maintain each Building, and the other improvements on such Parcel in good working order and make all repairs therein and thereon, interior and exterior, structural and nonstructural, necessary to keep the same in good working order and to comply with all applicable Laws, howsoever the necessity or desirability therefor may occur. When used in this Lease, the term “repairs” shall include all alterations, installations, replacements, removals, renewals and restorations, and the phrase “good working order” or “good working condition” means good working order or good working condition, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, (a) Tenant also shall perform common area maintenance and repairs and other duties with respect to any Property Location or any adjoining property to the extent that Landlord is required to do so under any REAs (whereupon Tenant shall be entitled to reimbursement from any third party pursuant to any such REAs), and (b) so long as no Default has occurred and is continuing and subject to Tenant’s obligation to maintain each Property Location in good working order as set forth above, Tenant shall not be required to make any structural or capital repairs or improvements to the Premises during the last two (2) years of the Term. For purposes of this Section 9.02, “the last two (2) years of the Term” refers to the final years of the Term, as extended, and Tenant’s obligations to repair and maintain the Premises will continue during the last two (2) years of the initial Term or any Extension Period if Tenant has exercised its Extension Option for the next following Extension Period.

9.03         Landlord Not Obligated. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises, nor shall Landlord have any duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, the Buildings or any other improvements presently or hereafter located on the Parcels. Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, including any Building or any other improvements.

9.04         Compliance with REA(s). Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by and between Landlord and Tenant that the Property Locations may be subject to construction, operating, development, cross easement and reciprocal easement agreements or other declarations, covenants, restrictions or easement agreements in effect as of the Effective Date in favor of an owner of adjoining property or to which Landlord is a party or which is binding on Landlord or the Premises or which is a matter of public record affecting such Property Location or any portions thereof, or any similar agreements, as may be amended from time to time (hereinafter each referred individually as an “REA” and collectively as the “REAs”), and Tenant, for itself and any permitted assignee or subtenant, hereby covenants and agrees to comply with, perform all obligations (whether those of Tenant or Landlord) under and not violate any provision of the REAs. Tenant shall pay or cause to be paid, in a timely manner, all charges, costs and other obligations imposed on or with respect to the Premises or Landlord pursuant to any REAs. Neither Landlord nor Tenant shall grant or agree to any new REA affecting a Property Location or to any consents, approvals, waivers, modifications, amendments or terminations of any REA in existence as of the Effective Date (collectively, an “REA Change”) without the prior written consent of the other party in each instance, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, with respect to the development of previously subdivided outlots owned by Tenant that are not part of the Premises, Tenant shall have the right to consent to such outlot development on behalf of Landlord under any REA (or Landlord shall execute a consent, in form and substance reasonably satisfactory to Landlord, upon the reasonable request of Tenant) so long as Tenant represents to Landlord that such development does not materially and adversely affect the use or operation of or access to or from the applicable Property Location and the development will not (a) cause any portion of such Property Location to be in violation of any legal requirements, (b) create any liens on such Property Location, or (c) violate the terms of any document or instrument of record encumbering such Property Location, including without limitation, any REA. In any instance in which a party requests the consent of the other party to an REA Change, the other party shall respond to such request within twenty (20) days; provided, that if there is no response within said twenty (20) day period, consent shall be deemed to have been given upon the expiration of said twenty (20) day period. Landlord agrees that Tenant shall enjoy the access, parking, easement and right to receive services benefits that inure to Landlord under all REAs, concerning such access, parking, easement rights or the right to receive services thereunder. Landlord hereby grants unto Tenant the rights of enforcement and audit with respect to all of the REAs on Landlord’s behalf, at Tenant’s sole cost and expense. If Tenant cures a default or enforces performance by the other owner or other party to an REA in accordance with an REA and in doing so spends money, or if at the time in question Tenant is performing the common area maintenance under that REA and the adjacent owner or other party fails to pay its share of expenses, Landlord grants Tenant, to the extent granted under the REA, the right to collect reimbursement from the adjacent owner or the other party to said REA, provided that Landlord shall have no liability to Tenant with respect to any amounts paid or costs incurred by Tenant. Landlord agrees that, upon Tenant’s request and at Tenant’s sole cost and expense, Landlord will enforce the terms of any REAs for the benefit of Tenant. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to a default by Tenant under the REAs, that continues beyond applicable notice and cure periods, and any enforcement actions described in this Section. Promptly after the request of Tenant, Landlord shall execute such documents as may be reasonably requested by Tenant in connection with any REA so that to the extent permitted by such REA, (i) Tenant is entitled to directly receive any notices under the REA (with a required copy to Landlord), (ii) Tenant, together with Landlord, is named as a co-insured under any insurance policies required to be maintained by any other party under the REA, (iii) Tenant, together with Landlord, is afforded the benefit of all rights, easements, licenses and benefits afforded to the Property Location under the REA, and (iv) Tenant is able to directly enforce and audit the REA and to directly exercise all rights and remedies in connection with any breach of the REA by any other party.

9.05         Required Repairs. On the Commencement Date, Tenant shall deposit with Landlord the sum of [                                  ][To be updated on the Effective Date], to complete

each item of the repairs relating to the Property Locations described on Exhibit I (the “Required Repairs”) and Landlord shall hold or cause the Mortgagee to hold such amount for Tenant’s benefit in an interest-bearing account (which may be a book entry subaccount) (the “Required Repairs Subaccount”); all interest thereon shall accrue for the benefit of Tenant. Tenant shall complete the Required Repairs at the applicable Property Location on or before the deadline for such Required Repairs as set forth in Exhibit I [To be updated on the Effective Date]. Landlord shall disburse or cause the Mortgagee to disburse the funds held in the Required Repairs Subaccount to Tenant, within fifteen (15) days after the delivery by Tenant to Landlord of a request therefor, in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Subaccount is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made), accompanied by the following items: (a) a certificate signed by an officer of Tenant: (i) stating that the Required Repair which is the subject of the requested disbursement has been completed, (ii) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof, and (iii) stating that each such Person supplying materials or labor has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (b) copies of appropriate lien waivers, to the extent applicable, or other evidence of payment reasonably satisfactory to Landlord; and (c) if requested by Landlord’s Lender, a title search for such Property Location indicating that such Property Location is free from all liens, claims and other encumbrances not previously approved by Landlord. Landlord shall be obligated to make disbursements from the Required Repair Subaccount with respect to a Property Location in the amount allocated for such Property Location set forth in Exhibit I (even if the cost to complete such work is less than the amount set forth in Exhibit I) but Landlord shall not be obligated to make disbursements in excess of the amount allocated for Property Location as set forth in Exhibit I. If Tenant does not complete the Required Repairs at the applicable Property Location by the required deadline for such Required Repairs, then Landlord may apply such funds to completion of such Required Repairs. Upon Tenant’s completion of all Required Repairs in accordance with this Section, Landlord shall release or cause Mortgagee to release any funds remaining in the Required Repairs Subaccount, if any, to Tenant.

9.06         Warranties. Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant (to the extent assignable), (a) all claims against third parties for damages to the Premises to the extent that such damages are Tenant’s responsibility to repair pursuant to the provisions of this Lease, and (b) all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Property Locations, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “Warranties”). Tenant shall take all commercially reasonable action necessary to preserve the rights under the Warranties assigned hereunder. Upon the occurrence of a Default and the Landlord’s exercise of its remedies under Section 16.02 hereof or the expiration or sooner termination of this Lease, the Warranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required.

ARTICLE 10.
RIGHTS RESERVED TO LANDLORD

Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, Person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease, (a) at any time during 120 days prior to the expiration of the Term, to exhibit each Property Location at reasonable hours upon prior notice to Tenant and giving Tenant the opportunity to have its representative accompany the group performing such exhibition, and (b) to decorate, remodel, repair, alter or otherwise prepare each Property Location for re-occupancy at any time after a Default by Tenant under this Lease and Tenant surrenders the Premises to Landlord.

ARTICLE 11.
ALTERATIONS

11.01       Alterations. Tenant shall have the sole and complete right and authority, without Landlord’s consent or approval but subject to the provisions contained in any REAs and Overleases relating to alterations, to alter or change each Property Location in any way, including, without limitation, dividing each Property Location (excluding any subdivision of any land) and adding additional signage; provided that (a) Tenant gives Landlord prior written notice of any material alterations, and (b) at any one time Tenant may not make any proposed structural alterations to any Property Location in excess of [ShopKo $2,000,000] [Pamida - $750,000] for each Property Location per Lease Year, increased annually based on increases in the CPI (as hereinafter defined in Section 31.16) (the “Alteration Cap”), without Landlord’s prior written consent, which consent shall not be unreasonably, withheld, conditioned or delayed, it being understood, however, that the refusal or failure of Landlord’s Lender to grant consent (to the extent required and applicable) to the alterations shall be a reasonable basis for Landlord to withhold its consent. For the purposes of this Lease, the term “structural” shall mean the roof, foundation or load-bearing walls of any Building. In addition, Tenant shall not demolish, replace or materially alter any structural or non-structural portions of any Building or any other improvements located on a Property Location, or any part thereof, or make any addition thereto, whether voluntary or in connection with a repair or Restoration (as defined in Section 14.01) required by this Lease (collectively, the “Capital Improvement”), unless Tenant shall comply with the following requirements:

(a)           Each Capital Improvement, when completed, shall be of such a character as not to materially reduce the value of the applicable Property Location below its value immediately before construction of such Capital Improvement was commenced;

(b)           Each Capital Improvement shall be made with reasonable diligence (subject to Force Majeure, as hereinafter defined in Section 31.10) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and, as applicable, any of the REAs and Overleases. No Capital Improvement shall impair the safety or structural integrity of the applicable Building;

(c)           In connection with the construction of any Capital Improvement, the applicable Property Location and the assets of Landlord shall (subject to the provisions of Article 26) at all times be free of liens for work, services, labor and materials supplied or claimed to have been supplied to the applicable Property Location;

(d)           No structural Capital Improvement shall be undertaken without obtaining the insurance required by Section 6.01 hereof, and “all risk” builder’s risk property insurance for the full replacement cost of the subject Capital Improvement on a completed value basis;

(e)           No Capital Improvement shall be undertaken until Tenant shall have procured and paid for, insofar as the same may be required from time to time, all permits and authorizations of all governmental authorities for such Capital Improvement. Landlord shall join in the application for such permit or authorization and cooperate with Tenant and execute any additional documents as may be necessary to allow Tenant to complete the alterations and changes, provided it is made without cost, liability, obligation or expense to Landlord. Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to construction of any Capital Improvements and any failure to comply with the requirements in connection with a Capital Improvement as described in this Section;

(f)            All Capital Improvements shall be deemed a part of the Premises and, except as set forth in Section 7.02, belong to Landlord at the expiration or early termination of the Term, and Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such Capital Improvements; and

(g)           Excluding Capital Improvements required as a result of any condemnation or casualty, the maximum costs of Capital Improvements that are not substantially complete or not fully paid for by Tenant, at any one time, shall not exceed [ShopKo - $30,000,000] [Pamida - $7,500,000].

Upon completion of the Capital Improvements, Tenant shall promptly provide Landlord with (i) an architect’s certificate certifying that the Capital Improvements have been completed in conformity with the plans and specifications therefor (if the alterations are of such a nature as would customarily require the issuance of such certificate from an architect), (ii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy under applicable law), and (iii) any other documents or information reasonably requested by Landlord.

ARTICLE 12.
ASSIGNMENT AND SUBLETTING

12.01       Assignment. (a) Subject to Section 12.07 below, Tenant shall have the right to assign or transfer this Lease, either wholly or in part, or any interest hereunder, without Landlord’s consent or approval, so long as Tenant shall remain liable under this Lease [, FOR SHOPKO ONLY: provided that no more than ten percent (10%) of the total aggregate of the (a) rentable square footage of the Property Locations that are used for retail purposes and (b) rentable square footage of the properties subject to the Other Lease that are used for retail purposes, are assigned to assignees that are not national or regional retailers]. Upon the occurrence of any assignment: (i) Tenant shall provide to Landlord notice thereof, along with a copy of such assignment and an officer’s certificate of Tenant, in the form attached hereto as Schedule 12.01, certifying [FOR SHOPKO ONLY: compliance with the foregoing square footage restrictions, together with a schedule of square footage calculations attached thereto and] and, if applicable, that the conditions set forth in Section 12.01(b) below have been satisfied; (ii) Landlord shall enter into a separate lease with assignee as to that portion of the Premises assigned upon substantially the same terms and conditions as this Lease (except for such provisions which by their terms are not applicable to such Premises assigned), including, without limitation, (1) the base minimum rent per square foot of the portion of the Premises assigned is equal to or greater than the rent as determined in accordance with Exhibit B attached hereto and made a part hereof, (2) the lease term for such assignment is at least equal to the then remaining Term, and (3) the use of the assigned portion of the Premises will not violate any Laws, REAs or Overleases; (iii) (1) the cross-default provisions of Section 16.01(j) of this Lease shall no longer apply as between this Lease and any lease of all or any portion of the Premises which has been assigned to a third party by Tenant in accordance with and pursuant to the requirements of the provisions of this Section 12.01 (an “Assigned Lease”) and (2) no default under an Assigned Lease shall constitute a Default under this Lease and no Default under this Lease shall constitute a default under an Assigned Lease, and (iv) this Lease shall be amended to release such Property Location from this Lease and to reduce the Base Rent by the amount of the rent paid by the assignee, with all other terms and conditions of this Lease remaining in full force and effect.

(b)           Notwithstanding any provision contained in Section 12.01(a), but subject to the continuing limitations set forth in Section 12.07 below, as to that portion of the Premises assigned, Tenant’s obligations under this Lease shall terminate entirely and, except for any liabilities of Tenant which accrued prior to the date of assignment, Tenant shall be released of any liability under this Lease so long as the following conditions are met: (i) the assignee has an investment rating of BBB or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service), or (ii) at the time of the proposed assignment, the assignee (1) has a tangible net worth as determined in accordance with generally accepted accounting principles consistently applied (“Tangible Net Worth”) of at least [ShopKo - $50,000,000; Pamida - $25,000,000], and (2) meets or exceeds an EBITDAR Ratio (as hereinafter defined in Section 30.06(c)) of 1.60 to 1, and (3) has an annual revenue of [ShopKo – minimum of $600,000,000; Pamida – minimum of $100,000,000], or (iii) the assignee has a Tangible Net Worth of at least $250,000,000; provided, however, that Tenant may satisfy any one of the foregoing conditions of assignee by providing, or causing to be provided, a guaranty agreement, in form and substance reasonably acceptable to and approved by Landlord, in writing, such approval not to be unreasonably withheld or delayed, which guaranty shall be from an entity that meets the requirements of (i), (ii) or (iii) set forth above in this Section 12.01(b).

12.02       Change of Control. The following transactions, transfers or changes in control or ownership of Tenant shall not constitute an assignment under the terms of this Lease: (a) a transfer of Tenant’s entire interest in this Lease to any entity in connection with intercompany corporate transfers whose ownership is controlled by Tenant or Tenant’s parent or ultimate parent; or (b) a transfer of Tenant’s entire interest in this Lease to any entity which has the power to direct Tenant’s management and operation, or any entity whose management and operation is controlled by Tenant or Tenant’s parent or ultimate parent or is under common control with Tenant or Tenant’s parent or ultimate parent; or (c) a transfer of Tenant’s entire interest in this Lease to any entity, a majority of whose voting rights are owned by Tenant or Tenant’s parent or ultimate parent; (d) a transfer to any entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions of merger or consolidation of entities, so long as the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation; or (e) a sale of substantially all of the stock of Tenant; or (f) a sale of substantially all of the assets of Tenant to a single entity that expressly assumes this Lease; or (g) a similar intercompany transaction to those described in (a), (b) or (c) above; or (h) a similar corporate transaction to those described in (d), (e) and (f) above. With respect to each of the transactions described in items (a), (b), (c) and (g) above of this Section, Tenant shall remain liable under this Lease. With respect to each of the transactions described in items (d), (e), (f) and (h) above of this Section, Tenant’s obligations under this Lease shall terminate entirely and Tenant shall be released of any liability under this Lease, except for any liabilities of Tenant which accrued prior to the date of such transaction.

12.03       Subletting and Non-Disturbance. Subject to Section 12.07 below, Tenant shall have the right to sublet any portion of the Premises, without Landlord’s consent or approval, so long as Tenant shall remain liable under this Lease and Tenant delivers notice thereof to Landlord along with a copy of any such sublease. Upon the request of Tenant from time to time, if (a) the terms of a sublease were negotiated on an arm’s length basis with a third party not affiliated with Tenant; (b) the base minimum rent per square foot of the portion of the Premises sublet for the term of such sublease is equal to or greater than the amount as determined in accordance with Exhibit B; (c) the terms of the sublease shall have substantially the same terms and conditions as this Lease, including, without limitation, the same lease term, rent escalations, covenants, escrows and reserves and financial reporting requirements (except for such provisions which by their terms are not applicable to such Premises sublet); (d)  the tenant under the sublease at the time of the sublease (i) has an investment rating of BBB or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service) or (ii) at the time of the proposed sublease, is a reputable, creditworthy tenant [and ShopKo only – meets or exceeds an EBITDAR Ratio of 1.25 to 1]; or (iii) at the time of the proposed sublease, has a Tangible Net Worth of at least [ShopKo - $25,000,000; Pamida - $15,000,000] (provided, however, that Tenant may satisfy any one of the foregoing conditions of tenant under the sublease set forth in (d)(i), (ii) or (iii) above by providing, or causing to be provided, a guaranty (in form and substance reasonably acceptable to and approved by Landlord in writing, such approval not to be unreasonably withheld or delayed) from an entity that meets any of the foregoing requirements), (e) the sublease contains no other material provisions that (i) benefit the subtenant and are unusual for a “market” sublease of the type in question and (ii) are materially adverse to a landlord, and (f)  Tenant provides Landlord with an officer’s certificate of Tenant certifying compliance with the criteria in subsections (a) through (e), and attaching a schedule of rent calculations and other details supporting the certifications, in the form attached hereto as Schedule 12.03, then Landlord shall execute and deliver to such subtenant a written agreement, substantially in the form attached hereto as Exhibit D, to the effect that, notwithstanding the termination of this Lease or Tenant’s possessory and other rights and obligations under this Lease by Landlord, such subtenant and the rights of subtenant under any sublease shall not be disturbed by Landlord but shall continue in full force and effect, Landlord shall assume the obligations of the landlord under the sublease so long as such subtenant shall continue to observe and perform all of its obligations under a sublease, and the provisions of Section 16.01(j) or any other Default under this Lease shall not apply to any such sublease (an “NDA”). For avoidance of doubt, the payment by Tenant to a subtenant of a tenant allowance at the execution of the sublease shall not be considered unusual. In the event of a termination of this Lease, any sublease for which a NDA has been executed and delivered by Landlord shall continue in full force and effect as a direct lease between Landlord and subtenant. Landlord agrees to execute, and to use commercially reasonable efforts to cause its Mortgagee to execute, such documentation as may be reasonably required to effectuate the non-disturbance contemplated herein, including, without limitation, estoppel letters, recognition agreements and non-disturbance agreements, substantially in the form attached hereto as Exhibit D.

12.04       Assignment by Landlord. As a material inducement to Landlord’s willingness to complete the transactions contemplated by this Lease (the “Transaction”), Tenant hereby agrees that Landlord may, from time to time and at any time and without the consent of Tenant, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other laws: (a) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition in whole, but not part, of the Premises or this Lease, Landlord’s right, title and interest in this Lease, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing, provided, however, in no event may Landlord disclose or permit the disclosure of the financial information described in Section 31.17(g) (except as otherwise provided therein) to any potential purchaser, assignee, transferee or lender that owns or can direct the management, directly or indirectly, of five (5) or more commonly managed retail locations; or (b) a Securitization (defined below) and related transactions. Without in any way limiting the foregoing, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Landlord’s or any of its affiliates’ status as a REIT. In the event of any such sale or assignment other than a security assignment, Tenant shall attorn to such purchaser or assignee (so long as Landlord and such purchaser or assignee notify Tenant in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Landlord hereunder). At the request of Landlord, Tenant will execute such documents confirming the sale, assignment or other transfer and such other agreements as Landlord may reasonably request, provided that the same do not increase the liabilities and obligations, or decrease the rights, of Tenant hereunder in any manner whatsoever, and Landlord shall reimburse the reasonable costs and expenses incurred by Tenant related to the execution and delivery of such documents, provided that such costs and expenses are in excess of the costs and expenses Tenant may incur in connection with the performance of its obligations under this Lease. Landlord shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Landlord contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

12.05       Substitution. Subject to Section 12.07 below, Tenant shall have the right to substitute like-kind assets for the Property Locations; provided, however, that (i) Tenant shall not have any such substitution right if the substitution of any Property Location would cause Landlord to recognize income or gain from a “prohibited transaction” as defined under Section 857(b)(6) of the Internal Revenue Code of 1986, as the same may be amended from time to time (the “Code”) or such substituted like-kind asset is not “real property” under Section 856 of the Code, and (ii) Landlord may irrevocably elect to retain the Property Locations that Tenant requests for substitution. If Tenant elects to conduct a substitution such that another unencumbered property location or locations (the “Substitute Property”) is substituted for a Property Location being released:

(a)           Tenant shall reimburse Landlord for substitution fees, costs and expenses (including without limitation, fees and expenses related to legal opinions) charged by Landlord’s Lender and other out-of-pocket fees and costs reasonably and actually incurred by Landlord in connection with such substitution;

(b)           Subject to the requirements set forth in this Section 12.05, Landlord covenants that it shall provide Tenant with such cooperation as Tenant may reasonably request to qualify any exercise by Tenant of a substitution right under this Section 12.05 as a transaction qualifying under Section 1031 of the Code, provided, however, that (i) Landlord shall not be obligated to pay, suffer or incur any additional expenses or liabilities as a result of cooperating in Tenant’s exchange and Landlord shall not be obligated to acquire any other real property in connection with Tenant’s exchange; (ii) Landlord shall not have any liability to Tenant for failure of the exchange to qualify under the Code; (iii) except as otherwise expressly provided in this Lease, any assignment(s) made by Tenant in connection with such exchange shall not relieve Tenant of its obligations under this Lease; and (iv) the completion of one or more tax-deferred exchanges is not a condition to the performance by Tenant of the obligations of Tenant set forth in this Lease; and

(c)           The substitution shall comply with the substitution requirements, if any, of Landlord’s Lender related to substitution, as well as the following:

(i)            the Substitute Property shall be made subject to this Lease with no decline in Base Rent or any other Rent due hereunder;

(ii)           the appraised value of the Substitute Property shall be equal to or greater than the appraised value of the Property Location being released;

(iii)          the Substitute Property shall have a store level profitability equal to or greater than the store level profitability of the Property Location being released;

(iv)          to the extent required by its Lender, Landlord shall have obtained (1) the written consent of its Lender to such substitution, and (2) confirmation from each statistical rating agency that has assigned a rating to securities sold in any Securitization (defined below) in which any loan related to a Mortgage has been included that such Substitute Property shall not result in the downgrade, withdrawal or qualification of any securities backed by such respective loan;

(v)           no Default under this Lease has occurred and is continuing;

(vi)          the Property Location being substituted shall be released from this Lease;

(vii)         with respect to the Substitute Property, Landlord and its Lender shall have received an engineering report and an environmental report acceptable to Landlord and its Lender; and

(viii)        Landlord shall have received an officer’s certificate of Tenant certifying that the square footage of the Substitute Property complies with the provisions in Section 12.07 hereof, along with square footage calculations in support thereof.

12.06       Concessionaires. Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord’s consent or approval, to sublease or license up to ten percent (10%) of the rentable square footage of each Property Location to concessionaires consistent with Tenant’s typical store operations, including without limitation, the existing license agreement between Tenant and Payless dated July 23, 1999, as amended; provided that (a) the term of such sublease or license shall not extend beyond the period that ends one day before the expiration of the Term; and (b) Tenant (i) gives Landlord written notice thereof, (ii) makes commercially reasonable efforts to provide to Landlord copies of any such subleases or licenses (provided that the failure to deliver the same shall not constitute a default by Tenant under this Lease), and (iii) provides Landlord with an officer’s certificate of Tenant certifying that the foregoing square footage restrictions have not been breached, along with a schedule of square footage calculations in support thereof attached thereto. Any sublease or licenses to concessionaires shall not count towards the limits against subletting set forth in Section 12.07 below.

12.07       Limits on Assignment, Subletting and Substitution. Notwithstanding anything to the contrary contained in this Lease and without in any way eliminating or diminishing Tenant’s obligation to comply with all Legal Requirements or its obligations hereunder, (a) the maximum amount of rentable square footage in this Lease that can be assigned, sublet or substituted in any one (1) year is limited to twenty percent (20%) of the aggregate rentable square footage of the Buildings and the maximum amount of rentable square footage in this Lease that can be assigned, sublet or substituted over the Term is limited to thirty percent (30%) of the aggregate rentable square footage of the Buildings; provided, however that the limits set forth in this Section 12.07 shall not apply to subleases or assignments with respect to (i) any Property Locations for which the Tenant is permitted to “go dark” pursuant to Section 4.01, or (ii) any concessionaire as described in Section 12.06, or (iii) except with respect to Store No. 3852 in Bethany, Missouri, any subleases existing as of the Effective Date; and (b) any attempted assignment, subletting or substitution in violation of this Section 12.07 shall be deemed null and void, and of no force or effect. Furthermore, Tenant shall not have the right to assign or sublet all or any portion of the Buildings unless Tenant shall have provided to Landlord, immediately prior to the effective date of such assignment or sublease, an officer’s certificate (the “Assignment or Sublease Officer’s Certificate”) signed by an officer of the assignee or sublessee certifying that none of the parties identified by Landlord as a 10% shareholder of Landlord (on a written list certified by Landlord and to be provided to Tenant following the request of Tenant in connection with any proposed assignment or sublease) owns, directly or, to the assignee’s or sublessee’s actual knowledge after such assignee or sublessee has made inquiry of its officer or similar person that is responsible for maintaining records regarding the direct ownership of such assignee or sublessee, indirectly, (1) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of the assignee or sublessee, as the case may be, or (2) ten percent (10%) or more of the total value of all classes of capital stock of the assignee or sublessee, as the case may be. Landlord shall provide the written list described in the preceding sentence within five (5) business days of written request therefore by Tenant and, in the absence of timely provision of such list, such officer’s certificate shall be based on the latest written list delivered by Landlord to Tenant.

ARTICLE 13.
WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

13.01       Waiver of Certain Claims. Except as otherwise required under applicable law or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used throughout this Article 13 shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties (as hereinafter defined in Section 13.03(a)) solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), but in all events, subject to the waiver of claims and subrogation set forth in this Lease, the Landlord Indemnified Parties shall not in any event whatsoever (a) be liable for any injury or damage to Tenant or any third party happening in, on or about the Premises, nor for any injury or damage to the Premises or to any property belonging to Tenant or any third party which may be caused by any fire or breakage or by any other cause whatsoever or by the use, misuse or abuse of any of the Buildings or any other improvements at a Property Location or which may arise from any other cause whatsoever; nor (b) be liable to Tenant or any third party for any failure of water supply, gas, telephone or electric current, nor for any injury or damage to any property of Tenant or to the Premises caused by or resulting from gasoline, oil, steam, gas or electricity or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain, sleet, ice or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises, or leakage of gasoline or oil from pipes, storage tanks, appliances, sewers or plumbing works therein, or from any other place or from any other cause, nor for interference with light or other incorporeal hereditaments by anybody, or caused by any public or quasi-public work.

13.02        Tenant Responsible for Personal Property. All Tenant’s Personalty and other personal property belonging to any occupant of any Property Location that is in the applicable Building or the remainder of such Property Location shall be there at the risk of Tenant or other Person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

13.03       Indemnification.

(a)           Tenant agrees to use and occupy the Premises at its own risk and hereby releases the Landlord Indemnified Parties from all claims for any damage or injury to the full extent permitted by law. Except to the extent of Landlord’s willful wrongful acts or gross negligence and without in any way limiting Tenant’s other indemnification obligations under this Lease (including without limitation, those set forth in Sections 9.04, 11.01(e), 25.08  and 32.01), Tenant shall (promptly as incurred or upon demand by any Landlord Indemnified Party) indemnify, save, protect, defend and hold harmless Landlord and any agent, beneficiary, representative, contractor, manager, member, director, employee, Landlord, mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Landlord (collectively, with Landlord, the “Landlord Indemnified Parties”, and each, a “Landlord Indemnified Party”) from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by any Landlord Indemnified Party during or after (but attributable to a period of time falling within) the Term caused by, incurred or resulting from Tenant’s operations or by Tenant’s use and occupancy of the Premises, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Tenant or any Person thereon.

(b)           Landlord shall indemnify, save, protect, defend and hold harmless Tenant and any agent, beneficiary, representative, contractor, manager, member, director, employee, Landlord, mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Tenant (collectively the “Tenant Indemnified Parties” and each, a “Tenant Indemnified Party”; the Tenant Indemnified Party and the Landlord Indemnified Party shall be collectively called the “Indemnified Party”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Tenant Indemnified Party by reason of any willful wrongful act or gross negligence by Landlord pursuant to or in connection with this Lease or Landlord’s repossession of the Premises.

(c)           The obligations of Tenant and Landlord under this Article 13 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

(d)           If any claim, action or proceeding is made or brought against any Indemnified Party against which it is indemnified pursuant to this Section 13.03, then, upon demand by any Indemnified Party, the other party shall resist or defend such claim, action or proceedings in the Indemnified Party’s name, if necessary, by the attorneys for the insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as the Indemnified Party shall approve, which approval shall not be unreasonably withheld or delayed.

(e)           The provisions of this Section 13.03 shall survive for a period of five (5) years after the Expiration Date or earlier termination of this Lease.

ARTICLE 14.
USE OF CASUALTY INSURANCE PROCEEDS

14.01       Tenant’s Obligation to Restore. If all or any part of the improvements on any Property Location shall be destroyed or damaged in whole or in part by fire or other casualty (whether or not insured) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (a “Casualty Event”), Tenant shall give Landlord prompt written notice thereof, and Tenant, with reasonable diligence (subject to Force Majeure), shall repair, alter, restore, replace and rebuild

(collectively, “Restore” or “Restoration”) the same, as nearly as practicable to the character of the improvements on such Property Location existing immediately prior to such occurrence, and in no event shall Landlord be called upon to Restore the improvements on such Property Location, as now or hereafter existing, or any portion thereof or to pay any of the costs or expenses thereof. If Tenant is required to but shall fail or neglect to Restore with reasonable diligence (subject to Force Majeure) the improvements on such Property Location or the portion thereof damaged or destroyed, or, having so commenced such Restoration, shall fail to complete the same with reasonable diligence (subject to Force Majeure) in accordance with the terms of this Lease, Landlord may (but shall not be obligated to), after thirty (30) days’ prior written notice to Tenant and Tenant’s failure to commence or re-commence such Restoration, complete such Restoration at Tenant’s expense, plus Default Interest.

In the event the insurance proceeds after deduction of any reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Lender in collecting the same (collectively, “Net Insurance Proceeds”) of any Casualty Event are less than [One Million Dollars ($1,000,000.00) – ShopKo][Three Hundred Seventy-Five Thousand Dollars ($375,000.00) – Pamida] (the “Restoration Threshold”), Landlord shall disburse, or cause to be disbursed, to Tenant such Net Insurance Proceeds. In the event the Net Insurance Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse or cause Lender to disburse such Net Insurance Proceeds within ten (10) days upon Landlord being furnished with (i) evidence reasonably satisfactory to Landlord of the estimated cost of completion of the Restoration, (ii) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in Landlord’s reasonable discretion, and (iii) all plans and specifications for such Restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to diligently provide or cause Lender to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Insurance Proceeds shall be disbursed prior to disbursement of such Net Insurance Proceeds; and at all times, the undisbursed balance of such Net Insurance Proceeds then held by Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the Restoration, free and clear of all liens or claims for a lien. Prior to the disbursement of any portion of the Net Insurance Proceeds, Tenant shall provide evidence reasonably satisfactory to Landlord of the payment of Restoration expenses by Tenant up to the amount of the insurance deductible applicable to such Casualty Event. Landlord shall be entitled to keep any portion of the Net Insurance Proceeds which may be in excess of the cost of Restoration, and Tenant shall bear all additional costs and expense of such Restoration in excess of the Net Insurance Proceeds. Notwithstanding anything in this Section 14.01 to the contrary, if, at the time of a Casualty Event, Tenant fails to meet an EBITDAR Ratio (as hereinafter defined in Section 30.06(c)) of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Casualty Event to withhold the applicable insurance proceeds for the Restoration if, at Lender’s election, Lender desires to apply the insurance proceeds relating to such Casualty Event to the payment of Landlord’s Mortgage (a “Casualty Withholding Event”). Promptly upon Landlord’s receipt of notice from Lender of a Casualty Withholding Event (provided that Landlord shall use commercially reasonable efforts to cause Lender to notify it as soon as possible of a decision), Lender shall provide written notice thereof to Tenant.

14.02       No Abatement of Rent. Except as otherwise provided in Sections 14.03 and 14.04 below, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of any Building or any part thereof or the improvements on any Property Location or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender any Property Location or any part thereof; and Tenant’s obligations hereunder, including without limitation, the payment of Rent hereunder, shall continue as though the improvements on such Property Location had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.

14.03       Right to Terminate. Notwithstanding any other provision to the contrary contained in this Article 14, in the event that, as a result of such fire or other casualty, (1) Tenant shall reasonably estimate in the exercise of good faith business judgment that (a) the applicable Property Location cannot be used for the same purpose and substantially with the same utility as before such fire or other casualty, or (b) it will be unable to use such damaged Property Location for the customary operation of Tenant’s business for more than (i) one (1) year, or (ii) one hundred twenty (120) days if such fire or casualty has occurred in the last two (2) years of the Term or any extension of the Term, or (2) Landlord elects not to provide the insurance proceeds from any Casualty Event to Tenant in accordance with a Casualty Withholding Event under Section 14.01, then, subject to the terms and conditions hereinafter set forth, Tenant shall have the right, exercisable by written notice given to Landlord no later than thirty (30) days following such fire or other casualty, to cause Landlord to modify this Lease to remove the damaged Property Location (and reduce the Rent pursuant to the terms of Section 14.04 below) and, following such removal, Tenant shall have no further responsibility to Landlord with respect to such damaged Property Location, except for such indemnity or other provisions of this Lease which may relate to such damaged Property Location. Such modification shall not be effective, and Tenant’s obligation to pay Rent hereunder shall continue, until and unless (I) Tenant has complied with all obligations pursuant to Article 6 hereof, (II) Tenant has paid to Landlord all Rent and other amounts payable with respect to the damaged Property Location, and (III) Tenant has paid or has caused to be paid to Landlord as its interests may appear all insurance proceeds which shall have been paid to Tenant with respect to the destruction or damage of such Property Location and not utilized towards the Restoration; provided, however, that Tenant shall retain those insurance proceeds in which Landlord does not have an interest including, but not limited to, Tenant’s Personalty, and ordinary payroll insurance proceeds.

14.04       Reduction of Rent. Upon removal of a Property Location pursuant to Section 14.03 above, the Base Rent shall be reduced by the amount as determined in accordance with Exhibit B.

ARTICLE 15.
EMINENT DOMAIN

15.01     Taking: Lease to Terminate. If a substantial portion of a Building or a Parcel shall be lawfully taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation (collectively, a “Condemnation”), and (1) Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the applicable Property Location cannot be used for the same purpose and substantially with the same utility as before such taking or conveyance or (2) Landlord elects not to provide the Condemnation proceeds from any Condemnation to Tenant in accordance with a Condemnation Withholding Event under Section 15.02 below, Tenant shall have the right to cause Landlord to modify this Lease to remove the taken Property Location (whereupon such removal of a Property Location the Base Rent shall be reduced by the amount as determined in accordance with Exhibit B. If this Lease is so modified pursuant to this Section 15.01, then, upon the date of such taking of possession, Tenant shall have no further responsibility to Landlord with respect to such Property Location except for such indemnity or other provisions of this Lease which by their nature may relate to such Property Location. Landlord shall be entitled to receive the entire Condemnation award relating to the land and improvements with respect to such taking.

15.02        Taking: Lease to Continue. In the event only a part of a Property Location shall be taken as a result of a Condemnation, Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the balance of such Property Location can be used for the same purpose and with substantially the same utility as before such Condemnation, this Lease shall not be modified and Tenant shall promptly repair and restore such Property Location, subject to Force Majeure. In the event the proceeds of the Condemnation after deduction of any reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Lender in collecting the same (collectively, “Net Condemnation Proceeds”) are less than the Restoration Threshold, Landlord shall disburse, or cause to be disbursed, the Net Condemnation Proceeds to Tenant. In the event the Net Condemnation Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse and/or cause Lender to expeditiously disburse such Net Condemnation Proceeds upon Landlord being furnished with (i) evidence satisfactory to Landlord of the estimated cost of completion of the repair or restoration, (ii) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in Landlord’s reasonable discretion, and (iii) all plans and specifications for such repair or restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event,

Landlord shall use commercially reasonable efforts to diligently provide or cause Lender to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the repair or restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Condemnation Proceeds shall be disbursed prior to disbursement of such Net Condemnation Proceeds; and at all times, the undisbursed balance of such Net Condemnation Proceeds then held by Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the repair or restoration, free and clear of all liens or claims for a lien. Landlord shall be entitled to keep any portion of the net proceeds from Condemnation which may be in excess of the cost of the repair or restoration, and Tenant shall bear all additional costs and expense of such repair or restoration in excess of the net proceeds from Condemnation. Notwithstanding anything in this Section 15.02 to the contrary, if, at the time of a Condemnation, Tenant fails to meet an EBITDAR Ratio (as hereinafter defined in Section 30.06(c)) of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Condemnation to withhold the Net Condemnation Proceeds for the restoration and repair if, at Lender’s election, Lender desires to apply the insurance proceeds relating to such Condemnation to the payment of Landlord’s Mortgage (a “Condemnation Withholding Event”). Promptly upon Landlord’s receipt of notice from Lender of a Condemnation Withholding Event (but not later than thirty (30) days after the Condemnation), Lender shall provide written notice thereof to Tenant.

15.03       No Abatement of Rent. Except as otherwise provided in Section 15.01, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of any Condemnation of any Property Location or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever.

15.04       Tenant’s Claim for Reimbursement. Notwithstanding anything to the contrary in this Article 15, to the extent permitted by law, (a) Tenant shall be allowed, at its sole cost and expense, to pursue a claim against the condemning authority that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord for reimbursement of Tenant’s leasehold interest, relocation expenses or for Tenant’s Personalty; and (b) Tenant and any Tenant Mortgagee shall have the right to participate, at their sole cost and expense, in any Condemnation proceeding affecting a Property Location or any Buildings thereon; provided that such claim, award or participation does not adversely affect or interfere with the prosecution of Landlord’s claim for the Condemnation or otherwise reduce the amount recoverable by Landlord for the Condemnation.

ARTICLE 16.
DEFAULT

16.01       Events of Default. The occurrence of any one or more of the following matters constitutes a default (each, a “Default”) by Tenant under this Lease:

(a)           Failure by Tenant to pay any Rent within two (2) business days after written notice of failure to pay the same on the due date; provided, however, that Landlord shall only be obligated to provide such written notice and the two (2) business day cure period shall only be available twice every twelve (12) month period;

(b)           Failure by Tenant to pay, within 5 (five) business days after written notice of (i) demand by Landlord therefor to the extent such monies are due and payable, or (ii) Tenant’s failure to pay the same on the due date, of any other monies required to be paid by Tenant under this Lease, including without limitation, the failure by Tenant to pay, prior to delinquency, any Impositions, the failure of which to pay could result in the imposition of a lien against any Property Location;

(c)           Failure by Tenant to observe or to perform any other material covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant shall have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursue such effort to completion) provided, however, that the foregoing notice obligation and cure period shall not be applicable where Tenant’s failure to observe or to perform any other material covenant agreement, condition or provision of this Lease relates to (i) Tenant’s payment of Rent or any other monetary obligation hereunder, or (ii) a condition that would place the Premises in immediate physical jeopardy or in immediate jeopardy of being forfeited or lost.

(d)           Intentionally deleted;

(e)           The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant or any Property Location, or the filing or creation of a lien with respect to such leasehold interest or any Property Location, which lien shall not be released or discharged within ninety (90) days from the date of Landlord’s written request to release or discharge such filing;

(f)            The insolvency of Tenant or Tenant’s admission in writing of its inability to pay its debts as they mature, or Tenant’s making an assignment for the benefit of creditors, or applying for or consenting to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(g)           The appointment of a trustee or receiver for Tenant or for the major part of its property which is not discharged within one hundred fifty (150) days after such appointment;

(h)           The institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors (i) by Tenant or (ii) against Tenant and which are allowed against it or are consented to by it or are not dismissed within one hundred fifty (150) days after such institution;

(i)            A final, nonappealable judgment is rendered by a court against Tenant which would render Tenant insolvent and is not discharged or provision made for such discharge by the earlier of (i) one hundred twenty (120) days from the date of entry thereof, or (ii) execution or levy thereon;

(j)            A monetary “Default” or monetary event of default by the tenant under the leases dated of even date herewith listed on Schedule 16.01(j) attached hereto (collectively, the “Other Lease”) that is not cured within the applicable notice and grace periods set forth in the Other Lease; provided however, this Section 16.01(j) shall be terminated and null and void and shall no longer apply as a potential Default under this Lease if (1) the EBITDAR Ratio calculated on a trailing twelve (12) month basis at the time of such test, is at least 1.50 to 1 for [Pamida Stores Operating Co., LLC] and 1.30 to 1 for [ShopKo Stores Operating Co., LLC,] each on a stand alone basis, and (2) the EBITDAR Ratio of the consolidated combined Pamida and ShopKo entities calculated on a trailing twelve (12) month basis at the time of such test is at least 1.50 to 1 (collectively, the “Cross Default Termination Tests”). Tenant shall have the right to perform the Cross Default Termination Tests at any time and upon satisfaction of the Cross Default Termination Tests, Landlord shall confirm in writing that such tests have been satisfied and this Section 16.01(j) shall be terminated and null and void and no longer a potential Default under this Lease;

(k)           A default under or a breach of the terms and provisions of any Overlease with respect to the tenant thereunder (after expiration of all applicable cure periods) caused by Tenant; or

(l)            The failure by Tenant to observe or to perform any obligation set forth in Section 31.17 after the expiration of any applicable cure periods set forth in such Section.

16.02       Rights and Remedies of Landlord. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and which shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law or equity:

(a)           Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in Sections 16.01(b) through (k) (expressly excluding Sections 16.01(a) and (l) for which no additional notice shall be required), may terminate this Lease with respect to each and every Property Location by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all rights, title and interest of Tenant hereunder shall expire, on the date stated in such notice; provided, however, that Landlord shall only be obligated to provide such additional written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(b)           Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in

Sections 16.01(b) through (k) (expressly excluding Sections 16.01(a) and (l) for which no additional notice shall be required), may terminate the right of Tenant to possession with respect to each and every Property Location without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the applicable Property Location or any part thereof shall cease on the date stated in such notice; provided, however that Landlord shall only be obligated to provide such additional written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(c)           Landlord may, to the extent not prohibited by applicable law and subject to Section 31.13, (i) re-enter and take possession of the Premises (or any part thereof), any or all of Tenant’s Personalty upon the Premises and, to the extent permissible, all permits and other rights or privileges of Tenant pertaining to the general use and operation of the Premises, but excluding any permits or other rights and privileges that are specific to the use and operation of Tenant’s business upon the Premises, and (ii) expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. If Tenant shall, after default, voluntarily give up possession of the Premises to Landlord, deliver to Landlord or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a termination of this Lease. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate;

(d)           Except for a Default pursuant to Section 16.01(l), Landlord may bring an action against Tenant for any damages sustained by Landlord or any equitable relief available to Landlord in connection with enforcing its rights under this Article 16;

(e)           Landlord may relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Landlord, in its reasonable discretion, may determine, with all proceeds received from such reletting being applied to the Rent due from Tenant in such order as Landlord may, in it sole discretion, determine, which may include, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting, all of which costs shall be reasonable and customary. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice. Landlord agrees to use commercially reasonable efforts to mitigate any damages resulting from a Default of Tenant; provided, however, that Landlord’s obligation to so mitigate shall be satisfied in full and deemed reasonable if Landlord undertakes to lease each Property Location to another tenant (a “Replacement Tenant”) in accordance with the following criteria:

(i)            Landlord shall not be obligated to lease a Property Location to a Replacement Tenant under terms or conditions that are unacceptable to Landlord under

Landlord’s then current leasing policies for comparable space in the same market area as the applicable Property Location, if any;

(ii)           Landlord shall not be obligated to enter into a lease with any proposed Replacement Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises; and

(iii)          Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a proposed substitute Tenant unless: (1) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a substitute lease with such tenant (which payment shall not be in lieu of Rent or any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default under this Lease); and (2) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

(f)            Except for a Default pursuant to Section 16.01(l), Landlord may recover from Tenant all reasonable actual out-of-pocket costs and expenses paid or incurred by Landlord as a result of such Default, regardless of whether or not legal proceedings are actually commenced;

(g)           Except for a Default pursuant to Section 16.01(l), Landlord may immediately or at any time thereafter, upon written notice to Tenant (except in the event of an emergency, in which event no notice shall be necessary), at Landlord’s sole option but without any obligation to do so, correct such Default and charge Tenant all reasonable costs and expenses incurred by Landlord therein. Any sum or sums so paid by Landlord, together with interest at the rate provided in Section 31.07, shall be deemed to be Rent hereunder and shall be immediately due from Tenant to Landlord. Any such acts by Landlord in correcting Tenant’s Defaults hereunder shall not be deemed to cure said Defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein;

(h)           Landlord may immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease or Other Lease against any sum owing by Tenant hereunder or owed under the Other Lease; provided that, subject to a Lender’s right to credit the balance of any reserves held by the Lender against future payments on the applicable debt, any Impositions Reserve or Insurance Reserve (as such terms are defined in Section 30.01) held by Landlord shall be applied and disbursed in accordance with Article 30; and/or

(i)            Landlord may seek any equitable relief available to Landlord, including, without limitation, the right of specific performance.

16.03       Final Damages. If this Lease is terminated by Landlord as provided in Section 16.02(a), in addition to Landlord’s rights set forth in Section 16.02, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder.

16.04       Removal of Personal Property. All of Tenant’s Personalty removed from any Property Location by Landlord pursuant to any provisions of this Lease or any Laws may be handled, removed or stored by Landlord at the sole cost and expense of Tenant, and Landlord, in no event, shall be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property as long as the same is in Landlord’s possession or under Landlord’s control. Subject to Section 31.13, all of Tenant’s Personalty not removed from any Property Location or retaken from storage by Tenant within twenty (20) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

16.05        Landlord’s Default. If Landlord shall violate, neglect or fail to perform or observe any of the representations, covenants, provisions, or conditions contained in this Lease on its part to be performed or observed, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such efforts to cure to completion), Tenant, at its option (in addition to all other rights and remedies provided Tenant at law, in equity or hereunder), upon further written notice to Landlord of Tenant’s intention to exercise any remedy hereunder, which shall provide Landlord with an additional ten (10) days cure period thereafter, may either terminate this Lease upon written notice thereof given to Landlord, or incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and bill Landlord for the costs thereof. If Landlord fails to reimburse Tenant for such reasonable costs within thirty (30) days after Landlord’s receipt of such bill, Tenant may deduct such costs from the next due installments of Monthly Base Rent, until such costs are recouped by Tenant.

16.06       Attorneys’ Fees. The defaulting party shall pay all of the non-defaulting party’s costs, charges and expenses, including court costs and reasonable attorneys’ fees, incurred in enforcing the defaulting party’s obligations under this Lease, incurred by the non-defaulting party in any action brought by a party in which the other party is the prevailing party, or incurred by a prevailing party in any litigation, negotiation or transaction in which the other party causes such prevailing party, without such prevailing party’s fault, to become involved or concerned.

16.07       Tenant Waiver. Tenant hereby expressly waives, for itself and all Persons claiming by, through and under Tenant, including creditors of all kinds, (a) any right and privilege which Tenant has under any present or future Legal Requirements to redeem the Premises, or any part thereof, or to have a continuance of this Lease for the Term after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease; (b) the benefits of any present or future Legal Requirements that exempt property from liability for debt or for distress for rent; (c) any present or future Legal Requirements relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; and (d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirements.

ARTICLE 17.
SUBORDINATION; LEASEHOLD MORTGAGE

17.01       Subordination. Landlord has executed and delivered and may execute and deliver hereafter from time to time a mortgage or trust deed in the nature of a mortgage, both being hereinafter referred to as a “Mortgage,” against any Parcel and improvements thereon or any interest therein. Landlord also may, subject to the approval of any Mortgagee (defined below) (which approval Mortgagee, in its sole discretion, may withhold), hereafter sell and lease back any Property Location, or any part thereof, such lease of the underlying land herein called a “Ground Lease”, and the landlord under any such lease is herein called a “Ground Landlord”. If requested by the mortgagee or trustee under any Mortgage (both being hereinafter referred to as a “Mortgagee”) or by any Ground Landlord, Tenant will either (a) subordinate its interest in this Lease to said Mortgage or said Ground Lease, as the case may be, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) make certain of Tenant’s rights and interests in this Lease superior thereto; and Tenant will execute and deliver such agreement or agreements promptly, as may be reasonably approved by Tenant, Landlord or such Mortgagee, or such Ground Landlord, as the case may be. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force all insurance proceeds and condemnation awards shall be permitted to be used for restoration in accordance with the provisions of this Lease. Notwithstanding anything herein to the contrary, as a condition to subordinating its rights and interests under this Lease to any such Mortgagee or such Ground Landlord, as the case may be, so long as no Default has occurred and is continuing, Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed and Mortgagee or such Ground Landlord, as the case may be, shall enter into a subordination, non-disturbance and attornment agreement with Tenant, which agreement shall be substantially in the form attached hereto as Exhibit E, or in such other form as may be reasonably approved by Tenant, Landlord, such Mortgagee or such Ground Landlord.

17.02       Liability of Mortgagee; Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease shall be terminated, (i) the Mortgagee (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), or Ground Landlord, as the case may be, or their respective successors and assigns shall not be (1) liable for any act or omission of any prior landlord (including Landlord), subject to any defenses, offsets or counterclaims which Tenant may have against a prior landlord (including Landlord) as long as the same are not continuing, (2) bound by any obligation to perform any work or to make improvements to the applicable Property Location, or any portion thereof, or (3) bound by any prepayment of Base Rent or other Rent which Tenant may have made in excess of the amounts then due for the next succeeding month (other than any reserves paid under this Lease), (ii) the liability of the Mortgagee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, Ground Landlord, purchaser or owner, as applicable, is the owner of the applicable Building or Parcel and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the Mortgagee if the Mortgage is foreclosed, or of the

Ground Landlord if the Ground Lease is terminated, and provided that Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will attorn as the tenant under this Lease to the Ground Landlord, and Tenant will execute such instruments as may be reasonably necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect or to any material extent the rights of Landlord, and this Lease shall not be cancelled or surrendered, without the prior written consent, in each instance, of the Mortgagee or of the Ground Landlord, as the case may be, other than as expressly permitted pursuant to the terms of this Lease.

17.03       Tenant Leasehold Mortgage.

(a)           Provided that, at the time Tenant proposes to grant any Leasehold Mortgage (as hereinafter defined in Section 17.03(c)(i)), no Default exists, Tenant shall have the right to grant a Leasehold Mortgage on Tenant’s leasehold interest in the Premises with respect to all but not less than all of the entire Premises. Any Tenant’s Mortgagee (as hereinafter defined in Section 31.13) or permitted Leasehold Mortgagee (as hereinafter defined in Section 17.03(c)(ii)) shall be deemed to be a third party beneficiary of any subordination, non-disturbance and attornment agreement granted to Tenant hereunder, but (i) any such Leasehold Mortgage otherwise shall be in all respect subject and subordinate to Landlord’s interest in this Lease and to any Mortgage or Ground Lease granted by Landlord, and to any renewals, modifications, consolidations, replacements and extensions of any such Mortgage or Ground Lease, whether such Mortgage or Ground Lease, or any renewal, modification, consolidation, replacement or extension thereof, is granted by Landlord prior or subsequent to any Leasehold Mortgage granted by Tenant; and (ii) the Leasehold Mortgage shall attach to and be a lien on Tenant’s leasehold interest in the Premises only, shall convey no interest or rights in and to Landlord’s interest in the Lease or the Premises which are greater than Tenant’s interest or rights in the Lease or the Premises, and shall be in form and substance reasonably satisfactory to Landlord and Tenant.

(b)           If Tenant shall grant a Leasehold Mortgage in compliance with the provisions of this Section 17.03, and if Tenant or the Leasehold Mortgagee shall, within thirty (30) days after the execution of such Leasehold Mortgage, send to Landlord a true copy thereof, together with written notice specifying the name and address of the Leasehold Mortgagee thereunder and the pertinent recording data with respect to such Leasehold Mortgage, then, so long as such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

(i)            Landlord shall use commercially reasonable efforts to give the Leasehold Mortgagee, at the address for the Leasehold Mortgagee given to Landlord as provided about, a copy of any notice of default hereunder that relates to the portions of the Premises applicable to the Leasehold Mortgage at the approximate time and in a similar manner of giving such notice or communication to Tenant; provided, however, that the failure to deliver such notice shall not constitute a default by Landlord hereunder. Landlord will not exercise any right, power or remedy with respect to any Default hereunder that relates to the portions of the Premises applicable to the Leasehold Mortgage, and no notice to Tenant of any such Default shall be effective, until Landlord shall have so given to the Leasehold Mortgagee written notice or a copy of its notice to Tenant of such Default. Landlord acknowledges that the Leasehold Mortgagee shall have the right to approve any amendment that changes the permitted use, term, rent or any other payment obligation set forth herein, or that otherwise materially increases Tenant’s obligations or decreases Tenant’s rights under this Lease.

(ii)           Any Leasehold Mortgagee, in case Tenant shall be in default hereunder, shall, within the period herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such Leasehold Mortgagee as if the same had been made by Tenant, provided such remedy has been performed in the time frame and in the same manner as permitted by Tenant under this Lease. If a receiver cures any default, Landlord shall accept such cure as though performed by the Leasehold Mortgagee.

(iii)          It is understood and agreed that any Leasehold Mortgagee, or its designee, or any purchaser in foreclosure proceedings, any grantee pursuant to an assignment in lieu of foreclosure, or any other party taking by, through or under a Leasehold Mortgage or its designee, may become the legal Tenant under this Lease with respect to the entire Premises through foreclosure proceedings, by assignment of this Lease in lieu of foreclosure or otherwise; provided, however, that any such designee, purchaser in foreclosure, grantee pursuant to an assignment in lieu of foreclosure or other party shall, in all events, take subject to the terms of this Lease.

(iv)          Upon any rejection of this Lease by any trustee of the Tenant in any bankruptcy, reorganization, arrangement or similar proceeding which would, if it were not for this Article 17, cause this Lease to terminate, without any action or consent by Landlord, Tenant or any Leasehold Mortgagee, the transfer of Tenant’s interest hereunder to such Leasehold Mortgagee shall automatically occur. Such Leasehold Mortgagee may terminate this Lease upon any such transfer by giving notice thereof to Landlord no later than thirty (30) days after notice of such transfer. Upon any such termination, such Leasehold Mortgagee shall have no further obligations hereunder, including any obligations which may have accrued prior to such termination, except for any obligations previously undertaken by the Leasehold Mortgagee pursuant to Section 17.03(b)(iii) or caused by Leasehold Mortgagee’s acts while in physical possession of the Premises or by a court appointed receiver acting as agent for Leasehold Mortgagee.

(v)           Landlord agrees to use commercially reasonable efforts to give the Leasehold Mortgagee notice of any condemnation proceedings affecting the applicable Property Location (the failure of which shall not constitute a default by Landlord hereunder), and such Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings to the extent of Tenant’s right to do so under this Lease.

(vi)          If a Leasehold Mortgagee shall acquire title to Tenant’s interest in the Premises, by foreclosure of a Leasehold Mortgage thereon, by assignment in lieu of foreclosure, by an assignment for a nominee or wholly-owned subsidiary of such Leasehold Mortgagee, or otherwise, such Leasehold Mortgagee may assign this Lease or sublet or underlet the Premises only in compliance with Article 12. Upon any assignment made in compliance with Article 12 of this Lease in favor of any owner of the leasehold estate pursuant to this Lease whose interest shall have been acquired by, through or under any Leasehold Mortgagee or from any other holder thereof, the assignor shall be relieved of any further liability which may accrue under this Lease from and after the date of such assignment, provided that the assignee shall execute and deliver to Landlord a recordable instrument of assumption wherein such assignee shall assume and agree to perform and observe the covenants and conditions in this Lease contained on Tenant’s part to be performed and observed, it being the intention that once the Leasehold Mortgagee shall succeed to Tenant’s interest under this Lease, any and all subsequent assignments (whether by such Leasehold Mortgagee, any purchaser at a foreclosure sale or any other transferee or assignee) shall, subject to the provisions of Article 12, effect a release of the assignor’s liability under this Lease from and after such assignment.

(vii)         There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (1) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and (2) the fee estate in the Premises or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until all corporations, firms and other entities, including any Leasehold Mortgagee, having any interest in (A) this Lease or the leasehold estate created by this Lease and (B) the fee estate in the Premises or any part thereof or any interest in such fee estate shall join in a written instrument effecting such merger and shall duly record the same.

(viii)        Notwithstanding anything herein to the contrary, the provisions of this Article 17 shall inure only to the benefit of the Leasehold Mortgage which is a first lien on Tenant’s interest in the Premises. Landlord shall, upon request, execute, acknowledge and deliver to such Leasehold Mortgagee after its request an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, among Landlord, Tenant and such Leasehold Mortgagee, agreeing to all of the provisions of this Section 17.03.

(c)           Definition of Terms.

(i)            For purposes of this Lease, “Leasehold Mortgage” shall mean a mortgage upon Tenant’s leasehold estate and other rights of Tenant created pursuant to this Lease, and Tenant’s rights under any subleases.

(ii)           For purposes of this Lease, “Leasehold Mortgagee” shall mean any mortgagee, trustee, or secured party under a Leasehold Mortgage. The Leasehold Mortgagee shall be an insurance company, savings bank, commercial bank (acting as a trustee, agent or otherwise), or other institutional lending source having a capital and surplus or net assets of at least Two Hundred Fifty Million Dollars ($250,000,000).

ARTICLE 18.
MORTGAGEE PROTECTION

Tenant agrees to give the Mortgagee or Ground Landlord, as the case may be, by overnight courier service or by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise, of the address of such Mortgagee or Ground Landlord, as the case may be. Tenant further agrees that such Mortgagee or Ground Landlord, as the case may be, shall have the right to cure such default within the time period provided for hereunder for Landlord to cure any Landlord Default.

ARTICLE 19.
ESTOPPEL CERTIFICATE

Tenant and Landlord agree, from time to time and upon not less than ten (10) days’ prior request by either of them to the other, to deliver to the requesting party a statement in the form attached hereto as Exhibit C certifying to any mortgagee, purchaser or assignee, as the case may be, of such party (or proposed mortgagee, purchaser or assignee, as the case may be, of such party’s interest) (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that the requesting party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d)  that the Tenant is in occupancy of each Property Location and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against the other party under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be reasonably requested to the knowledge of the party providing the estoppel.

ARTICLE 20.
REPRESENTATIONS AND WARRANTIES OF TENANT

The representations and warranties of Tenant contained in this Article 20 are being made as of the Effective Date to induce Landlord to enter into this Lease and Landlord has relied upon such representations and warranties. Tenant represents and warrants to Landlord as of the Effective Date as follows:

20.01       Organization, Authority and Status of Tenant. Tenant has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a limited liability company to do business in any jurisdiction where such qualification is required except where the failure to be so qualified would not have a Material Adverse Effect. All necessary company action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein. Tenant is not a “foreign limited liability company,” “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder. The individual who has executed this Lease on behalf of Tenant is duly authorized to do so.

20.02       Enforceability. Assuming the due authorization, execution and delivery hereof by Landlord, this Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and the availability of injunctive relief and other equitable remedies.

20.03       Property Condition. Tenant has physically inspected all of the Premises and has examined title to the Premises, and has found all of the same satisfactory in all respects for all of Tenant’s purposes.

20.04       Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant or the Premises before any arbitrator or governmental authority which could reasonably be expected to result in a Material Adverse Effect in the operations of Tenant or the Premises.

20.05       Compliance With OFAC Laws. Neither Tenant nor any direct member of Tenant is an individual or entity whose property or interests are subject to being blocked under Executive Order 13224 issued by the President of the United States and all regulations promulgated thereunder (the “OFAC Laws”) or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any individual, partnership, corporation, limited liability company, trust, or other form of entity (“Person”) to the extent such Person’s interest is in or through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such entity.

20.06       Ownership. The interests in SKO Group Holdings, LLC, a [Delaware] limited liability company that indirectly owns all of the shares of Tenant, are directly owned by the persons identified on the letter from Tenant to Landlord dated          , 2006.

20.07       Absence of Breaches or Defaults. Tenant is not in default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect against Tenant or the Premises. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect against Tenant or the Premises.

20.08       Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, against Tenant. The term “Insolvency Event” shall mean (a) a failure to generally pay debts as such debts become due, admitting in writing an inability to pay debts generally or making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against Tenant (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) the taking of any corporate or company action to authorize any of the actions set forth above in this definition.

20.09        Licenses and Permits. Tenant has obtained or has the use of all required licenses and permits, both governmental and private, to use and operate the Premises as currently used except where the failure to have such licenses and permits would not have a Material Adverse Effect.

ARTICLE 21.
NONWAIVER

No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting any of Landlord’s rights under this Lease, it is agreed that no receipt of monies by Landlord from Tenant after the expiration or early termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

ARTICLE 22.
CORPORATION OR PARTNERSHIP OR LIMITED LIABILITY COMPANY

In case Tenant or Landlord is a corporation, such party represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid and binding agreement of such party in accordance with the terms hereof. In case Tenant or Landlord is a partnership or limited liability company, such party represents and warrants that all of the Persons who are general or managing partners in said partnership or are managers in said limited liability company, as the case may be, have executed this Lease on behalf of such party, or that this Lease has been executed and delivered pursuant to and in conformance with a valid and effective authorization therefor by all of the general or managing partners of such partnership or managers in said limited liability company, as the case may be, and constitutes the valid and binding agreement of the partnership or the limited liability company, as the case may be.

ARTICLE 23.
REAL ESTATE BROKERS

Each party represents to the other that it has not dealt with any broker, agent, or finder in connection with this Lease and agrees to indemnify and hold the other harmless from all damages, liability and expense, including reasonable attorneys’ fees, arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its having introduced that party to the Premises or having participated in the negotiation of the sale and lease back of the Premises.

ARTICLE 24.
NOTICES

All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to Tenant at 700 Pilgrim Way, Green Bay, Wisconsin 54304, with a copy to each of C. Deryl Couch and Scott King at Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486. Notices to or demands upon Landlord shall be addressed to Landlord at 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254 2711, Attention:  Michael T. Bennett, SVP, Operations, with a copy to Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202, Attention: Peggy A. Richter, Esq. Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service or (c) upon three (3) business days after deposit in the United States mails, if mailed. Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith.

ARTICLE 25.
HAZARDOUS MATERIALS

25.01       Defined Terms.

(a)           “Claim” shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to Person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) seeking a Response (as hereinafter defined in Section 25.01(f)), (iii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response actions, and (iv) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

(b)           “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide

Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined in Section 25.01(c)).

(c)           “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, mold, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

(d)           “Manage” or “Management” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

(e)           “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(f)            “Response” or “Respond” shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

25.02       Tenant’s Obligations with Respect to Environmental Matters. During the Term, (a) Tenant shall comply, at its sole cost and expense, with all Environmental Laws; (b) Tenant shall not, except as utilized in the ordinary course of business and not in violation of any Environmental Laws, Manage or authorize the Management of, any Hazardous Materials on any Property Location, including installation of any underground storage tanks, without prior written disclosure to and prior written reasonable approval by Landlord, except in accordance with applicable Environmental Laws; (c) Tenant shall not take any action that would subject any Property Location to the permit requirements under RCRA or any analogous state law, for storage, treatment or disposal of Hazardous Materials; and (d) Tenant shall arrange at its sole cost and expense, for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates.

25.03       Copies of Notices. During the Term, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the Environmental Protection Agency for the state in which the Premises are located, or other federal, state, or local agency or authority, or any other entity or individual, concerning (a) any actual or alleged Release of a Hazardous Materials on, to or from any Property Location; (b) the imposition of any lien on any Property Location; (c) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (d) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity (each a “Notice”).

25.04       Landlord’s Right to Inspect. Upon the receipt of a Notice, or in the event that Landlord makes a good faith determination that such inspection is necessary, Landlord and Landlord’s employees shall have the right to enter the applicable Property Location and, at Tenant’s sole cost and expense, conduct appropriate inspections or tests for the purpose of determining Tenant’s compliance with Environmental Laws, and determine the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the applicable Property Location including, but not limited to, samples, products, materials or substances brought onto or made or produced on the applicable Property Location by Tenant or its agents, employees, contractors or invitees. Tenant agrees to cooperate with such investigations by providing any relevant information reasonably requested by Landlord. Tenant may not perform any sampling, testing, or drilling to locate Hazardous Materials in the applicable Property Location without Landlord’s prior written consent.

25.05       Tests and Reports. With respect to any applicable Property Location and upon the receipt of a Notice (or in the event that Landlord makes a good faith determination that the same is necessary), Tenant shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises as may be reasonably requested by Landlord (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas). Tenant shall provide Landlord with (a) copies of all environmental reports and tests obtained by Tenant; (b) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (c) copies of any permits issued to Tenant under Environmental Laws with respect to the applicable Property Location; (d) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (e) any other applicable documents and information with respect to environmental matters relating to the applicable Property Location. Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other documents necessary to demonstrate that Tenant complies with all Environmental Laws relating to the applicable Property Location, including, without limitation, payment of penalties or interest related thereto.

25.06       Tenant’s Obligation to Respond. If Tenant’s Management of Hazardous Materials at any Property Location (a) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (b) causes a threat to, or endangers, the public health; or (c) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all necessary action in response so as to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto. Additionally, Tenant shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Response required by any governmental authority of any condition (including, but not limited to, a Release) in, on, under or from the Premises and take any other reasonable action deemed necessary by any governmental authority for protection of human health or the environment. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to challenge and not comply with any requirement of a governmental authority without being in breach of this Lease so long as Tenant (i) pursues such challenge diligently and in good faith and (ii) complies with any requirement that results upon completion of such challenge.

25.07       Landlord’s Right to Act. In the event that Tenant shall fail to comply with any of its obligations under this Article 25 as and when required hereunder, after thirty (30) days written notice to Tenant and Tenant’s failure to commence to cure such failure (unless any Property Location or any Person is in imminent danger of harm, in which case notice that is feasible under the circumstances shall be given to Tenant), Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters. Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable with interest accruing at the rate provided in Section 31.07.

25.08       Indemnification. Except as otherwise required under applicable Laws or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant shall, immediately upon demand by Landlord, indemnify, save, protect, defend and hold harmless the Landlord Indemnified Parties from and against any and all Claims, Response costs, liabilities, suits, obligations, fines, damages, penalties, claims, costs, losses, charges and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys’ fees and costs, which may be imposed upon or incurred during or after (but attributable to a period of time falling within) the Term arising out of or in any way connected with any or all of the following occurring:

(a)           any Hazardous Materials which are, or have been at any time, Managed, Released or otherwise located on or at any Property Location during the Term (regardless of the location at which such Hazardous Materials may in the future be located or disposed of), including but not limited to, any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any such Hazardous Materials; and (ii) obligations to take Response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing;

(b)           any actual or alleged illness, disability, injury, or death of any individual in any manner arising out of or allegedly arising out of exposure to Hazardous Materials or other substances or conditions introduced to any Property Location during the Term;

(c)           any actual or alleged failure of Tenant or prior occupant or owner to comply with all applicable Environmental Laws during the Term; and

(d)           any failure by Tenant to comply with its obligations under this Article 25.

In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability (with counsel reasonably acceptable to Landlord) and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 25 shall survive for a period of five (5) years from the termination or expiration of this Lease.

ARTICLE 26.
TITLE AND COVENANT AGAINST LIENS

26.01       Landlord’s title is and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Buildings or the Parcels and, in case of any such lien attaching, to pay and remove or insure over same promptly. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or to be placed upon the Premises, the Buildings or the Parcels, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens so attach and Tenant fails to pay and remove or bond the same within thirty (30) days, Landlord, at its election, may pay and satisfy the same, and in such event, the sums so paid by Landlord, with interest from the date of payment at the Default Interest rate shall be deemed to be Rent due and payable by Tenant at once without notice or demand. Except as permitted pursuant to Section 9.04 and Article 17 of this Lease, Landlord covenants and agrees not to suffer or permit any covenants, restrictions, reservations, encumbrances, liens, conditions, encroachments, easements and other matters of title that would affect one or more of the Property Locations without Tenant’s prior written consent.

Landlord hereby grants a limited power of attorney to Tenant to acknowledge, deliver and execute on Landlord’s behalf any proposed agreement affecting the Property Location(s) if such agreement is in the nature of an easement and (i) is specifically stated to encumber the Property Location(s) only while Tenant is in possession of the Property Location(s) or (ii) shall, by the terms of the agreement, end with the termination of this Lease. Upon the execution of any such agreement, Tenant shall deliver, within twenty (20) days thereof, a copy of such agreement to Landlord.

ARTICLE 27.
EXCULPATORY PROVISIONS

It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in each Property Location to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in each Property Location; that Landlord shall have no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually.

ARTICLE 28.
QUIET USE AND ENJOYMENT

If and as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject, however, to the provisions, reservations, terms and conditions of this Lease, including without limitation, Sections 17.01 and 17.02) peaceably and quietly have, hold and enjoy the Premises for the Term hereby granted, including extensions, without molestation or disturbance by or from Landlord or any Person or entity claiming through or under Landlord and free of any encumbrance created or suffered by Landlord, except from encumbrances created, suffered or consented to by Tenant. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding upon such subsequent owners and successors in interest of Landlord’s interest under this Lease, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

ARTICLE 29.
CHARACTERIZATION OF LEASE

The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Landlord and Tenant entering into this lease:

29.01       Unseverable Lease. Landlord and Tenant intend that (a) this Lease constitutes an unseverable and single lease of all, but not less than all, of the Property Locations, and, if at any time this Lease covers other real property in addition to the Property Locations, neither this Lease, nor Landlord’s obligations or rights hereunder may be allocated or otherwise divided among such properties by Tenant; (b) [Form for Pamida Lease][except with respect to Store Number 3096 in Ely, Minnesota and Store Number 3223 in Plentywood, Montana,][Form for ShopKo Lease][except with respect to the leasehold position with respect to Store Number 141 in Burlington, Iowa,] this Lease is a “true lease” for federal and state income tax purposes, is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (c) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de factor or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, nor to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

29.02       Waiver. Tenant and Landlord each waive any claim or defense based upon the characterization of this Lease as anything other than as a true lease and a master lease of all of the Property Locations. Tenant and Landlord each stipulate and agree (a) not to challenge the validity, enforceability or characterization of the lease of the Property Locations as a single, unseverable instrument pertaining to the lease of all, but not less than all, of the Property Locations, (b) except as may be required by Laws or a governmental authority (it being understood that Tenant and Landlord each agree that, except as indicated in Section 29.01(b), under current U.S. federal income tax law, this Lease is a “true lease”), not to assert or take, or omit to take, any action if such omission would be inconsistent with the agreements and understandings set forth in this Article 29, and (c) that, in the event that its separate existence from another person is disregarded for U.S. federal income tax purposes, it shall not permit such person to assert or take and action, or omit to take any action if such omission would be, inconsistent with the agreements and understandings set forth in this Article 29 (determined as though such person had been a party hereto).

ARTICLE 30.
RESERVES

30.01       Reserves. Upon (a) the occurrence of a Reserve Event (as hereinafter defined), Landlord may require Tenant to pay to Landlord on the day that Monthly Base Rent is next due during the Term an amount equal to the Impositions (the “Impositions Reserve”), premiums for insurance required under Article 6 (the “Insurance Reserve”), fixed and basic rents (the “Overlease Rents”) to be made pursuant to the Overleases (the “Overlease Reserve”) and/or maintenance expenses (“Maintenance Expenses”) for the Premises (in an amount equal to $0.20 per net rentable square foot of the Premises) (the “Maintenance Reserve”; the Impositions Reserve, the Insurance Reserve, the Overlease Reserve and/or the Maintenance Reserve are each a “Reserve” and collectively, the “Reserves”) that Landlord reasonably estimates will be necessary in order to accumulate with Landlord sufficient funds to pay such Impositions, insurance premiums, Overlease Rents and Maintenance Expenses as applicable for the earlier of (i) the ensuing twelve (12) months, or (ii) at least thirty (30) days prior to their respective due dates. Landlord shall hold or cause the Mortgagee to hold the amount for each Reserve required hereunder in an interest-bearing account which interest thereon shall accrue for the benefit of Tenant (which may be a book entry subaccount) (each, a “Reserve Subaccount Account”, and collectively, the “Reserve Subaccounts”). Landlord shall have the right to collect Reserves on an annual basis until the occurrence of a Reserve Reversal Event (defined below).

30.02       Satisfaction of Tenant’s Obligations. Any Reserve payments made by Tenant pursuant to Section 30.01 for Impositions, Maintenance Expenses, insurance premiums and Overlease Rents shall satisfy Tenant’s obligations to pay Impositions, Maintenance Expenses and Overlease Rents and to pay for and maintain insurance under this Lease for the applicable twelve (12) month period. Landlord shall timely pay or cause to be paid such Impositions, Overlease Rents and insurance premiums or make such Reserves available to Tenant to timely pay such Impositions, Overlease Rents and insurance premiums.

30.03       Reserve Period; Maintenance Expenses. During a Reserve Period (as hereinafter defined), Landlord shall disburse or cause the Mortgagee to disburse funds held in the Reserve Subaccount for Maintenance Expenses to Tenant within fifteen (15) days after the delivery by Tenant to Landlord of a request therefor, in an amount greater than $25,000 (or a lesser amount if the total amount in the Maintenance Reserve is less than $25,000, in which case only one such disbursement as to that particular Maintenance Expense shall be made), provided that the request for disbursement is accompanied by: (a) a certificate signed by an officer of Tenant: (i) stating that the maintenance which is the subject of the requested disbursement has been completed, (ii) identifying each Person that supplied materials or labor in connection with such maintenance or any portion thereof, and (iii) stating that each such Person supplying materials or labor has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the maintenance which is the subject of the requested disbursement; (b) copies of appropriate lien waivers, to the extent applicable, or other evidence of payment reasonably satisfactory to Landlord; and (c) if requested by Landlord’s Lender, a title search for such Property Location indicating that such Property Location is free from all liens, claims and other encumbrances not previously approved by Landlord.

30.04       Reserve Reversal Event. Upon a Reserve Reversal Event, no further Reserves shall be required and any Reserves and/or Letter of Credit (as hereinafter defined) held by Landlord or Mortgagee shall be immediately released and/or returned, as the case may be, to Tenant.

30.05       Letter of Credit. Notwithstanding anything to the contrary contained in this Article 30, at Tenant’s option, in lieu of the requirements set forth herein with respect to

Tenant’s obligation to make deposits into one or more Reserve Subaccounts, Tenant may deliver a Letter of Credit to Landlord in an amount equal to the aggregate amount which Tenant would otherwise be required to deposit for Impositions, insurance premiums, Overlease Rents and/or Maintenance Expenses over the ensuing twelve (12) month period, whereupon Landlord shall remit or cause Mortgagee to remit the Reserves then on deposit, if any, in the applicable Reserve Subaccount to Tenant. In the event that Tenant delivers a Letter of Credit for Impositions, insurance premiums, the Overlease Rents and/or Maintenance Expenses, Tenant shall be responsible for the payment of such item and Landlord shall not be responsible therefor. Tenant shall provide Landlord with notice of any increases (or decreases) in the aggregate payments over the ensuing twelve (12) month period for Impositions, insurance premiums, Maintenance Expenses and/or Overlease Rents, as the case may be, not less than forty-five (45) days prior to the date any such increase (or decrease) is first due and payable, and the applicable Letter of Credit shall be increased (or decreased) by an amount equal to such increased (or decreased) amount at least thirty (30) days prior to the date such increase (or decrease) is first due and payable. Landlord shall allow a reduction in the Letter of Credit relating to the Reserve Subaccount for Maintenance Expenses upon satisfaction of the conditions precedent for disbursement set forth in Section 30.03, which reduction shall be in an amount equal to the amount that would have been disbursed to Tenant had the Reserve Account for Maintenance Expenses contained cash. Upon any non-payment of Impositions, insurance premiums, Overlease Rents or Maintenance Expenses, Tenant agrees that Landlord shall have the right, but not the obligation, to draw on any such Letter of Credit and to apply all or any part thereof to the payment of the item for which such Letter of Credit was established.

30.06       Defined Terms.

(a)           “EBITDAR” shall mean, with respect to any Person, for any period, an amount equal to (without duplication):  (i) the consolidated net income of such Person for such period, plus (ii) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest, deferred compensation and charges associated with impairment of goodwill pursuant to FASB 142) for such period (to the extent deducted in the computation of consolidated net income of such Person), all in accordance with GAAP, plus (iii) interest expense for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (iv) the provision for taxes for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (v) any base rental amounts payable by such Person under any leases then in effect to which the Person is a party, utilizing the base rental amounts in effect at the time of the EBITDAR calculation (collectively, “EBITDAR Rent”) (to the extent such EBITDAR Rent deducted in the computation of consolidated net income of such Person), plus (vi) non-recurring items and unusual items. In calculating the EBITDAR Ratio for the combined, consolidated ShopKo/Pamida entity with respect to periods prior to December 28, 2005, Tenant may use pro forma adjusted financial statements with customary adjustments made to reflect the acquisition of ShopKo Stores Inc. by SKO Group Holding, LLC and a pro forma capital structure. Following the separation of the ShopKo and Pamida entities, customary pro forma adjustments also may be made to accurately reflect the historic operations of ShopKo, on the one hand, and Pamida, on the other.

(b)           “EBITDAR Event” shall mean Tenant’s failure to maintain an EBITDAR Ratio (as hereinafter defined) of 1.15 to 1 or higher (tested quarterly on a twelve (12) month trailing basis).

(c)           “EBITDAR Ratio” shall be the ratio of EBITDAR to interest and operating lease expenses.

(d)           “Letter of Credit” means an evergreen, irrevocable, unconditional, transferable, clean sight draft letter of credit, in form and substance acceptable to Landlord in its reasonable discretion, in favor of Landlord and issued by a bank or financial institution reasonably acceptable to Landlord.

(e)           “Reserve Event” shall mean the occurrence of (i) a monetary Default or (ii) an EBITDAR Event.

(f)            “Reserve Period” shall mean the period time commencing on the date that
(i) a monetary Default shall have occurred or (ii) an EBIDTAR Event shall have occurred and, with respect to clause (a) or (b), ending upon the occurrence of a Reserve Reversal Event.

(g)           “Reserve Reversal Event” shall mean Tenant (i) remaining free from monetary Default and (ii) maintaining an EBITDAR Ratio of 1.15 to 1 or higher for a period of not less than four (4) consecutive quarters.

ARTICLE 31.
MISCELLANEOUS

31.01       Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

31.02       Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party unless in writing and signed by Landlord and Tenant.

31.03       Definition of Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenant or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, limited liability companies or other organizations, partnerships or other entities, or individuals, shall be assumed in all cases as though fully expressed in each case. In all cases where there is more than one Tenant, the liability of each shall be joint and several. Landlord shall have the right, at its discretion, to enforce Landlord’s rights under this Lease against each entity signing this Lease as Tenant, individually, or against all of such Persons collectively, so that any one of the entities signing this Lease as Tenant shall be bound to the provisions of this Lease and shall be required to pay all of the Rent and other amounts from time to time owed by Tenant under this Lease.

31.04       Definition of Landlord. The term “Landlord” as used in this Lease means only the owner or owners at the time being of each Property Location so that in the event of any assignment, conveyance or sale, once or successively, of said Property Location, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, if any, accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

31.05       Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles or Sections.

31.06       Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

31.07       Default Rate of Interest. All amounts, including, without limitation, Base Rent and Rent, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the lesser of: (a) the greater of (i) five percent (5%) in excess of the rate of interest announced from time to time by Wachovia Bank, National Association, as its prime, reference or corporate base rate (“Prime”), changing as and when said prime, reference or corporate base rate changes, or (ii) ten percent (10%) per annum; or (b) the maximum rate permissible by law (“Default Interest”).

31.08       Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

31.09       Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Lease by Landlord and Tenant, (a) this Lease shall supersede any previous discussions, agreements and/or term or commitment letters relating to this Lease or the Transaction, including without limitation, that certain Letter of Intent dated March 31, 2006, between SKO Group Holding Corp., on behalf of Tenant, and Spirit Finance Corporation, on behalf of Landlord, (b) the terms and conditions of this Lease shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements, and (c) this Lease may only be amended by a written agreement executed by Landlord and Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

31.10       Force Majeure. If either party fails to perform timely any of the terms, covenants and conditions of this Lease on such party’s part to be performed and such failure is due in whole or in part to any strike, lockout, civil disorder, inability to procure materials at commercially reasonable rates, prolonged failure of power, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or such other party’s agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of such party (expressly excluding, however, the obligations imposed upon Tenant with respect to Base Rent and any other Rent to be paid hereunder) (“Force Majeure”), then such party shall not be deemed in default under this Lease as a result of such failure and any time for performance by such party provided for herein shall be extended by the period of delay resulting from such cause.

31.11       Memorandum of Lease. This Lease shall not be recorded. However, a memorandum of this Lease in the form attached hereto as Exhibit G shall be executed, in recordable form, by both parties concurrently herewith and may be recorded by Tenant, at Tenant’s expense, with the official charged with recordation duties for any of the counties in which a Property Location is located, with directions that it be returned to Tenant.

31.12       No Construction Against Preparer. This Lease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

31.13       Waiver of Landlord’s Lien. Notwithstanding anything contained herein to the contrary, Landlord hereby waives any statutory liens and any rights of distress with respect to Tenant’s Personalty. This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant’s Personalty. Respecting any mortgagee or other lender of Tenant having a security interest in Tenant’s Personalty (“Tenant’s Mortgagee”), Landlord agrees as follows: (a) to provide Tenant’s Mortgagee, upon written request of Tenant (accompanied by the name and address of Tenant’s Mortgagee), with a copy of any default notice(s) given to Tenant under this Lease, and (b) to allow Tenant’s Mortgagee, prior to any termination of this Lease or repossession of the applicable Property Location by Landlord, the same notice rights and period of time to cure such default as is allowed Tenant under this Lease, and (c) to permit Tenant’s Mortgagee or other lender to go upon the applicable Property Location for the purpose of removing Tenant’s Personalty any time within ninety (90) days after the effective date of any termination of this Lease or any repossession of the Premises or any part thereof by Landlord (with Landlord having given Tenant’s lender prior written notice of such date of termination or repossession). Landlord further agrees to execute and deliver the form of written waiver reasonably requested by Tenant’s Mortgagee from time to time to evidence or effect the aforesaid waiver and agreements of Landlord or substantially in the form attached hereto as Exhibit F.

31.14       Investment Tax Credits. Landlord expressly waives and relinquishes in favor of Tenant any rights to claim the benefit of or to use any federal or state investment tax credits that are currently, or may become, available during the Term as a result of any installation of any equipment, furniture or fixtures installed by Tenant in or on the Premises whether or not such items become a part of the realty and agrees, without cost or liability to Landlord, to execute and deliver to Tenant any election form reasonably required to evidence Tenant’s right to claim investment tax credits.

31.15       Signage. Tenant shall be entitled to place signs upon each Property Location subject to any applicable governmental laws or ordinances or any applicable REAs or Overleases.

31.16       Definition of CPI. “CPI” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a based period equaling 100 in 1982 – 1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency. In the event that the Consumer Price Index ceases to be published, its successor index as published by the same governmental authority which published the Consumer Price Index shall be substituted and any necessary reasonable adjustments shall be made by Landlord and Tenant in order to carry out the intent of this Lease. In the event there is no successor index, Landlord shall reasonably select an alternative price index that will constitute a reasonable substitute for the Consumer Price Index. “CPI Increase” shall mean the percentage change in the CPI for the month which is two months prior to the date of this Lease or the CPI used for the immediately preceding Adjustment Date, as applicable, and the CPI for the month which is two months prior to the applicable Adjustment Date.

31.17       Financial Statements.

(a)           So long as (x) the provisions of Section 16.01(j) shall be in effect and (y) the purchase price paid by Spirit Finance Corporation or an affiliate (“Spirit”) in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, continues to exceed 20% of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided that Tenant shall have an additional fifteen (15) days to cure), the interim unaudited (i) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of SKO Group Holding Corp. and its consolidated subsidiaries (the “Holding Unaudited Reporting Financials”), which Tenant acknowledges shall be filed as part of Spirit’s Securities and Exchange Commission (“SEC”) reporting obligations; (ii) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (iii) income and expense statements for the business at each Property Location, in the form attached hereto as Exhibit J (such information to be kept confidential by Landlord and its Lenders and not to be disclosed without the written consent of Tenant).

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant (provided that Tenant shall have an additional ten (10) days to cure so long as Tenant delivers to Landlord “draft” statements within the seventy-five day period), the audited (i) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of SKO

Group Holding Corp. and its consolidated subsidiaries (the “Holding Audited Reporting Financials”), and together with the Holding Unaudited Reporting Financials”, (the “Holding Reporting Financials”), which Tenant acknowledges shall be filed as part of Spirit’s SEC reporting obligations; (ii) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (iii) income and expense statements for the business at each Property Location (such information to be kept confidential by Landlord and its Lenders and not to be disclosed without the written consent of Tenant).

(b)           At such time as (a) the provisions of Section 16.01(j) are no longer in effect and (y) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date, on an aggregate basis, continues to exceed 20% of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided that Tenant shall have an additional fifteen (15) days to cure), the interim unaudited (i) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of Tenant and its consolidated subsidiaries (the “Tenant Unaudited Reporting Financials”); (ii) such other financial information reasonably requested by Landlord to the extent required for Spirit to satisfy its filing obligations under the rules and regulations of the SEC; and (iii) income and expense statements for the business at each Property Location (such information to be kept confidential by Landlord and its Lenders and not to be disclosed without the written consent of Tenant).

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant(provided that Tenant shall have an additional ten (10) days to cure so long as Tenant delivers to Landlord “draft” statements within the seventy-five day period), the audited (i) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of Tenant and its consolidated subsidiaries (the “Tenant Audited Reporting Financials” and together with the Tenant Unaudited Reporting Financials, the “Tenant Reporting Financials”), (ii)  such other financial information reasonably requested by Landlord to the extent required for Spirit to satisfy its filing obligations under the rules and regulations of the SEC; and (iii) income and expense statements for the business at each Property Location (such information to be kept confidential by Landlord and its Lenders and not to be disclosed without the written consent of Tenant).

(c)           So long as (x) the provisions of Section 16.01(j) shall be in effect and (y) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, continues to exceed 10% but is less than 20% of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord such financial statements and information required for Spirit to comply with all reporting requirements of the SEC.

(d)           At such time as the provisions of Section 16.01(j) are no longer in effect, and at all times thereafter during the Term of this Lease, Tenant shall deliver to Landlord the following financial statements:

(i)            (A) within forty-five (45) days after the end of each fiscal quarter of Tenant (provided that Tenant shall have an additional fifteen (15) days to cure), the Tenant Unaudited Reporting Financials; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each of the Property Locations (such information to be kept confidential by landlord and its Lenders and not to be disclosed without the written consent of Tenant); and

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant(provided that Tenant shall have an additional ten (10) days to cure so long as Tenant delivers to Landlord “draft” statements within the seventy-five day period), the (A) Tenant Audited Reporting Financials; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each of the Property Locations (such information to be kept confidential by Landlord and its Lenders and not to be disclosed without the written consent of Tenant).

(e)           All financial statements to be provided hereunder shall be prepared in accordance with GAAP and the Holding Reporting Financials, and the Tenant Reporting Financials, will be prepared in accordance with Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that any unaudited Reporting Financials, will not be reviewed by independent public accountants. In the event of changes after the Effective Date in the rules and regulations of the SEC applicable to Tenant’s obligations hereunder, Landlord will reasonably cooperate with Tenant to the extent Tenant wishes to appeal or otherwise seek exemptive relief from such requirements from the SEC, subject to Landlord’s obligation to timely file the applicable financial information. To the extent such changes are the sole cause of an increase in the cost of compliance hereunder and under Section 31.17(e) of the Other Lease of more than $250,000, in the aggregate on an annual basis, such additional reporting costs in excess of $250,000 on an annual basis (adjusted annually for the increase in the CPI) shall be paid by Landlord.

(f)            At such time as (x) the provisions of Section 16.01(j) shall be in effect and (y) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, no longer exceeds 20% of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, the Holding Reporting Financials, shall no longer be required to comply with Regulation S-X and Spirit shall no longer include such Reporting Financials, as part of its SEC filings. At such time as (a) the provisions of Section 16.01(j) are no longer in effect and (y) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date, on an aggregate basis, no longer exceeds 20% of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, the Tenant Reporting Financials shall no longer be required to comply with Regulation S-X and Spirit shall no longer include such Reporting Financials as part of its SEC filings.

(g)           Landlord agrees to treat as confidential, and to not disclose without Tenant’s written consent, all income and expense statements for the business at each Property Location and any other information specific to a Property Location; provided, however, that such information does not include information which (i) is already known to the receiving party prior to receipt as evidenced by prior documentation thereof or has been independently developed by the receiving party; (ii) is or becomes generally available to the public other than as a result of an improper disclosure by Landlord or its representatives; (iii) becomes available to Landlord on a non-confidential basis from a source other than Tenant or any of its representatives, provided that such source is not, to Landlord’s knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Tenant with respect to such information; or (iv) is disclosed pursuant to a requirement of a court, administrative agency or other regulatory or governmental body or is disclosed pursuant to applicable law, rule or regulation. Notwithstanding the foregoing, Landlord may, without the written consent of Tenant, disclose the income and expense statements for the business at each Property Location, solely to a securitized lender or trustee in connection with a Securitization or a rating agency involved with respect to such Securitization provided that such information (1) is disclosed on a need to know basis, (2) remains subject to the confidentiality provisions of this Section, and (3) may not be placed in any prospectus, or other Securities offering material or other written materials by Landlord, its lender, trustee or rating agency or any Affiliated Party.

(h)           All financial statements to be provided hereunder shall be certified by the chief financial officer or administrative member of Tenant, which certification shall state that such financial statements (i) are true, complete and correct in all material respects, (ii) fairly present, in all material respects, the financial condition of Tenant as of the date of such reports, and (iii) satisfy the requirements set forth in Section 31.17. If Tenant discovers that its financial statements contain a misstatement or an omission in any material respect, it shall promptly notify Landlord of same and take such actions as are reasonably necessary to correct such financial statements; provided, however, in no event shall Tenant willfully and intentionally misstate its financial statements. In no event shall Tenant have any liability to Landlord or its affiliates in respect of any breach of the foregoing certification caused by Tenant’s negligence or gross negligence or, except as set forth in Section 16.01 and Section 16.02, for failure to perform its obligations under this Section 31.17. Landlord’s sole rights and remedies for a breach of this Section 31.17 shall be limited to those remedies that are available to Landlord as set forth in Section 16.02 of this Lease.

(i)            Tenant agrees that the Holding Audited Reporting Financials and the Tenant Audited Reporting Financials shall be audited by, and the Holding Unaudited Reporting Financials and the Tenant Unaudited Reporting Financials shall be reviewed by, a nationally recognized accounting firm.

31.18       State-Specific-Provisions. The provisions and/or remedies which are set forth on the attached Exhibit H shall be deemed a part of and included within the terms and conditions of this Lease.

31.19       Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

31.20       Lender Consent. With respect to any and all provisions of this Lease requiring Landlord’s consent, the refusal or failure of Landlord’s Lender to grant consent (to the extent required and applicable) shall be a reasonable basis for Landlord to withhold its consent.

31.21       Waiver of Jury Trial and Certain Damages. Landlord and Tenant hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by either of the parties hereto against the other or its successors with respect to any matter arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim for injury or damage, or any emergency or statutory remedy. This waiver by the parties hereto of any right either may have to a trial by jury has been negotiated and is an essential aspect of their bargain. Furthermore, Tenant and Landlord hereby knowingly, voluntarily and intentionally waive the right each may have to seek punitive, consequential, special and indirect damages from the other or any of its successors and assigns with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Tenant and Landlord of any right each may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

31.22       Securitizations. As a material inducement to Landlord’s willingness to enter into this Lease, Tenant hereby acknowledges and agrees that Landlord may, in connection with a Securitization (as defined below) from time to time and at any time (a) subject to Section 31.17(g), advertise, issue press releases, send direct mail or otherwise disclose information in this Lease for marketing purposes; and (b) (i) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in Section 12.04 of this Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in this Lease as a “Securitization”). Tenant shall cooperate fully with Landlord and any Affected Party (defined below) with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization, including, without limitation, but subject to Section 31.17(g), providing for inclusion in any prospectus or other Securities offering material such documents, financial and other data, and other information and materials which would customarily be required with respect to Tenant by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization. For purposes of this Section 31.22, (i) “Affected Party” means each direct or indirect participant or investor in a proposed or completed Securitization, including, without limitation, any prospective owner, any rating agency or any party to any agreement executed in connection with the Securitization, and (ii) Landlord shall reimburse the reasonable costs and expenses incurred by Tenant in connection with its obligations under this Section 31.22, provided that such costs and expenses are in excess of the costs and expenses Tenant may incur in connection with the performance of its obligations under this Lease.

31.23       No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

31.24       Fair Market Rent. With respect to the determination of the initial Base Rent for an Extension Period, if the parties are unable to agree upon an initial Base Rent that, taking into account the length of the Extension Period and the adjustments to the Base Rent during the Extension Period anticipated under Section 2.01, results in fair market rent for the Extension Period (such initial Base Rent, the “FMV Base Rent”), then an independent MAI Appraiser (defined below) selected by agreement of the parties within ten (10) days of said request shall prepare a determination of the FMV Base Rent. In making such determination, the appraiser shall consider rentals received in the general market area in which the Property Location is located for similar buildings of comparable characteristics, including, but not limited to, comparable lease terms, age, condition and classification. If within ten (10) business days after being notified of the results of such appraisal, Landlord and/or Tenant elects to reject that determination, then each of the parties shall name an additional independent MAI Appraiser within ten (10) days after such rejection. In the event the appraisers so named together with the originally named appraiser are unable to agree on an FMV Base Rent then the determination shall be the amount agreed upon by the majority of said appraisers and reported to the parties within ten (10) days thereafter. In the event the parties are unable to select the appraiser in the first instance, each shall select one appraiser within ten (10) days after the period for having agreed, and those two appraisers shall select a third appraiser (in absence of agreement as to the selection of said third independent appraiser, such selection shall be made by a mediation process reasonably agreed upon by the parties or in absence of the same, by a court of competent jurisdiction). The costs and expenses of such appraisal, including the fees of the appraiser or appraisers, shall be divided equally between Tenant and Landlord. The determination of the majority of the appraisers as to the FMV Base Rent shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. For purposes of this Section 31.24, “MAI Appraisers” shall mean firms or individuals, each of whom shall have not less than ten (10) years experience in appraising retail commercial real estate, preferably in areas where a majority of the Property Locations are situated. The determination of the FMV Base Rent hereunder shall be made on a Property Location-by-Property Location basis, and the initial Base Rent for such Extension Period shall reflect the FMV Base Rents as determined hereunder for the Property Locations with respect to which the related Extension Option was exercised. For purposes of this Section 31.24, “initial Base Rent” shall mean the annual Base Rent in effect during the Extension Period until the first Adjustment Date during such Extension Period.

ARTICLE 32.
OVERLEASES [SHOPKO POOL ONLY]

32.01       Overleases. This Article 32 applies specifically to each Property Location that is a Leasehold Property, and shall apply, regardless of the identity of the Overlandlord. Because this Lease is a sublease as to each of the Leasehold Properties, this Article 32 inclusive shall be applicable only to a Leasehold Property. The following provisions are in addition to the other provisions of this Lease which apply to all of the Property Locations, including the Leasehold Properties, and these following provisions shall not substitute for or replace the other provisions in this Lease, except to the extent the following provisions conflict with the other provisions in this Lease, in which case these following provisions shall govern as to a Leasehold Property:

(a)           No Leasehold Property shall be used or occupied, or permitted or suffered to be used or occupied, by Landlord or Tenant or any party claiming by or through Landlord or Tenant for any use, purpose or activity which is not permitted by the Overlease for such Leasehold Property.

(b)           Tenant, insofar as applicable to the Premises, shall at its sole expense, (i) comply with the Overleases, and with all applicable Legal Requirements pursuant to the Overleases, and (ii) notwithstanding the requirements of Article 6, shall comply pursuant to the Overleases with the requirements of all policies of insurance of whatsoever nature which are required to be maintained pursuant to the Overleases.

(c)           Tenant acknowledges that this Lease, and Tenant’s occupancy of a Leasehold Property, are subject to and subordinate to the applicable Overlease. Tenant agrees that the terms, covenants, provisions and conditions of the Overleases applying to Landlord as the tenant thereunder shall apply directly to Tenant, and Tenant hereby does and shall assume and perform fully all the duties, obligations, liabilities and undertakings of Landlord as the tenant under each and all of the Overleases, including as Rent under this Lease, payment of all the fixed, basic rents and additional rents and any and all other payments to be made pursuant to the Overleases, whether arising before, on or after the Effective Date. In the event of any inconsistency between the terms, covenants, provisions and conditions of any such Overlease and the terms, covenants, provisions and conditions of this Lease as the same applies to the Premises or common areas on a Leasehold Property, in that the Overlease imposes an obligation or liability on the tenant thereunder (and therefore on Tenant under this Lease by virtue of Tenant’s assumption thereof) which is stricter or broader or more onerous or not covered by this

Lease, then, even though the subject matter may be one which is the same in both the Overlease and this Lease, the terms, covenants, provisions and conditions of the Overlease with respect to such obligation or liability shall control and be complied with by Tenant. Tenant and Landlord each agrees that it will not do, or cause or suffer to be done, any act (whether of commission or omission) which would result in a breach of or default under any term, covenant, provision or condition of any Overlease. A default under an Overlease not caused by Tenant shall not constitute a default under this Lease.

(d)           Landlord shall have no responsibility or liability to provide any services to Tenant with respect to either the Premises, or for performing any of the duties, obligations, liabilities or undertakings of any landlord or tenant under any Overlease as it applies to the Premises or to a Property Location. Landlord agrees, however, that in cases where Landlord’s cooperation is necessary to enforce rights of the tenant under any of the Overleases, Landlord will use its reasonable efforts to cause the Overlandlords to perform their duties, obligations, liabilities and undertakings thereunder, provided Tenant agrees to and does bear the expense and reimburse Landlord (immediately upon demand) for any and all expenses including reasonable experts and attorneys’ fees incurred by Landlord in connection therewith. To the extent that to do so does not prejudice or impair the rights and remedies intended to be enjoyed by Landlord under this Lease and does not in any manner or to any degree impose (with respect to any Overlease) or increase (with respect to this Lease) the duties, obligations, liabilities or undertakings of Landlord and does not modify or terminate an Overlease, Landlord agrees to otherwise cooperate with Tenant so that all of the rights and benefits of the Overleases intended to be enjoyed by the prime tenants thereunder shall be available to Tenant, except Tenant shall not have or enjoy any options to cancel or terminate an Overlease, or surrender the premises covered by an Overlease, or to renew or to extend an Overlease (except as provided for in Section 32.01(q)), or to purchase the fee title, or to exercise rights of first refusal, or have any rights to encumber, assign or sublet the interest of the tenant under the Overleases (except as provided for in Article 12), or rights to build additional buildings or improvements (except as provided for in Articles 11, 14 and 15). At Tenant’s full cost and expense and without expense to Landlord, Tenant may obtain from each Overlandlord a non-disturbance agreement in form and substance reasonably acceptable to Tenant.

(e)           In addition to other indemnification provisions by Tenant in this Lease, and not in limitation thereof, Tenant hereby agrees to indemnify, save, protect, defend and hold harmless the Landlord Indemnified Parties harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses (including experts’ and attorney’s fees) imposed upon or incurred by the Landlord Indemnified Parties, that may be based on or asserted or alleged to be based on any breach by Tenant of any term, covenant, provision or condition of any Overlease arising before or during the Term of this Lease.

(f)            In the event of any damage or destruction, or in the event of any taking of all or part of any Leasehold Property, the terms, covenants, provisions and conditions of the Overlease for such Leasehold Property shall not be the controlling instrument as between Landlord and Tenant, but the provisions of this Lease relating to such event shall control exclusively between Landlord and Tenant.

(g)           Landlord shall not amend or modify any Overlease without Tenant’s consent, which consent may be withheld, delayed or conditioned at Tenant’s sole discretion, for any reason or for no reason. Landlord shall not voluntarily terminate or consent to any termination of such Overlease for any reason without Tenant’s written consent, which consent may be withheld, delayed or conditioned at Tenant’s sole discretion, for any reason or for no reason. If either Tenant defaults under an Overlease or Landlord acts or fails to act in a manner which results in a default under an Overlease, then the other party (upon reasonable advance written notice to the defaulting party, unless the Overlease is in imminent danger of termination, in which case notice that is feasible under the circumstances shall be given to the defaulting party) may cure such default (but shall have no obligation to do so) if after the notice the defaulting party fails to take steps to effect such cure.

(h)           Subject to subsection (d) of this Article 32, the performance by Overlandlord of Overlandlord’s obligations in accordance with any of the Overleases, shall, for all purposes, be accepted by Tenant, and shall be deemed to be the performance of such obligations by Landlord under the provisions of such Overlease and also under this Lease to the extent the obligations are the same, and in such case Tenant shall neither look to Landlord for performance of such obligations nor seek to hold Landlord liable for performance of such obligations or for the manner of performance of such obligations or for any default in performance or non-performance of such obligations.

(i)            Whenever, by reason of Tenant’s assumption of all the obligations contained in an Overlease as provided in this Article 32 or otherwise, any provision of the Overlease requires the tenant thereunder to make any payment of any money, including the fixed, base rent payable thereunder, or requires such tenant to take any action within a certain period of time (whether with or without notice), then, notwithstanding that a provision in this Lease calls for such payment to be made or action to be taken at a different time, Tenant shall make such payment to the Overlandlord, Landlord or other appropriate third party or take such action, as the case may be, within the shorter of the time specified in this Lease or the time specified in the Overlease; and if such payment or other action is required to be paid or taken within a specified time period after notice or receipt of an invoice, then upon such notice or upon receipt of such invoice, Tenant shall make such payment or take such other action, as the case may be, no later than five (5) business days prior to the last day of such time period (excluding, however, installments of fixed or base rent or other payments due under the Overleases which shall be paid by Tenant directly to the Overlandlord pursuant to the Overlease).

(j)            Whenever any provision of an Overlease requires the Overlandlord to give notice or submit an invoice to the tenant thereunder and Landlord has received such notice or invoice but the Overlandlord has not given Tenant such notice or invoice directly, then Landlord shall notify Tenant by sending Tenant a copy of said notice or invoice. Such notification by Landlord to Tenant of said Overlandlord’s notice or invoice shall for all purposes hereunder be deemed timely given if sent to Tenant within five (5) business days after receipt by Landlord of the notice from Overlandlord.

(k)           Whenever any provision of an Overlease requires the tenant under the Overlease to obtain the Overlandlord’s consent for any purpose, including obtaining consent prior to the undertaking of an act or proposed act, and Tenant desires such consent, such provision shall for all purposes hereunder be deemed to require the prior written consent of both Overlandlord and Landlord; provided, however, if Landlord is willing to consent, Landlord, at Tenant’s expense, shall cooperate to a reasonable extent with Tenant to obtain the Overlandlord’s consent provided Tenant pays all Landlord’s expenses, including reasonable attorneys’ fees, in Landlord’s extending such cooperation.

(l)            If Tenant contends that Overlandlord is not observing, complying with or performing its obligations under the Overlease, Tenant shall have the right to notify Landlord of a default of the Overlandlord which notice shall specify the nature of such default. Within five (5) business days after its receipt of such notice, Landlord shall give written notice to Overlandlord (in the manner required by the Overlease), which notice shall specify the nature of such claimed default in the same manner as was specified in Tenant’s notice to Landlord. Landlord further agrees to extend assistance to and cooperate with Tenant in order to effectuate a cure of any alleged default, provided that all costs and expenses, including reasonable attorneys’ fees, in connection therewith are borne by Tenant. If (i) Tenant shall have given written notice to Landlord of such default by the Overlandlord, as aforesaid, (ii) the Overlease allows withholding of such payments from the Overlandlord and (iii) Landlord consents in writing, Tenant also shall have the right to withhold payments of that portion of the Overlease rent payable to the Overlandlord which is payable by Landlord at that time under the Overlease in accordance with the applicable provision, if any, of the Overlease allowing such withholding of rent. Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to any matter described in this subsection (l).

(m)          Whenever in this Lease rights or privileges are granted to Landlord or Tenant with respect to any matter or thing, such rights or privileges shall be exercisable by Landlord insofar as the same are not inconsistent with, or in violation of, the terms, covenants and conditions of the Overlease with respect to the same matter or thing and the terms, rights and privileges granted to Landlord and Tenant herein, but where the rights and privileges granted by the Overlease to the tenant thereunder exceed the rights and privileges granted in this Lease to Landlord or Tenant, then Landlord or Tenant shall exercise such rights and privileges only to the extent expressly permitted herein if the result of exercising the greater rights or privileges in the Overlease would be detrimental to the other party hereto.

(n)           Subject to the other provisions of this Article 32, if an Overlease would need to be extended by Landlord exercising an extension option in that Overlease in order to match Tenant’s exercise of an Extension Option under this Lease, then, as a condition for Tenant’s Extension Option to be validly exercised under this Lease, Tenant must give Landlord notice of Tenant’s exercise of the Extension Option under this Lease at least thirty (30) days prior to the deadline set forth in the Overlease for validly exercising the extension option under the Overlease, time being of the essence.

(o)           As to each Leasehold Property, upon Tenant’s written notice, Landlord, subject to the proviso in this sentence and subject also to the other provisions and conditions in this Article 32, shall from time to time exercise Landlord’s rights to the extent necessary and to the extent available to Landlord, in order to extend the term of the Overlease applicable to that Leasehold Property until at least the Expiration Date; provided, however Landlord need not (i)

exercise its extension rights if on the date Landlord’s notice of extension of the Overlease is to be given to the landlord under an Overlease (each, an “Overlandlord” and collectively, the “Overlandlords”), a Default on the part of Tenant then exists under this Lease, and (ii) exercise the extension of an Overlease until the one hundred eightieth (180th) day prior to the deadline for exercising such Overlease extension pursuant to its terms (or until the first (1st) day that such Overlease extension option may be exercised by Landlord if such date would occur less than one hundred eighty (180) days after the date of Tenant’s notice advising Landlord to exercise the extension option), and Landlord simultaneously provides Tenant with written confirmation of same. In the event Landlord fails to timely exercise the extension option, as provided above, Landlord hereby grants Tenant the right to exercise such extension option on Landlord’s behalf and, in furtherance thereof, grants Tenant a limited power of attorney to acknowledge, deliver and execute, on Landlord’s behalf, such documentation as is required to effectuate the exercise of the extension option. Tenant shall provide Landlord with copies of any documentation relating to Tenant’s exercise of an extension option made on Landlord’s behalf. To the extent that the term of any Overlease, as extended, extends beyond the Expiration Date of the Master Lease, Landlord, at its sole cost and expense, bears the obligation to pay any rent applicable to such period under the Overlease. If Tenant does not request that Landlord (or Landlord is not required due to Tenant’s Default – as described above) to exercise any option available to Landlord to extend the term of an Overlease and Landlord does not, in fact, exercise such extension option, then this Lease shall terminate as to the Leasehold Property and Landlord and Tenant shall modify this Lease to remove such Leasehold Property that is subject to the Overlease as to which Landlord did not exercise the extension option effective as of the date of expiration of the subject Overlease, and, following such removal, this Lease shall continue in full force and effect as to the remaining Property Locations and Tenant shall surrender to Landlord that portion of the Premises upon which the Leasehold Property is located, and Tenant shall have no further responsibility to Landlord with respect to such removed Leasehold Property, except for such indemnity or other provisions of this Lease which may relate to such removed Leasehold Property.

(p)           As to any period before the end of the initial Term of this Lease, Tenant shall have the right to notify Landlord by sending Landlord a written notice stating expressly that Tenant desires Landlord not to exercise an extension option under an Overlease and that Tenant desires the Overlease to expire. The notice must be received by Landlord not less than one hundred twenty (120) days before the last day on which Landlord is required to exercise its extension option under the Overlease, time being of the essence. If Landlord receives such notice, Landlord may either intentionally fail to exercise the Overlease extension option and permit the Overlease to expire, or Landlord may exercise its extension option for Landlord’s own account. In either case, this Lease shall terminate as to the Leasehold Property and Landlord and Tenant shall modify this Lease to remove such Leasehold Property that is subject to the Overlease effective as of the date of expiration of the subject Overlease or the date the extension period of the Overlease commences, as applicable, and, following such removal, this Lease shall continue in full force and effect as to the remaining Property Locations and Tenant shall surrender to Landlord that portion of the Premises upon which the Leasehold Property is located, and Tenant shall have no further responsibility to Landlord with respect to such removed Leasehold Property, except for such indemnity or other provisions of this Lease which may relate to such removed Leasehold Property.

(q)           When Landlord sends a notice to an Overlandlord extending the term of the Overlease, Landlord will send a copy of that notice to Tenant. Within thirty (30) days after receipt by Landlord of a notice from Tenant extending this Lease in accordance with and subject to the provisions and conditions in Sections 32(n), (o) and (p), Landlord will send its own extension notice to the Overlandlord (when extension is necessary) extending the Overlease. If Tenant does not receive from Landlord the copy of Landlord’s extension notice to the Overlandlord by the thirtieth (30th) day after the date Tenant had sent its own valid notice to Landlord and also has not received a notice from Landlord disputing Landlord’s duty to exercise an option to extend the Overlease, then, in such case, Tenant itself may exercise the extension option under the Overlease, on Landlord’s behalf and acting in place and stead of Landlord, by notice to the Overlandlord.

(r)            If any Overlease does not contain sufficient extension options for Landlord (as tenant thereunder) to be able to keep granting Tenant extensions thereof as to any Leasehold Property to match the term of this Lease or Tenant’s exercise of an extension option in accordance with this Lease, and the leasehold estate of that Leasehold Property shall therefore expire before the then current term of this Lease will have expired, then in each such case (i) that particular Leasehold Property shall no longer be part of the Premises under this Lease, (ii) without liability to Landlord, this Lease shall terminate as to the Leasehold Location, (iii) Landlord and Tenant shall modify this Lease to remove such Leasehold Property that is subject to the expired Overlease effective as of the date of expiration of the subject Overlease, (iv) following such removal, this Lease shall continue in full force and effect as to the remaining Property Locations, (v) Tenant shall surrender to Landlord that portion of the Premises upon which the Leasehold Property is located, and (iv) Tenant shall have no further responsibility to Landlord with respect to such removed Leasehold Property, except for such indemnity or other provisions of this Lease which may relate to such removed Leasehold Property.

(s)           Landlord hereby agrees to indemnify, save, protect, defend and hold Tenant harmless from and against any and all actual damages and out-of-pocket costs and expenses (including experts’ and attorneys’ fees) imposed upon or incurred by Tenant as a result of any default under an Overlease on behalf of the tenant thereunder that is directly the result of the actions of Landlord or omissions of Landlord including, but not limited to, the failure of Landlord to utilize the Overlease Reserve for the payment of amounts due under an Overlease; provided, however, that where an Overlease Reserve is in place, Landlord hereby agrees to indemnify, save, protect, defend and hold Tenant harmless from and against any and all Losses resulting from Landlord’s failure to pay rents under the applicable Overlease.

(t)            The parties acknowledge that the Overlease related to Store No. 141, located in Burlington, Iowa (“Store 141”), contains an option to purchase the Store No. 141 real estate (the “Store 141 Property”) at fair market value, exercisable on January 1, 2007 or on January 1, 2012 (the “Option”). Landlord shall exercise the Option on either January 1, 2007 or January 1, 2012 (such date selection to be at Landlord’s sole discretion), and upon Landlord’s acquisition of the Store 141 Property, (a) the Store 141 Property shall be converted from a Leasehold Property to a Fee Property without further action of Landlord or Tenant hereunder, (b) any ground lease payments previously made by Tenant to the Overlease Landlord shall be made by Tenant directly to Landlord, and (c) subject to Section 2.01 hereunder, the Base Rent shall remain the same.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:	TENANT:

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT A-1

LIST OF FEE PROPERTIES

Pamida Properties:

Store #	Concept	Address	City	ST	Zip
3851	Pamida	101 South Polk St	Albany	MO	64402
3852	Pamida	1110 South Polk Street	Bethany	MO	64424
3856	Pamida	212 N Main St	Gallatin	MO	64640
3860	Pamida	Highway 136 East	Memphis	MO	63555
3873	Pamida	300 Cross St	Burlington	KS	66839
3880	Pamida	1003 Central Ave West	Clarion	IA	50525
3889	Pamida	201 North Fillmore St	Mount Ayr	IA	50854
3007	Pamida	1520 West 9th St	Mt Carmel	IL	62863
3008	Pamida	226 E. Lincoln Ave	Fergus Falls	MN	56537
3015	Pamida	825 Valley St	Minerva	OH	44657
3017	Pamida	750 South Congress Blvd	Smithville	TN	37166
3022	Pamida	671 Wolford Ave	Liberty	KY	42539
3023	Pamida	815 East Lakeshore Dr	Manistique	MI	49854
3028	Pamida	1001 East Laural Ave	Havana	IL	62644
3033	Pamida	378 Lewisville Rd	Woodsfield	OH	43793
3035	Pamida	140 Bull Run Rd	Munfordville	KY	42765
3037	Pamida	2702 Central Ave	Estherville	IA	51334
3041	Pamida	540 Jenner Dr	Allegan	MI	49010

A-1-1

Store #	Concept	Address	City	ST	Zip
3046	Pamida	802 N. Main St	Kewaunee	WI	54216
3056	Pamida	800 S. Washington Ave	Madison	SD	57042
3057	Pamida	1678 Cooke Highway	Livingston	TN	38570
3061	Pamida	91 West Pine Lake Dr	Newaygo	MI	49337
3074	Pamida	11250 North Mission Rd	Clare	MI	48617
3089	Pamida	1701 East Washington St	Washington	IA	52353
3096	Pamida	115 East Chapman	Ely	MN	55731
3101	Pamida	126 Charles St	Oconto	WI	54153
3106	Pamida	314 Sturgis Rd	Marion	KY	42064
3107	Pamida	50 Jernigan Dr	Somerville	TN	38068
3116	Pamida	4502 North State Road 61	Petersburg	IN	47567
3117	Pamida	23l South Highway 50	Loogootee	IN	47553
3120	Pamida	Highway 231, RR 6	Bloomfield	IN	47424
3122	Pamida	605 Highway 10 East	Detroit Lakes	MN	56501
3126	Pamida	2100 East Cedar	Rawlins	WY	82301
3129	Pamida	1202 4th Ave South	Wahpeton	ND	58075
3135	Pamida	56419 Pokagon St	Dowagiac	MI	49047
3137	Pamida	2278 North Comfort Dr	Hart	MI	49420
3146	Pamida	805 Teke Burton Drive	Mitchell	IN	47446
3151	Pamida	1768 Highway 100	Centerville	TN	37033
3153	Pamida	710 Country Road 21 South	Glenwood	MN	56334
3158	Pamida	2015 South Defiance St	Archbold	OH	43502
3160	Pamida	1201 12th Ave SE	Dyersville	IA	52040

A-1-2

Store #	Concept	Address	City	ST	Zip
3168	Pamida	1625 E. Main St	Montpelier	OH	43543
3169	Pamida	1625 E. Blaschko Ave	Arcadia	WI	54612
3178	Pamida	1255 West Main St	Lander	WY	82520
3185	Pamida	819 11th Ave SW	Waukon	IA	52172
3189	Pamida	1305 141st St	Perry	IA	50220
3190	Pamida	804 Highway 2 West	Glasgow	MT	59230
3194	Pamida	1800 Lakeshore Drive East (Highway 2)	Ashland	WI	54806
3195	Pamida	1625 US Highway 61	Lancaster	WI	53813
3215	Pamida	657 West Main Connector	Hodgenville	KY	42748
3219	Pamida	102 Parkway Lane	Morgantown	KY	42261
3220	Pamida	291 S. Main St	Clintonville	WI	54929
3223	Pamida	117 1st Ave West	Plentywood	MT	59257
3224	Pamida	1138 Old Gallatin Rd	Scottsville	KY	42164
3226	Pamida	1225 South Hamilton St	Sullivan	IL	61951
3227	Pamida	1215 East Main St	Attica	IN	47918
3229	Pamida	200 West Burnside Rd	Monticello	IL	61856
3230	Pamida	840 North US Highway 41	Rockville	IN	47872
3241	Pamida	509 W. Cherry & Princeton Streets	Vermillion	SD	57069
3248	Pamida	2105 Lazelle St	Sturgis	SD	57785
3252	Pamida	1005 US Highway 14	Powell	WY	82435
3255	Pamida	1300 Jefferson St	Greenfield	OH	45123
3256	Pamida	700 Progress Blvd	Tuscola	IL	61953
3295	Pamida	1012 Jeffreys Dr	Osceola	IA	50213

A-1-3

Store #	Concept	Address	City	ST	Zip
3298	Pamida	1103 First Street East	Park Rapids	MN	56470
HQ/DC	Pamida HQ	8800 F St	Omaha	NE	68127

66		PAMIDA PROPERTIES

A-1-4

ShopKo Properties:

Store #	Concept	Address	City	ST	Zip
139	ShopKo	3200 Broadway St	Quincy	IL	62301
140	ShopKo	1964 West Morton Ave	Jacksonville	IL	62650
145	ShopKo	1190 North 6th St	Monmouth	IL	61462
10	ShopKo	1150 West Washington St	Marquette	MI	49855
11	ShopKo	500 South Carpenter Ave	Kingsford	MI	49802
16	ShopKo	2530 First Avenue North	Escanaba	MI	49829
21	ShopKo	1850 Madison Ave	Mankato	MN	56001
35	ShopKo	2820 Highway 63 South	Rochester	MN	55904
36	ShopKo	3708 Highway 63 North	Rochester	MN	55906
38	ShopKo	2208 North Webb Rd	Grand Island	NE	68803
39	ShopKo	4200 South 27th St	Lincoln	NE	68502
41	ShopKo	1209 18th Ave Northwest	Austin	MN	55912
45	ShopKo	601 Galvin Rd South	Bellevue	NE	68005
49	ShopKo	500 N. Highway 281	Aberdeen	SD	57401
57	ShopKo	405 Cottonwood Dr	Winona	MN	55987
58	ShopKo	1755 North Humiston Ave	Worthington	MN	56187
61	ShopKo	501 Highway 10 Southeast	Saint Cloud	MN	56304
62	ShopKo	301 Northwest Bypass	Great Falls	MT	59404
64	ShopKo	2100 Caldwell Blvd	Nampa	ID	83651
66	ShopKo	North 9520 Newport Highway	Spokane	WA	99218
67	ShopKo	1649 Pole Line Rd East	Twin Falls	ID	83301
68	ShopKo	800 E. 17th St	Idaho Falls	ID	83404

A-1-5

Store #	Concept	Address	City	ST	Zip
69	ShopKo	217 West Ironwood Dr	Coeur D’Alene	ID	83814
75	ShopKo	2510 South Reserve St	Missoula	MT	59801
81	ShopKo	5801 Summit View Ave	Yakima	WA	98908
89	ShopKo	1600 W. Rose St	Walla Walla	WA	99362
95	ShopKo	2655 Broadway Ave	Boise	ID	83706
123	ShopKo	900 West Memorial Dr	Houghton	MI	44931
2	ShopKo	301 Bay Park Square	Ashwaubenon	WI	54304
3	ShopKo	3415 Calumet Ave	Manitowoc	WI	54220
4	ShopKo	2430 E. Mason St	Green Bay	WI	54302
5	ShopKo	230 N. Wisconsin St	De Pere	WI	54115
7	ShopKo	4344 Mormon Coulee Rd	La Crosse	WI	54601
8	ShopKo	1105 E. Grand Ave	Rothschild	WI	54474
9	ShopKo	1306 N. Central Ave	Marshfield	WI	54449
12	ShopKo	1100 E Riverview Expressway	Wisconsin Rapids	WI	54494
15	ShopKo	1000 W. Northland Ave	Appleton	WI	54914
17	ShopKo	4161 Second Street South	Saint Cloud	MN	56301
18	ShopKo	1710 South Main St	West Bend	WI	53095
19	ShopKo	701 South Church St	Watertown	WI	53094
22	ShopKo	1900 North Main St	Mitchell	SD	57301
23	ShopKo	125 Main St North	Hutchinson	MN	55350
24	ShopKo	955 W. Clairemont Ave	Eau Claire	WI	54701
25	ShopKo	1200 Susan Drive	Marshall	MN	56258
26	ShopKo	2761 Prairie Ave	Beloit	WI	53511

A-1-6

Store #	Concept	Address	City	ST	Zip
27	ShopKo	4801 Washington Ave	Racine	WI	53406
28	ShopKo	800 E. Maes St	Kimberly	WI	54136
29	ShopKo	7401 Mineral Point Rd	Madison	WI	53717
30	ShopKo	2500 US Highway 14	Janesville	WI	53547
31	ShopKo	5300 52nd St	Kenosha	WI	53144
32	ShopKo	2101 W. Broadway	Monona	WI	53713
33	ShopKo	1578 Appleton Rd	Menasha	WI	54952
34	ShopKo	2602 Shopko Dr	Madison	WI	53704
37	ShopKo	2677 S. Prairie View Road	Lake Hallie	WI	54729
42	ShopKo	1300 Koeller St	Oshkosh	WI	54902
46	ShopKo	5646 North 90th St	Omaha	NE	68134
48	ShopKo	2005 Krenzien Dr	Norfolk	NE	68701
50	ShopKo	616 West Johnson St	Fond Du Lac	WI	54935
51	ShopKo	1425 Janesville Ave	Fort Atkinson	WI	53538
52	ShopKo	615 South Monroe	Mason City	IA	50401
53	ShopKo	510 East Philip Ave	North Platte	NE	69101
54	ShopKo	700 9th Ave SE	Watertown	SD	57201
55	ShopKo	1200 Main St	Stevens Point	WI	54481
56	ShopKo	14445 W. Center Rd	Omaha	NE	68144
59	ShopKo	1001 South Highway 15	Fairmont	MN	56031
60	ShopKo	2610 North Bridge Ave	Albert Lea	MN	56007
63	ShopKo	4215 Yellowstone Highway	Pocatello	ID	83202
76	ShopKo	1601 W. 41st St	Sioux Falls	SD	57105

A-1-7

Store #	Concept	Address	City	ST	Zip
78	ShopKo	1845 Haines Ave	Rapid City	SD	57701
80	ShopKo	2201 Zeier Rd	Madison	WI	53704
84	ShopKo	1553 West 9000 South	West Jordan	UT	84088
86	ShopKo	2266 N. University Parkway	Provo	UT	84604
87	ShopKo	1018 Washington Blvd	Ogden	UT	84404
88	ShopKo	1150 North Main St	Layton	UT	84041
90	ShopKo	1771 Wisconsin Ave	Grafton	WI	53024
92	ShopKo	867 N. Columbia Center Blvd.	Kennewick	WA	99336
96	ShopKo	55 Lake Blvd	Redding	CA	96003
97	ShopKo	4850 West 3500 South	West Valley City	UT	84120
99	ShopKo	9366 State Highway 16	Onalaska	WI	54650
100	ShopKo	699 Green Bay Rd	Neenah	WI	54956
102	ShopKo	2741 Roosevelt St	Marinette	WI	54143
104	ShopKo	747 South Main St	Brigham City	UT	84302
106	ShopKo	905 S 24th West	Billings	MT	59102
107	ShopKo	190 South 500 West	West Bountiful	UT	84010
108	ShopKo	955 North Main St	Spanish Fork	UT	84660
109	ShopKo	4060 Riverdale Rd	Riverdale	UT	84405
110	ShopKo	2290 South 1300 East	Salt Lake City	UT	84106
112	ShopKo	3101 Montana Ave	Helena	MT	59602
114	ShopKo	801 West Central Entrance	Duluth	MN	55811
116	ShopKo	518 S. Taylor Dr	Sheboygan	WI	53081
119	ShopKo	1350 North Galena Ave	Dixon	IL	61021

A-1-8

Store #	Concept	Address	City	ST	Zip
120	ShopKo	405 West 8th St	Monroe	WI	53566
125	ShopKo	555 West South St	Freeport	IL	61032
127	ShopKo	1450 East Geneva St	Delavan	WI	53115
129	ShopKo	4515 South Regal St	Spokane	WA	99223
130	ShopKo	1777 Paulson Rd	River Falls	WI	54022
132	ShopKo	320 Highway O	Rice Lake	WI	54868
133	ShopKo	1400 Big Thunder Blvd	Belvidere	IL	61008
134	ShopKo	1450 South Grand Ave	Pullman	WA	99163
997	ShopKo Dist Ctr	1001 East Gowen Rd	Boise	ID	83716
998	ShopKo Dist Ctr	10808 South 132nd St	Omaha	NE	68138
999	ShopKo Dist Ctr	1717 Lawrence Dr	De Pere	WI	54115
501	ShopKo Exp	3705 Monroe Rd	De Pere	WI	54115
502	ShopKo Exp	2585 Lineville Rd	Green Bay	WI	54313
503	ShopKo Exp	1011 N Wisconsin St	Port Washington	WI	53074
500	ShopKo HQ	700 Pilgrim Way	Green Bay	WI	54304
OL	ShopKo Optical Lab	1450 West Main Ave	De Pere	WI	54115

107		SHOPKO PROPERTIES

A-1-9

EXHIBIT A-2

LIST OF LEASEHOLD PROPERTIES

1.             #070       13414 East Sprague Avenue, Spokane, Washington

2.             #072       2120 Thain Grade, Lewiston, Idaho

3.             #073       2530 Rudkin Road, Union Gap, Washington

4.             #091       1341 North Main Street, Logan, Utah

5.             #141       313 North Roosevelt Avenue, Burlington, Iowa

A-2-1

EXHIBIT A-3

LEGAL DESCRIPTION OF EACH PARCEL

(To Be Attached)

A-3-1

EXHIBIT A-4

LIST OF OVERLEASES

1.             #070       13414 East Sprague Avenue, Spokane, Washington

Lease Agreement, dated June 26, 1986, by and between William A. Tombari, Margaret K. Tombari, Arthur G. Grant and Jean Grant, as landlord, and Shopko Stores, Inc., a Minnesota corporation (predecessor in title to ShopKo Properties, Inc., a Minnesota corporation, predecessor in title by conversion to ShopKo Properties, LLC, a Minnesota limited liability company), as tenant, a memorandum of which was dated June 26, 1986, and recorded June 27, 1986, in the land records of Spokane County, Washington as No. 8606270453; as assigned by Assignment of Lease Agreement, dated March 1, 1993, by and between ShopKo Properties, Inc. and Shopko Stores, Inc., and as further assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Properties, LLC and Shopko Properties SPE Real Estate, LLC and recorded January 31, 2006 as Document Nos. 5337576 and 5337577 in the land records of Spokane County, Washington.

2.             #072       2120 Thain Grade, Lewiston, Idaho

Lease Agreement, dated October 9, 1986, by and between McCann Ranch & Livestock Co., an Idaho corporation, as landlord, and ShopKo Stores, Inc., a Minnesota corporation (predecessor in title to ShopKo Properties, Inc., a Minnesota corporation, predecessor in title by conversion to ShopKo Properties, LLC, a Minnesota limited liability company), as tenant, a memorandum of which was dated October 9, 1986, and recorded July 17, 1987, in the land records of Nez Perce County, Idaho as Instrument No. 512856; as assigned by Assignment of Lease Agreement, dated March 1, 1993, by and between ShopKo Properties Inc. and ShopKo Stores, Inc., and as further assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Properties, LLC and Shopko Properties SPE Real Estate, LLC and recorded January 31, 2006 as Document No. 726983 in the land records of Nez Perce County, Idaho.

3.             #073       2530 Rudkin Road, Union Gap, Washington

Lease Agreement, dated August 12, 1986, by and between Yakima Theatres, Inc., a Washington corporation, as landlord, and ShopKo Stores, Inc., a Minnesota corporation (predecessor in title to ShopKo Properties, Inc., a Minnesota corporation, predecessor in title by conversion to ShopKo Properties, LLC, a Minnesota limited liability company), as tenant, a memorandum of which was dated August 12, 1986, and recorded February 6, 1987, in the land records of Yakima County, Washington as Auditor’s File No. 2789547; as amended by Modification of Lease Agreement, dated June 25, 1991, by and between Yakima Theatres, Inc. and ShopKo Stores, Inc.; and as assigned by Assignment of Lease, dated March 1, 1993, by and between ShopKo Properties, Inc. and ShopKo Stores, Inc., and as further assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Properties, LLC and Shopko Properties SPE Real Estate, LLC and recorded January 31, 2006 as Document No. 7492600 in the land records of Yakima County, Washington.

A-4-1

4.             #091       1341 North Main Street, Logan, Utah

Lease Agreement, dated August 8, 1988, by and between Bullen Family Partnership, a Utah limited partnership, as landlord, and ShopKo Stores, Inc., a Minnesota corporation, as tenant, a memorandum of which was recorded November 21, 1988, in the land records of Cache County, Utah at Book 439, page 923 as Instrument No. 517902; and as assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Stores, Inc. and Shopko SPE Real Estate, LLC and recorded February 3, 2006 as Entry No. 909678 in Book 1392, Page 325 in the land records of Cache County, Utah.

5.             #141       313 North Roosevelt Avenue, Burlington, Iowa

Amended and Restated Agreement of Lease, dated December 18, 1997, by and between William D. Daniels, Nancy Jane Daniels, and David P. Daniels, as tenants in common, as landlord, and Penn-Daniels, Incorporated, a Delaware corporation (predecessor in title by conversion to Penn-Daniels, LLC, a Delaware limited liability company), as tenant, (i) a Memorandum of Restated Lease of which was dated December 19, 1997, and recorded December 19, 1997, in the land records of Des Moines County, Iowa as Document No. 97-007921, and (ii) a Memorandum of Restated Lease of which was also dated December 18, 1997, and recorded December 23, 1997, in the land records of Des Moines County, Iowa as Document No. 97-007992; as assigned by Assignment of Lease dated January 27, 2006, by and between Penn-Daniels, LLC and Penn-Daniels SPE Real Estate, LLC and recorded February 3, 2006 as Document No. 2006-000745 in the land records of Des Moines County, Iowa.

A-4-2

EXHIBIT B

LIMITED PERMITTED ASSIGNMENT AND SUBLEASE RENTS

Tenant has a limited collective ability to assign and sublease a portion of the aggregate square footage of real estate subject to the Lease. For square footage that is either sublet with a corresponding non-disturbance agreement or which is assigned, Tenant will seek to obtain initial rents at market rates, but in no event less than a determined minimum (“Determined Minimum”). The Determined Minimum rents for individual Property Locations shall be computed by multiplying (i) a fraction (the “Quotient”), the numerator of which will be the allocated loan amount assigned to the particular Property Location as set forth in a loan agreement between Landlord and Landlord’s Lender and the denominator of which will be the Total Loan Amount, by (ii) the current Base Rent payment. The “Total Loan Amount” shall mean the combined sum of all of the allocated loan amounts assigned to all of the Property Locations under this Lease as set forth in the loan agreement as obtained or modified by Landlord’s existing or future Lenders from time to time (the “Allocated Loan Amounts”). The Allocated Loan Amounts shall be subject to change after the Effective Date upon sixty (60) days prior written notice to Tenant if Landlord refinances or modifies the loan secured by the Premises with an unaffiliated third party Lender (with such refinancing or modification not to occur more than once every three (3) years); such Allocated Loan Amounts may change based solely on a change in the fair market value of the Property Locations established by new appraisals to the extent such Lender requires new appraisals to determine the then-current Allocated Loan Amount. If such Allocated Loan Amounts change, Landlord shall promptly notify Tenant of the revised Allocated Loan Amounts. If no new Allocated Loan Amounts are required by any new lenders, Landlord and Tenant shall rely on the Allocated Loan Amounts in effect as of the Effective Date.

B-1

EXHIBIT C

FORM OF ESTOPPEL LETTER

TO:

Re:                               Leasehold interest in property located at                                          (the “Property”) pursuant to a Lease dated                    (the “Lease”) between                                             (“Landlord”) and                           (“Tenant”)

Ladies and Gentlemen:

The following statements are made for your benefit and the benefit of your Mortgagees, successors, and assigns (the “Beneficiaries”). The undersigned hereby certifies to the Beneficiaries that the following statements are true, correct and complete as of the date hereof:

1.             The Lease is unmodified and is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Property.

2.             Tenant began paying rent under the Lease on                                    . Tenant is currently paying $                 per month as rent and $                 for other charges under the Lease.

3.             Neither Landlord nor Tenant is in default under the Lease. To the knowledge of the undersigned, no event has occurred that with the giving of notice, the passage of time, or both, would constitute a default under the Lease.

4.             The leased premises have been completed in accordance with the terms of the Lease and Tenant is in occupancy, open for business and paying rent on a current basis with no rental offsets or claims.

5.             Tenant has not prepaid rent other than as provided for in the Lease or as stated above.

6.             There are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

7.             The Lease has not been assigned nor has the Property been sublet.

8.             Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease.

C-1

9.             The expiration date of the Lease is                               (the “Expiration Date”). Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date.

10.           Tenant is currently not a party to any lease or sublease affecting the Property, other than the Lease.

EXECUTED as of the      day of                           .

[ ]
By:
Name:
Title:

C-2

EXHIBIT D

FORM OF SUBLEASE NON-DISTURBANCE AGREEMENT

SUBLEASE RECOGNITION AGREEMENT

THIS SUBLEASE RECOGNITION AGREEMENT (“Agreement”), made as of                                                    , 20    , by and between                                                                                                , a                                                                            (“Landlord”) and                                                                                                  , a                                                                            (“Subtenant”).

R E C I T A L S:

A.            Landlord and                         (“Tenant”) have entered into a certain lease (the “Lease”) dated as of                    , 2006, a short form of which has been recorded in the Recorder of Deeds Office in and for                    County,                     , which demises certain real property (the “Property Location”) located at                      (the “Property Location”), which Property Location is more particularly described on Exhibit “A” attached hereto and made a part hereof.

B.            Pursuant to a Sublease dated as of                                                   , 20          (the “Sublease”), Tenant has leased to Subtenant                                                                of the Property Location (the “Subleased Property Location”), and which Subleased Location is more particularly described in the Sublease.

C.            The parties hereto desire to effectuate the provisions of Section 12.3 of the Lease with respect to the Sublease and the Subleased Property Location.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Landlord warrants and represents as follows:

a.             that it is the fee owner of the Property Location;

b.             that the Lease is unmodified (except as may be otherwise set forth in Exhibit B annexed hereto, if any) and is in full force and effect;

c.             that the term of the Lease expires on                                                , but is subject to                     extension periods of          (   ) years each; and

d.             that Tenant is not in default under the Lease nor has any event occurred which would after notice to Tenant and the passage of time become a default of Tenant under the Lease.

2.             Landlord hereby acknowledges receipt of a copy of the Sublease, and agrees the exercise by Subtenant of any of its rights, remedies and options contained therein shall not constitute a default under the Lease.

3.             Intentionally Deleted.

4.             Landlord shall not, in the exercise of any of the rights arising or which may arise out of the Lease or of any instrument modifying or amending the same or entered into in substitution or replacement thereof (whether as a result of Tenant’s default or otherwise), disturb or deprive Subtenant in or of its possession or its rights to possession of the Subleased Property Location or of any right or privilege granted to or inuring to the benefit of Subtenant under the Sublease, provided that Subtenant is not in default under the Sublease beyond the expiration of any applicable notice and cure period.

5.             In the event of the termination of the Lease by reentry, notice, conditional limitation, surrender, summary proceeding or other action or proceeding, or otherwise, or, if the Lease shall terminate or expire for any reason before any of the dates provided in the Sublease for the termination of the initial or renewal terms of the Sublease and if immediately prior to such surrender, termination or expiration the Sublease shall be in full force and effect, Subtenant shall not be made a party in any removal or eviction action or proceeding nor shall Subtenant be evicted or removed of its possession or its right of possession of the Subleased Property Location be disturbed or in any way interfered with, and the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant.

6.             Landlord hereby waives and relinquishes any and all rights or remedies against Subtenant, pursuant to any lien, statutory or otherwise, that it may have against the property, goods or chattels of Subtenant in or on the Subleased Property Location.

7.             Any notices, consents, approvals, submissions, demands or other communications (hereinafter collectively referred to as “Notice”) given under this Agreement shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested. Notice shall be effective upon actual receipt or refusal to accept delivery. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

If to the Landlord, at:

Attention:

If to the Subtenant, at:

Attention:

If to the Tenant:

Attention:

with a copy to:

Attention:

8.             No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

9.             This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and sublessees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal the date first above written.

WITNESS/ATTEST:

LANDLORD:

, a

By:
Name:
Title:

SUBTENANT:

, a

By:
Name:
Title:

TENANT’S CONSENT

Tenant consents and agrees to the foregoing Agreement, which was entered into at Tenant’s request. The foregoing Agreement shall not alter, waive or diminish any of Tenant’s obligations under the Lease or Sublease. Tenant is not a party to the above Agreement.

TENANT:

, a

By:
Name:
Title:

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A”	-	Legal Description of the Property Location

LANDLORD’S ACKNOWLEDGMENT

STATE OF	:
: SS
COUNTY OF	:

On this, the           day of                                                     , 20          , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                                    , who acknowledged that he/she is the                                                                                                            of                                                                                                                            , a                                                                                                                            , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

, 200

SUBTENANT’S ACKNOWLEDGMENT

STATE OF	:
: SS
COUNTY OF	:

On this, the           day of                                                     , 20          , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                                    , who acknowledged that he/she is                                                                                                   of                                                                                                                            , a                                                                                                                            , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

, 200

EXHIBIT E

FORM OF MORTGAGEE NON-DISTURBANCE AGREEMENT

                                (Lender)

- and -

                                (Tenant)

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

Dated:    As of

PREPARED BY AND UPON
RECORDATION RETURN TO:

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the     day of                        , 2006, by and between                        , a                        , having its principal place of business at                        (together with its successors and/or assigns, “Lender”) and                        , a                        having an address at                            “Tenant”).

RECITALS:

A.            Lender has advanced a loan to                   , a                                (“Borrower”) in the principal sum of                            DOLLARS ($                ) (the “Loan”) advanced pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”).

B.            The Loan is secured by, among other things, the Security Instrument (as defined in the Loan Agreement) which grants Lender a first lien on the Properties (as defined in the Loan Agreement) encumbered thereby and is further evidenced by the Note (as defined in the Loan Agreement).

C.            Borrower has entered into a certain Lease Agreement dated as of the date hereof (the “Lease”) with Tenant, which Lease relates to the Properties.

D.            Tenant has agreed to confirm the subordination of the Lease to the Security Instrument and to the liens thereof on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.             Subordination. The  Lease is and shall at all times be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the liens thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.             Non-Disturbance and Attornment. If Lender or any other subsequent purchaser of the Properties shall become the owner of the Properties by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), provided no event of default exists under the Lease, (a) Purchaser shall not (i) disturb Tenant’s possession of the Properties nor (ii) name Tenant as a party to any foreclosure or other proceeding to enforce the terms of the Security Instrument and (b) any sale or other transfer of the Properties or of Borrower’s interest in the Lease, pursuant to foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument, will be subject and subordinate to Tenant’s possession and rights under the Lease; and (c) the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Properties shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (i) liable for the failure of any prior landlord (any such prior landlord, including Borrower and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Properties; (ii) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Properties;  (iii) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser; (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless such sums are actually received by Purchaser; (v) bound by any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Lender’s written consent; or (vi) any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Borrower and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease. Notwithstanding anything to the contrary contained in this Agreement, in the case of clauses (i) and (ii) herein, the foregoing shall not limit either (1) Tenant’s right to exercise any offsets, defenses, claims, reductions, deductions or abatements otherwise available to Tenant because of events occurring before or after the date of attornment to the extent Lender has received notice thereof and the opportunity to cure within the time periods set forth in this Agreement (it being further agreed that offsets, reductions, deductions or abatements under the Lease that were deducted by Tenant prior to the date upon which Purchaser succeeds to the interest of Prior Landlord shall not be subject to challenge), or (2) Purchaser’s liability for any defaults that continue after the date of attornment that violate Purchaser’s obligations as landlord under the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Properties and shall in no event exceed such interest.

3.             Notices. All notices required or permitted hereunder shall be given and become effective as provided in Loan Agreement. Notices to the Tenant shall be addressed as follows:

Attention:
Facsimile No.:

and

Attention:
Facsimile No.:

4.             Lender’s Right of Access. Tenant agrees that Lender shall have the rights of access to the Properties for the purpose of curing a default under the Lease as granted to Borrower pursuant to the terms of the Lease and Lender agrees not to disturb the normal business operations of Tenant at such Properties in connection therewith.

5.             Notice to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any offset right or termination right, Tenant agrees that it shall deliver to Lender a copy of any written notice of the breach or default by Borrower giving rise to same (the “Default Notice”), and, thereafter, the opportunity to cure such breach or default as provided for below.

6.             Cure. After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Borrower. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Borrower, except to the extent that Lender agrees or undertakes otherwise in writing. In addition, as to any breach or default by Lender the cure of which requires possession and control of a Property, provided that Lender undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either: (a) obtain possession and control of the applicable Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.             Proceeds and Awards. Provided that Tenant is not in default under the terms of the Lease (beyond any applicable cure periods), Lender agrees that, notwithstanding any provision hereof to the contrary, the terms of the Lease shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards.

8.             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

9.             Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of                       and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of                       .

10.          Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

[INSERT LENDER SIGNATURE BLOCK]

By:
Name:
Title:

[INSERT TENANT SIGNATURE BOCK]

By:
Name:
Title:

THE UNDERSIGNED ACCEPTS AND AGREES TO
THE PROVISIONS HEREOF:

[INSERT LANDLORD SIGNATURE BLOCK]

By:
Name:
Title:

ACKNOWLEDGEMENTS

(To Be Attached)

EXHIBIT F

FORM OF LANDLORD AGREEMENT

LANDLORD AGREEMENT

Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Agent”) and the parties to the Loan Agreement as lenders (collectively, together with their respective successors and assigns, “Lenders”) have entered or are about to enter into financing arrangements with                (“Debtor”) pursuant to which Agent has been granted a security interest in all of Debtor’s and certain of its affiliates’ inventory and other personal property (hereinafter “Personal Property”). For purposes of this Agreement, the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at the addresses listed on Exhibit A attached hereto (collectively, the “Premises”).            (“Landlord”) is the owner or lessor of the Premises. The term “Loan Agreement” as used herein shall mean the Loan and Security Agreement by and among Debtor, certain of its affiliates, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

In order for Agent and Lenders to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the undersigned agree as follows:

1. Landlord waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest Landlord may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.

2. Except as otherwise provided in the lease relating to the Premises between Landlord and Debtor as in effect on the date hereof (the “Lease”), the Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

3. Agent, at its option, for itself and for the benefit of Lenders, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall commence on the date (the “Access Commencement Date”) which is the earlier of (w) five (5) business days following Landlord’s receipt of written notice from Agent that Agent intends to enter the Premises pursuant to the rights granted to Agent hereunder or (x) five (5) business days following Agent’s receipt of written notice from Landlord that the Lease has terminated in accordance with Section 4 hereof, and such license shall expire on the date (the “Access Termination Date”) that is ninety

(90) days after the Access Commencement Date; provided, that, (a) for each day from the Access Commencement Date through the earlier of the Access Termination Date or the date on which Agent notifies Landlord in writing that Agent will not be or will no longer be using the Premises pursuant to the rights granted to it hereunder, Agent shall (i) maintain or cause to be maintained such insurance as is required by the Debtor to be maintained as provided under the Lease, (ii) unless Landlord has otherwise been paid rent in respect of any such period, Agent shall pay the regularly scheduled rent (prorated on a per diem basis to be determined on a thirty (30) day month) without thereby assuming the Lease or incurring any other Obligations of Debtor and , (iii) without duplication of the payments under clause (ii) above, pay or cause to be paid all utilities costs attributable to the Premises in accordance with the terms and provisions of the Lease, without thereby assuming the Lease or incurring any other obligations of Debtor, (b) any damage to the Premises caused by Agent or its representatives will be repaired by Agent at the sole expense of Lenders, (c) Agent agrees to indemnify, defend and hold Landlord harmless from and against any and all damages, losses, claims, judgments, liabilities, costs and expense (including reasonable attorneys’ fees and expenses) resulting or arising from the activities of Agent on the Premises, except for those damages, losses, claims, judgments, liabilities, costs and expense caused by the gross negligence or willful misconduct of Landlord and (d) Landlord shall be entitled to inspect the Premises and to show the Premises to prospective tenants and purchasers from time to time.

4. Landlord agrees to send notice in writing of any termination of, or default under, or abandonment or surrender under (which constitute a default under the Lease) the Lease to:

Wachovia Bank, National Association, as Agent
Heritage Square II, Suite 1050
5001 LBJ Freeway
Dallas, Texas 75244
Attention:  Portfolio Manager
Telephone No.:  (214) 761-9044
Telecopy No.:  (214) 748-9118

Agent shall have the right, but not the obligation, to cure any default by Debtor under the Lease in the manner and time period provided in the Lease. Any payment made or act done by Agent to cure any such default shall not constitute an assumption of the Lease or any obligations of Debtor. Any notice required to be to Agent hereunder shall be directed to Agent at the address set forth above in this Section 4 or such other address as Agent notifies Landlord in writing.

5. This Agreement may not be changed or terminated orally or by course of conduct. Landlord shall notify any purchaser of the Premises or of its business of this Agreement and its terms. This Agreement is binding upon, and inures to the benefit of, Landlord, Debtor and Agent and their respective successors and assigns.

6. Any notice required to be given to Landlord hereunder shall be directed to Landlord at the address set forth under Landlord’s signature below or such other address as Landlord notifies Agent in writing.

7. Entry by Agent or its agents or representatives upon the Premises shall not be deemed an eviction or a disturbance of Debtor’s use and possession of the Premises or any part thereof, or render Landlord liable to Debtor for damages or abatement of rent or relieve Debtor from the responsibility of performing any of Debtor’s obligations under the Lease, and Debtor shall have no right or claim against Landlord for or by reason of any such entry or inspection or removal or attempted removal of the Personal Property by Agent or its agents or representatives.

8. This Agreement shall be governed by and construed in accordance with the laws of the States where the Premises are located.

Dated this      day of           , 2006.

[NAME OF LANDLORD]

By:

Name:

Title:

Address:

Agreed:

[NAME OF DEBTOR]

By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:

Title:

Exhibit A

Premises

1.

2.

3.

ACKNOWLEDGMENT TO BE MADE BY LANDLORD

(INDIVIDUAL)

STATE OF

ss:

COUNTY OF:

I,                                                                                                                                        , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                             day of                            , 2006, personally appeared before me                                                                                                              , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged under oath that he signed, executed, sealed and delivered same as his free and voluntary act and deed, for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(PARTNERSHIP)

STATE OF
ss:
COUNTY OF:

I,                                                                                                         , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                               day of                       , 2006, personally appeared before me                                         and                                                   , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, stated and acknowledged under oath that they are Partners of                                                         the Partnership named in and which executed the said Landlord Agreement, and that they signed, executed, sealed and delivered same individually and on behalf of the said Partnership, with authority, as their and its free and voluntary act and deed for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(CORPORATION)

STATE OF
ss:
COUNTY OF:

I,                                                                          , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                                       day of                                    , 2006, personally appeared before me                                                              (Name of Signer for Landlord) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                (Title) of                                                                                the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

DEBTOR ACKNOWLEDGMENT

(CORPORATION)

STATE OF
ss:
COUNTY OF:

I,                                                                                   , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                       day of                                     , 2006, personally appeared before me                                                                               (Name of Signer for Debtor) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                     (Title) of                                                        the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

AGENT ACKNOWLEDGMENT

STATE OF
ss:
COUNTY OF:

I,                                                          , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this    day of     2006, personally appeared before me                                                      (Name of Signer for Agent) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                                         (Title) of Wachovia Bank, National Association, the national association named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said national association by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said national association executed the same as its voluntary and was by him voluntarily executed, on behalf of said national association for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

EXHIBIT G

FORM OF MEMORANDUM OF LEASE

Parcel ID #

This Instrument Prepared By and Upon

Recordation return to:

Attention:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) made as of the            day of                   , 20  , by and between                                      (“Tenant”), and                             , a(n)                      (“Landlord”).

WITNESSETH:

1.             Premises. Landlord and Tenant have entered into a lease (“Lease”) dated                   , 20  , for that certain real property lying, being and situate in the County of           , City of                 , State of             , more particularly described on EXHIBIT A attached hereto and made a part hereof, together with the building containing approximately                      (      ) square feet (“Premises”).

2.             Term and Renewal Options. The Lease has an initial term of twenty (20) years, subject to extension (at Tenant’s option) as provided therein for        (   ) successive additional periods of              (   ) years each.

3.             Incorporation of Lease. This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.

4.             Binding Effect. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

Witnesses or Attest (as to Landlord):	LANDLORD:

a(n)

By:
Print Name:
Print Title:
Date: , 20

Witnesses or Attest (as to Tenant):	TENANT:

a
By:
Print Name:
Print Title:
Date: , 20

STATE OF	)
) SS:
COUNTY OF	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                  , whose name as                           of                        , a                       , is signed to the foregoing instrument, who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said                .

Given under my hand and official seal this   day of                    , 20

Notary Public
State of
My Commission expires:

STATE OF	)
) SS:
COUNTY OF	)

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the state and county named above to take acknowledgments, personally appeared                                 as                          of                         , a                    , to me known to be the person who signed the foregoing instrument as such officer and he/she acknowledged that the execution thereof was his/her free act and deed as such officer for the use and purposes therein expressed and that the instrument is the act and deed of said               .

WITNESS my hand and official seal this   day of                    , 20  .

EXHIBIT H

STATE SPECIFIC PROVISIONS

H-1

EXHIBIT I

REQUIRED REPAIRS

[To be updated on the Effective Date]

I-1

EXHIBIT J

FORM INCOME AND EXPENSE STATEMENT
FOR INDIVIDUAL PROPERTY LOCATION

[Store Number] [CITY] [STATE]

STORE INCOME STATEMENT

[MONTH]

TOTAL DEPTS

					Dollar Variance (B/W)	Basis PT Variance (B/W)
FY 2005		FY 2004			FY05 VS FY04	FY05 VS FY04
ACTUALS	% SLS	ACTUALS	% SLS	ACCOUNT	ACTUALS	ACTUALS
NET SALES
COST OF SALES
SKU GROSS MARGIN
ALLOWANCES SMART CLEARANCE
MERCHANT MARGIN

ESTIMATED SHRINK EXPENSE
PHYSICAL INVENTORY ADJUST.
OTHER GM COMPONENTS
FINANCE MARGIN

ADJUSTED GROSS MARGIN

RENTAL INCOME
MISCELLANEOUS INCOME
TOTAL OTHER INCOME

PAYROLL - EXEMPT
PAYROLL - NONEXEMPT
TOTAL PAYROLL

BENEFITS & INSURANCE
PAYROLL TAXES
LOSS PREVENTION PAYROLL
WRAPPING & SUPPLIES
BANK CARD FEES
FREIGHT EXPENSE - STORES
MISCELLANEOUS - STORES
NET CASH SHORT BAD DEBT
M&R STORE CONTROLLED
TELEPHONE
ELECTRIC, WATER & FUEL
MANAGER’S PIP
TOTAL STORE CONTROLLED EXPENSES

M&R ISD CONTROLLED
WAREHOUSE EXPENSES
RENT EXPENSE
INSURANCE-PROP/WC/GL
PROPERTY TAXES
P & A ALLOWANCES
PRE-OPENING/EXTRANEOUS
DEPRECIATION/AMORTIZATION
TOTAL STORE EXP. & DEPREC.

CONTRIBUTION TO CORPORATE PROFIT

LEASED SALES

BOOK INVENTORY

NET PROPERTY & EQUIPMENT

J-1

Exhibit C

The Seller is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, except for any such failure that would have a Seller Material Adverse Effect.

The execution, delivery and performance of the Stock Purchase Agreement by the Seller and the consummation by the Seller of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Seller.  The Stock Purchase Agreement constitutes the valid and binding obligation of the Seller, and is enforceable in accordance with its terms.

Neither the execution, delivery or performance of the Stock Purchase Agreement, nor the consummation of the transactions contemplated thereby, will (i) violate or conflict with or result in a breach, in any material respect of any Law binding the Seller, or (ii) violate, conflict with or constitute a default under any constituent documents of the Seller.